      As filed with the Securities and Exchange Commission on October 26, 2001
                                                    Registration No. 333-69520

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                AMENDMENT NO. 1
                                      TO

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ______________________

                            DELHAIZE AMERICA, INC.*
            (Exact name of registrant as specified in its charter)

        North Carolina                                      5411                                      56-0660192
(State or other jurisdiction of         (primary standard industrial classification code)          (I.R.S. Employer
 incorporation or organization)                                                                   Identification No.)

                             2110 Executive Drive
                                 P.O. Box 1330
                     Salisbury, North Carolina 28145-1330
                                (704) 633-8250
              (Address, including zip code, and telephone number,
       Including area code, of registrant's principal executive offices)
                             R. William McCanless
                            Delhaize America, Inc.
                             2110 Executive Drive
                                 P.O. Box 1330
                     Salisbury, North Carolina 28145-1330
                                (704) 633-8250
           (Name, address, including zip code, and telephone number
                  Including area code, of agent for service)

                            ______________________

                                   Copy to:
                            Stephen E. Older, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              590 Madison Avenue
                           New York, New York 10022
                                (212) 872-1000

                            ______________________

  Approximate date of commencement of proposed sale of securities to the public:
As promptly as practicable after expiration of the exchange offer described herein.

                            ______________________

  If the securities being registered on this Form are offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________



* Includes certain subsidiaries of Delhaize America, Inc. identified on the following page.


                            ______________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                FOOD LION, LLC
            (Exact name of registrant as specified in its charter)

        North Carolina                                   5411
(State or other jurisdiction of       (primary standard industrial classification          (I.R.S. Employer
incorporation or organization)                           code)                            Identification No.)

                              HANNAFORD BROS. CO.
            (Exact name of registrant as specified in its charter)

             Maine                                       5411                               01-0345166 and
(State or other jurisdiction of       (primary standard industrial classification             01-0345516
incorporation or organization)                           code)                             (I.R.S. Employer
                                                                                          Identification No.)

                        KASH N' KARRY FOOD STORES, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                      5411                                 95-4161591
(State or other jurisdiction of       (primary standard industrial classification          (I.R.S. Employer
incorporation or organization)                           code)                            Identification No.)

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may+ +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


        PROSPECTUS    SUBJECT TO COMPLETION DATED OCTOBER 26, 2001


                            [LOGO] DELHAIZE AMERICA

                            Delhaize America, Inc.

                                _______________

                   OFFER TO EXCHANGE ALL OF OUR OUTSTANDING

                      $600,000,000 7.375% Notes Due 2006
                                      and
                     $1,100,000,000 8.125% Notes Due 2011
                                      and
                    $900,000,000 9.000% Debentures Due 2031

                                      for

                      $600,000,000 7.375% Notes Due 2006
                                      and
                     $1,100,000,000 8.125% Notes Due 2011
                                      and
                    $900,000,000 9.000% Debentures Due 2031

      all of which have been registered under the Securities Act of 1933

                           _________________________


Payment of principal, premium, if any, and interest on the exchange securities will be fully and unconditionally and jointly and severally guaranteed by some of our wholly-owned subsidiaries. We will pay interest on the exchange securities semi-annually on April 15 and October 15 of each year. The exchange securities will be general unsecured obligations of our company and our subsidiaries that guarantee the exchange securities. The terms of the exchange securities are identical in all material respect to the old securities, except for the absence of transfer restrictions and registration rights applicable to the old securities. We may redeem the exchange securities at any time at the redemption prices described on page 82 under "Description of the Exchange Securities-Optional Redemption."



The exchange offer will expire at 5:00 p.m., New York City time, on ________, 2001, unless extended. Tenders of outstanding old securities may be withdrawn at any time prior to expiration of the exchange offer.



We will not receive any proceeds from the exchange offer. The exchange securities are new securities and there is currently no established market for them. The exchange of old securities for exchange securities will not be a taxable event for U.S. federal income tax purposes.


See "Risk Factors" beginning on page 15 for a discussion of factors that you should consider before tending your old securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is _____, 2001.

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
                    Summary......................................................................     3
                    Risk Factors.................................................................    15
                    Cautionary Statement Regarding
                    Forward-Looking Statements...................................................    21
                    Use of Proceeds..............................................................    22
                    Capitalization...............................................................    23
                    Delhaize America Selected Financial Data.....................................    24
                    Unaudited Pro Forma Income Statements........................................    26
                    The Exchange Offer...........................................................    28
                    Management's Discussion and Analysis of Financial Condition and Results of
                     Operations..................................................................    39
                    Our Company..................................................................    53
                    The Guarantees...............................................................    62
                    Management...................................................................    63
                    Certain Relationships and Related Transactions...............................    77
                    Description of the Exchange Securities.......................................    78
                    Material United States Tax Considerations....................................    93
                    Plan of Distribution.........................................................    99
                    Experts......................................................................   100
                    Legal Matters................................................................   100
                    Where You Can Find More Information..........................................   100
                    Index to Financial Statements................................................   F-1

                                    SUMMARY

     The following summary contains basic information about our company and the exchange offer. It may not contain all the information that is important to you in making your decision to exchange old securities for exchange securities. More detailed information appears elsewhere in this prospectus and in our consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of the Exchange Securities" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the exchange securities.

                                  Our Company


     We are a leading supermarket operator in the United States with over 1,400 stores in 16 states in the eastern United States and operate primarily under the banners Food Lion, Hannaford and Kash n' Karry. We believe that our banners have the largest or second largest market shares among supermarket operators in terms of annual sales in North Carolina, South Carolina, Virginia, Maine, New Hampshire and Vermont. For fiscal 2000, we reported pro forma sales of approximately $14.3 billion and pro forma net income of approximately $80.4 million. Actual Adjusted EBITDA has increased from $603.4 million in fiscal 1996 to $956.5 million in fiscal 2000. As of June 30, 2001, we had total consolidated debt outstanding of approximately $3.2 billion and total capital lease obligations of approximately $631.4 million, resulting in total debt of approximately $3.9 billion.



     We believe that we are well positioned to capitalize on opportunities that currently exist in the U.S. supermarket industry. We seek to differentiate ourselves from our competitors through our competitive strengths, which include:



  .  Leading market shares and strong brand recognition;

  .  Strong operating margins and cost control;

  .  Track record of reducing leverage;

  .  Diversification through multiple banners and multiple markets;

  .  Experienced management team;

  .  Attractive store base;


  .  Distribution efficiencies;


  .  High penetration of customer loyalty card programs;


  .  Significant investment in management information systems; and


  .  Operation as an integrated global group.

                              The Exchange Offer


     On April 19, 2001, we completed the private offering of $600,000,000 7.375% notes due 2006, $1,100,000,000 8.125% notes due 2011 and $900,000,000 9.000%
debentures due 2031, which we refer to in this prospectus as the old securities. We used the proceeds of this offering to repay in full the $2.4 billion outstanding under our $2.5 billion term loan facility. In the exchange offer, we are offering to exchange for your old securities, exchange securities that are identical in all material respects to your old securities except that the exchange securities have been registered under the Securities Act, are not subject to the transfer restrictions applicable to the old securities and will be issued free of any covenants regarding exchange or registration rights.

     The old securities that you do not tender or that we do not accept will, following the exchange offer, continue to be old securities. Therefore, you may only transfer or resell them in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the exchange securities in exchange for the old securities under the exchange offer only following the satisfaction of the procedures and conditions described in the section of this prospectus entitled "The Exchange Offer."

     Because we anticipate that most holders of the old securities will elect to exchange their old securities for exchange securities, we expect that the liquidity of the markets, if any, for any old securities remaining after the completion of the exchange offer will be substantially limited. Any old securities tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the old securities.


Initial Offering of the Old Securities....   We sold the old securities on April
                                             19, 2001 to the initial purchasers,
                                             which were represented by Salomon
                                             Smith Barney Inc., Chase Securities
                                             Inc. and Deutsche Banc Alex. Brown.
                                             The initial purchasers subsequently
                                             resold the old securities to
                                             qualified institutional buyers
                                             pursuant to Rule 144A under the
                                             Securities Act and outside the
                                             United States in accordance with
                                             Regulation S under the Securities
                                             Act.

Registration Rights Agreement.............   Simultaneously with the initial
                                             sale of the old securities, we
                                             entered into a registration rights
                                             agreement for the exchange offer.
                                             In the registration rights
                                             agreement, we agreed, among other
                                             things, to use our reasonable best
                                             efforts to file a registration
                                             statement with the Securities and
                                             Exchange Commission and to complete
                                             this exchange offer by December 17,
                                             2001 or within 240 days of issuing
                                             the old securities. The exchange
                                             offer is intended to satisfy your
                                             rights under the registration
                                             rights agreement. After the
                                             exchange offer is complete, you
                                             will no longer be entitled to any
                                             exchange or registration rights
                                             with respect to your outstanding
                                             securities.


The Exchange Offer........................   We are offering to exchange:

                                             .  Up to $600,000,000 aggregate
                                                principal amount of our 7.375%
                                                old notes due 2006 for up to
                                                $600,000,000 aggregate principal
                                                amount of our 7.375% exchange
                                                notes due 2006;

                                             .  Up to $1,100,000,000 aggregate
                                                principal amount of our 8.125%
                                                old notes due 2011 for up to
                                                $1,100,000,000 aggregate
                                                principal amount of our 8.125%
                                                exchange notes due 2011; and

                                             .  Up to $900,000,000 aggregate
                                                principal amount of our 9.000%
                                                old debentures due 2031 for up
                                                to $900,000,000 aggregate
                                                principal amount of our 9.000%
                                                exchange debentures due 2031.

                                             You may exchange old securities in
                                             integral multiples of $1,000
                                             principal amount only.

Purpose...................................   The purpose of the exchange offer
                                             is to give you the opportunity to
                                             exchange your old securities for
                                             exchange securities that have been
                                             registered under the Securities
                                             Act.

Additional Interest.......................   If the registration statement that
                                             contains this prospectus is not
                                             declared effective by the
                                             Securities and Exchange Commission
                                             by November 16, 2001 or if we do
                                             not complete the exchange offer by
                                             December 17, 2001, a registration
                                             default will occur and we will be
                                             required to pay additional interest
                                             equal to 0.25% per annum to each
                                             holder of old securities until all
                                             registration defaults are cured.
                                             Any additional interest payable
                                             will be paid to holders on the next
                                             interest payment date for the old
                                             securities.


Resale....................................   We believe that the exchange
                                             securities issued pursuant to the
                                             exchange offer in exchange for old
                                             securities may be offered for
                                             resale, resold and otherwise
                                             transferred by you (unless you are
                                             an "affiliate" of our company
                                             within the meaning of Rule 405
                                             under the Securities Act) without
                                             compliance with the registration
                                             and prospectus delivery provisions
                                             of the Securities Act, so long as
                                             you are acquiring the exchange
                                             securities in the ordinary course
                                             of your business and you have not
                                             engaged in, do not intend to engage
                                             in, and have no arrangement or
                                             understanding with any person to
                                             participate in, a distribution of
                                             the exchange securities.

                                             Each participating broker-dealer
                                             that receives exchange securities
                                             for its own account under the
                                             exchange offer in exchange for old
                                             securities that were acquired by
                                             the broker-dealer as a result of
                                             market-making or other trading
                                             activity must acknowledge that it
                                             will deliver a prospectus in
                                             connection with any resale of the
                                             exchange securities. See the
                                             section of this prospectus entitled
                                             "Plan of Distribution."

                                             Any holder of old securities who:

                                             .  is an affiliate or our company;

                                             .  does not acquire exchange
                                                securities in the ordinary
                                                course of its business; or

                                             .  exchanges old securities in the
                                                exchange offer with the
                                                intention to participate or for
                                                the purpose of
                                                participating, or has an
                                                arrangement or understanding
                                                with any person to participate,
                                                in a distribution of exchange
                                                securities,

                                             must, in the absence of an
                                             exemption, comply with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act in connection with
                                             the resale of the exchange
                                             securities.

Expiration of the Exchange Offer;
 Withdrawal of Tender......................  The exchange offer will expire at
                                             5:00 p.m., New York City time, on
                                             [_________], 2001, or a later date
                                             and time to which we may extend it.
                                             We do not currently intend to
                                             extend the expiration of the
                                             exchange offer. You may withdraw
                                             your tender of old securities under
                                             the exchange offer at any time
                                             before expiration of the exchange
                                             offer. Any old securities not
                                             accepted for exchange for any
                                             reason will be returned without
                                             expense to you promptly after the
                                             expiration or termination of the
                                             exchange offer.

Conditions to the Exchange Offer...........  The exchange offer is not conditioned upon any minimum
                                             principal amount of old securities
                                             being tendered for exchange.
                                             However, the exchange offer is
                                             subject to customary conditions,
                                             which we may waive. Please read the
                                             section of this prospectus entitled
                                             "The Exchange Offer--Conditions to
                                             the Exchange Offer" for more
                                             information regarding the
                                             conditions to the exchange offer.

Procedures for Tendering Old Securities....  To tender book-entry interests in old securities in the exchange
                                             offer, you must transfer your old
                                             securities into the exchange
                                             agent's account in accordance with
                                             The Depository Trust Company's, or
                                             DTC's, Automated Tender Offer
                                             Program, which is commonly referred
                                             to as ATOP. In lieu of delivering a
                                             manually-executed letter of
                                             transmittal to the exchange agent,
                                             a computer-generated message, in
                                             which the holder of the old
                                             securities acknowledges and agrees
                                             to be bound by the terms of the
                                             letter of transmittal, must be
                                             transmitted by DTC on behalf of a
                                             holder and received by the exchange
                                             agent before 5:00 p.m., New York
                                             City time, on the expiration date
                                             of the exchange offer. In all other
                                             cases, a letter of transmittal must
                                             be manually executed and received
                                             by the exchange agent before 5:00
                                             p.m., New York City time, on the
                                             expiration date of the exchange
                                             offer. See the section of this
                                             prospectus entitled "The Exchange
                                             Offer--Procedures for Tendering"
                                             for more information.

                                             By signing or agreeing to be bound
                                             by the letter of transmittal, you
                                             will represent to us that, among
                                             other things:

                                             .  any exchange securities that you
                                                receive will be acquired in the
                                                ordinary course of your
                                                business;

                                             .  you have no arrangement or
                                                understanding with any person or
                                                entity to participate in a
                                                distribution of the exchange
                                                securities;

                                             .  if you are not a broker-dealer,
                                                that you are not engaged in and
                                                do not intend to engage in the
                                                distribution of the exchange
                                                securities;

                                             .  if you are a broker-dealer that
                                                will receive exchange securities
                                                for your own account in exchange
                                                for old securities that were
                                                acquired as a result of market-
                                                making or other trading
                                                activities, that you will
                                                deliver a prospectus, as
                                                required by law, in connection
                                                with any resale of those
                                                exchange securities; and

                                             .  you are not an "affiliate," as
                                                defined in Rule 405 of the
                                                Securities Act, of us or, if you
                                                are an affiliate, that you will
                                                comply with any applicable
                                                registration and prospectus
                                                delivery requirements of the
                                                Securities Act.

Special Procedures for Beneficial
Owners.....................................  If you are a beneficial owner of old securities that are registered
                                             in the name of a broker, dealer,
                                             commercial bank, trust company or
                                             other nominee, and you want to
                                             tender old securities in the
                                             exchange offer, you should contact
                                             the registered holder promptly and
                                             instruct the registered holder to
                                             tender on your behalf. If you wish
                                             to tender on your own behalf, you
                                             must, before completing and
                                             executing the letter of transmittal
                                             and delivering your old securities,
                                             either make appropriate
                                             arrangements to register ownership
                                             of the old securities in your name
                                             or obtain a properly completed bond
                                             power from the registered holder.
                                             The transfer of registered
                                             ownership may take considerable
                                             time and may not be able to be
                                             completed before the expiration of
                                             the exchange offer.

Guaranteed Delivery Procedures.............  If you wish to tender your old securities and time will not permit
                                             your required documents to reach
                                             the exchange agent by the
                                             expiration date of the exchange
                                             offer or certificates for
                                             registered securities cannot be
                                             delivered on time, you may tender
                                             your old securities under the
                                             procedures described in the section
                                             of this prospectus entitled "The
                                             Exchange Offer--Guaranteed Delivery
                                             Procedures."

Effect on Holder of Old Securities.........  If you are a holder of old securities and you do not tender
                                             your old securities in the exchange
                                             offer, you will continue to hold
                                             your old securities and will be
                                             entitled to all the rights and
                                             subject to all the limitations
                                             applicable to the old securities in
                                             the indenture and the supplemental
                                             indentures related to the
                                             indenture.

                                             The trading market for old
                                             securities could be adversely
                                             affected if some but not all of the
                                             old securities are tendered
                                             and accepted in the exchange offer.

Consequences of Failure to Exchange........  All untendered old securities will remain subject to the restrictions
                                             on transfer provided for in the old
                                             securities and in the indenture and
                                             the supplemental indentures related
                                             to the indenture. Generally, the
                                             old securities that are not
                                             exchanged for exchange securities
                                             pursuant to the exchange offer will
                                             remain restricted securities and
                                             may not be offered or sold unless
                                             registered under the Securities
                                             Act, except pursuant to an
                                             exemption from, or in a transaction
                                             not subject to, the Securities Act
                                             and applicable state securities
                                             laws. Other than in connection with
                                             the exchange offer, we do not
                                             currently anticipate that we will
                                             register the old securities under
                                             the Securities Act.

                                             If you fail to tender your old
                                             securities in the exchange offer,
                                             you will not have any further
                                             rights under the registration
                                             rights agreement, including any
                                             right to require us to register
                                             your old securities or to pay
                                             liquidated damages.

Important Federal Income Tax
Considerations.............................  The exchange of old securities for exchange securities in the exchange
                                             offer will not be a taxable event
                                             for U.S. federal income tax
                                             purposes. See the section of this
                                             prospectus entitled "Material
                                             United States Tax Considerations"
                                             for a more detailed description of
                                             the tax consequences of the
                                             exchange.

Use of Proceeds............................  We will not receive any proceeds from the issuance of exchange
                                             securities pursuant to the exchange
                                             offer.

                            The Exchange Securities


     The terms of the exchange securities and the old securities are identical in all material respects, except that the terms of the exchange securities do not include the transfer restrictions and registration rights relating to the old securities. The exchange securities will bear interest from October 15, 2001, which will be the most recent date that interest has been paid on the old securities prior to the exchange offer. Old securities accepted for exchange will accrue interest from and after the date of completion of the exchange offer.

Issuer Delhaize America, Inc., a North Carolina corporation

Subsidiary Guarantors         Our wholly-owned subsidiaries, Food Lion, LLC,
                              Hannaford Bros. Co. and Kash n' Karry Food Stores,
                              Inc. will fully and unconditionally and jointly and severally guarantee all amounts payable under the exchange securities, including principal and interest.


Securities Offered            $600,000,000 7.375% notes due 2006
                              $1,100,000,000 8.125% notes due 2011
                              $900,000,000 9.000% debentures due 2031

Interest Payment Dates        April 15 and October 15 of each year, commencing
                              April 15, 2002


Ranking The exchange securities will be unsecured general obligations of our company. The guarantees of our subsidiaries will be unsecured general obligations of each subsidiary. The exchange securities are pari passu, or equal in rank, to our other indebtedness. As of June 30, 2001, we had indebtedness of $642 million other than the old securities.


Optional Redemption           The exchange securities will be redeemable in
                              whole or in part, at our option, at any time, at a redemption price equal to the greater of:

                              .  the principal amount being redeemed; or

                              . the sum of the present values of the remaining scheduled payments of principal and interest on the securities being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points in the case of the exchange notes due 2006 , 40 basis points in the case of the exchange notes due 2011 and 50 basis points in the case of the exchange debentures due 2031, plus in each case accrued interest to the redemption date.

Restrictive Covenants         The indenture contains covenants that limit our
                              ability and the ability of our subsidiaries to, among other things:

                              .  incur liens;

                              .  consummate specified sale or leaseback
                                 transactions; or

                              .  enter into guarantees.

                              For more details on these restrictions, see the section of this prospectus entitled "Description of the Exchange Securities--Covenants."

Our History

       We were incorporated in 1957 and Delhaize Freres et Cie "Le Lion" S.A., which we refer to in this prospectus as Delhaize Le Lion, first invested in our company in 1974. We reorganized as a holding company in 1999 to promote flexibility in the daily management of our different businesses, with each banner maintaining a product offering tailored to local market demand while taking advantage of economies of scale and the sharing of best practices. We acquired Kash n' Karry in December 1996 and Hannaford Bros. in July 2000. At the end of fiscal 2000, we had approximately 120,000 full and part-time employees. Our principal executive offices are located at 2100 Executive Drive, P.O. Box 1330, Salisbury, North Carolina 28145-1330. Our telephone number at that location is (704) 633-8250. Our Internet address is http://www.delhaizeamerica.com.


                                Delhaize Group

       Delhaize Group is a food retailer headquartered in Belgium that as of June 30, 2001 operated in 10 countries and on three continents-North America, Europe and Asia. Delhaize Le Lion is the parent entity of the Delhaize Group and, together with its wholly-owned subsidiary Delhaize The Lion America, owns all of our capital stock. As of June 30, 2001, Delhaize Group's sales network, which includes directly operated, franchised and affiliated stores, consisted of 2,440 stores. Our company operates 1,443 of Delhaize Group's network of stores. Delhaize Group's sales network also includes store formats other than supermarkets, such as convenience stores, discount stores and specialty stores. As of June 30, 2001, Delhaize Group employed approximately 148,810 people.


     Delhaize Group's net sales for the six months ended June 30, 2001 were approximately (Euro)10.5 billion, an increase of 40.2% over net sales of approximately (Euro)7.5 billion for the six months ended June 30, 2000. Our company represented approximately 80% of Delhaize Group's net sales during the six months ended June 30, 2001. During the six months ended June 30, 2001, approximately (Euro)8.3 billion of Delhaize Group's net sales were from operations in the United States, approximately (Euro)1.6 billion were from operations in Belgium, approximately (Euro)0.5 billion were from other European operations and approximately (Euro)0.1 billion were from Asia. Delhaize Group's increase in net sales during the six months ended June 30, 2001 compared to the six months ended June 30, 2000 was primarily due to our acquisition of Hannaford Bros. and organic growth of both U.S. and Belgian retail operations.

     We and Delhaize Le Lion have explored the advisability of cross-guaranteeing each other's indebtedness for borrowed money and other financial indebtedness and believe that there may be operational and financial benefits to such an arrangement. While we do not expect to implement any cross-guarantees until at least the first quarter of 2002, we can not assure you that we will implement the cross-guarantees or if we do, when. The indenture governing the securities limits our ability to implement the cross-guarantees if the cross-guarantees would adversely affect our credit ratings. See "Description of the Exchange Securities--Certain Covenants of Our Company--Limitation on Guarantees."


                      The Delhaize Le Lion Share Exchange

     As of the date of this prospectus, Delhaize Le Lion and Delhaize The Lion America, a wholly-owned subsidiary of Delhaize Le Lion, owned all of our company's voting stock. On April 25, 2001, our company and Delhaize Le Lion consummated a share exchange transaction in which Delhaize Le Lion acquired all of the shares of our company which it did not already own. Our shareholders exchanged their shares of common stock for either American Depositary Receipts, or ADRs, of Delhaize Le Lion, which are listed on The New York Stock Exchange, or ordinary shares of Delhaize Le Lion, which are listed on Euronext Brussels. For a more detailed description of the Delhaize Le Lion share exchange, see the section of this prospectus entitled "Certain Relationships and Related Transactions."


                           The Subsidiary Guarantors

     Food Lion, Hannaford Bros. and Kash n' Karry, our wholly-owned subsidiaries, are fully and unconditionally and jointly and severally guaranteeing each series of the exchange securities and any old securities not tendered.


                            Regulatory Requirements

     Other than the filing of the registration statement of which this prospectus is a part and certain blue sky filings, there are no federal or state regulatory requirements that must be complied with in connection with the exchange offer.

                    DELHAIZE AMERICA SUMMARY FINANCIAL DATA

     The following summary historical consolidated financial information has been derived from our historical financial statements and should be read in conjunction with the consolidated financial statements and notes thereto that are included elsewhere in this prospectus. On April 25, 2001, we became a wholly-owned subsidiary of Delhaize Le Lion as a result of the Delhaize Le Lion share exchange. In connection with the recording of the accounting basis of Delhaize Le Lion in our financial statements, a new entity has been deemed created for financial reporting purposes. Accordingly, in this prospectus, the periods prior to the date of the Delhaize Le Lion share exchange relate to the "predecessor company" and the periods subsequent to the date of the Delhaize Le Lion share exchange relate to the "successor company". The results of operations for the six months ended June 30, 2001 may not be indicative of the results to be expected for the year ending December 29, 2001.


                                        Successor
                                       Company (1)                         Predecessor Company(1)
                                       -----------                         ----------------------  Fiscal Year Ended
                                                                                                   -----------------
                                                        Period From
                                        Period From     December 31,     Six Months
                                     April 29, 2001 to  2000 to April      Ended         December 30,   January 1,      January 2,
                                      June 30, 2001       28, 2001     June 17, 2000(2)     2000          2000             1999
                                      -------------       --------     ---------------      ----          ----             ----
                                       (unaudited)       (unaudited)     (unaudited)
Operating Data:
Net sales and other revenues........     $2,594,781       $4,735,066       $5,131,225     $12,669,932    $10,891,231    $10,230,840
Cost of goods sold..................      1,924,028        3,556,165        3,864,966       9,562,855      8,209,491      7,794,754
Operating expenses..................        535,123          978,518          998,879       2,522,094      2,077,781      1,894,989
Merger expense (3)..................         14,107           25,984            2,944          38,546          1,465             --
Store closing provision (4).........          1,212            2,288            7,997          42,834         12,605         14,321
Asset impairment provision (5)......             --               --               --          26,961          1,495          3,460
Operating income....................        120,311          172,111          256,439         476,642        588,394        523,316
Interest expense....................         63,636          108,362           55,374         213,057        103,820         95,334
Income before income taxes..........         56,675           63,749          201,065         263,585        484,574        427,982
Net income..........................         29,397           34,198          124,657         155,486        300,435        272,585

Other Data:
Adjusted EBITDA (6).................     $  228,479       $  363,415       $  401,580     $   956,495    $   866,295    $   801,770
Cash flows from
 operating activities...............        265,186          275,130          218,594         646,205        505,921        441,079
Cash flows provided by (used in)
 investing activities...............        (66,593)        (119,163)        (167,798)     (2,964,000)      (391,266)      (246,208)
Cash flows provided by (used in)
 financing activities...............       (188,640)        (175,814)        (144,418)      2,259,710        (44,526)      (164,619)
Depreciation and amortization.......     $   92,440       $  162,259       $  130,315     $   372,541    $   258,512    $   236,021
Ratio of earnings to fixed charges..           1.7x             1.5x             3.2x            1.9x           4.0x           3.7x
 (7)
Store count.........................          1,443            1,436            1,300           1,420          1,276          1,207
Total gross retail square footage
 (in thousands).....................         52,531           52,156           44,932          51,366         43,020         38,887

Capital expenditures................     $   68,338       $  122,577       $  156,343     $   392,968    $   410,888    $   356,058

Balance Sheet Data:
Cash and cash equivalents...........     $  125,742                -       $  100,099     $   135,636    $   193,721    $   123,592
Total assets........................      8,716,767                -        4,002,525       7,926,796      3,977,015      3,696,303
Long-term debt (8)..................      3,043,749                -          426,654         455,240        426,930        429,763
Total debt (9)......................      3,241,826                -          663,641       3,321,436        731,764        533,281
Total capital lease obligations.....        631,400                -          530,459         631,094        502,819        514,600
 (10)
Shareholders' equity................      3,127,736                -        1,759,817       2,441,159      1,678,866      1,598,922

__________


(1) The Delhaize Le Lion share exchange was accounted for using the purchase method of accounting. Although the Delhaize Le Lion share exchange was consummated on April 25, 2001, we have accounted for the Delhaize Le Lion share exchange beginning on April 29, 2001. Accordingly, effective as of the close of our April 28, 2001 fiscal period, we recorded adjustments to reflect the accounting basis of Delhaize Le Lion in our financial statements. These adjustments principally included changes to the valuation of certain of our tangible and intangible assets, net of deferred tax liabilities and compensation expense related to the exchange of our stock options for Delhaize Le Lion options, with a corresponding increase in stockholders' equity in the amount of approximately $783.4 million. The preliminary allocation of the Delhaize Le Lion share exchange purchase price to our assets and liabilities was based on estimates of our management, and our management does not expect the final allocation to have a material effect on our consolidated financial position or results of operations. This preliminary allocation resulted in additional intangible asset and goodwill amortization.

    expense for the period from April 29, 2001 to June 30, 2001 in the amount of approximately $4.9 million, net of tax. The amortization periods used were approximately 10 years for identifiable intangible assets and 40 years for goodwill.


(2) 24-week period in 2000 compared to a 26-week period in 2001. In fiscal 2001, we adjusted our calendar year to four 13-week quarters to align our calendar year with Delhaize Group's calendar year.


(3) Merger expense includes the amortization of costs incurred in connection with obtaining the approximately $2.5 billion term loan facility for our acquisition of Hannaford Bros. and costs incurred in connection with our share exchange with Delhaize Le Lion, including a charge to compensation expense related to the exchange of our stock options for Delhaize Le Lion options.

(4) Store closing provision includes costs incurred in connection with the decisions to close 6 stores and 5 stores in the six months ended June 30, 2001 and June 17, 2000, respectively, and the decisions to close 36 stores, 16 stores and 33 stores in fiscal 2000, 1999 and 1998, respectively.
(5) Asset impairment provision includes the write-down of a portion of the recorded asset values of certain of our stores to estimated realizable values.

(6) Adjusted EBITDA is defined by our company as earnings before interest, taxes, depreciation, amortization, LIFO income/expense, merger expense, store closing provision and asset impairment provision. We do not represent Adjusted EBITDA as an alternative measure to net income or cash flow from operations, which is determined in accordance with U.S. GAAP. Investors should note that our calculation of Adjusted EBITDA might differ from similarly titled measures for other companies.

(7) For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges and less capitalized interest. Fixed charges are defined as the sum of interest on all indebtedness, including capitalized interest, amortization of debt issuance cost and one-third of annual rental expense, which we believe to be representative of an interest factor. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the registration statement of which this prospectus is a part.
(8) Long-term debt consists of the portion of total long-term debt that matures subsequent to fiscal 2001.
(9) Total debt consists of short-term borrowings and total long-term debt, but does not include total capital lease obligations.
(10) Total capital lease obligations consist of the current and long-term portion of present value of net minimum lease payments on capital leases.

                                 RISK FACTORS

   You should carefully consider the following factors and the other information in this prospectus before deciding to exchange your old securities for exchange securities.

                      Risks Related to the Exchange Offer


There are no established trading markets for the exchange securities and any markets for the exchange securities may be illiquid, which may make it difficult for you to resell your exchange securities.



     The exchange securities are new issues of securities with no active trading markets. We do not intend to apply for listing or quotation of the exchange securities on any exchange or automated quotation system. Therefore, we cannot assure you that markets for the exchange securities will develop in the future, that you will be able to sell your exchange securities or the price that you will receive when you sell your exchange securities. In addition, the liquidity of, and trading market for the exchange securities could be adversely affected by many factors, including changes in interest rates and declines and volatility in the market for similar securities, as well as by changes in our financial condition or results of operations.


Some people who participate in the exchange offer must deliver a prospectus in connection with resales of exchange securities.

     Based on no-action letters issued by the staff of the Securities and Exchange Commission, we believe that unless you are an affiliate of our company within the meaning of Rule 405 under the Securities Act, you may offer for resale, resell or otherwise transfer exchange securities without compliance with the registration and prospectus delivery requirements of the Securities Act, so long as you acquired the exchange securities in the ordinary course of business and have no arrangement or understanding with respect to the distribution of the exchange securities to be acquired in the exchange offer. However, if you tender old securities for the purpose of participating in a distribution of the exchange securities, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In these cases, if you transfer exchange securities without delivering a prospectus or without an exemption from registration, you may incur liabilities under the Securities Act. We do not and will not assume or indemnify you against this liability.


If you do not exchange your old securities for exchange securities, they may be difficult to resell because of restrictions on transfer.


     It may be difficult for you to sell old securities that are not exchanged in the exchange offer, since any old securities not exchanged will remain subject to the restrictions on transfer provided for in Rule 144 under the Securities Act. These restrictions on transfer of your old securities exist because we issued the old securities under an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, old securities that are not exchanged for exchange securities in the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in this exchange offer, we do not intend to register the exchange securities under the Securities Act.

     To the extent any old securities are tendered and accepted in the exchange offer, the trading market, if any, for the old securities that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.


The holders of beneficial interests in the global securities representing the exchange securities may be unable to transfer or pledge these interests if physical delivery of securities in definitive form is required by applicable law.



     Ownership and transfer of beneficial interests in the global securities representing the exchange securities are effected through the records of The Depository Trust Company, or DTC. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, the holders of beneficial interests in the global securities may be unable to transfer or pledge these interests if physical delivery of securities in definitive form is required by applicable law.

The holders of beneficial interests in the global securities representing the exchange securities may be unable to transfer or pledge these interests if physical delivery of securities in definitive form is required by applicable law.


You must follow the exchange offer procedures carefully in order to receive the exchange securities.

     If you do not follow the procedures described in this prospectus for tendering your old securities, you will not receive the exchange securities. Further, if you want to tender your old securities in exchange for exchange securities, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of any defects or irregularities with respect to tenders of old securities for exchange securities. For additional information, please refer to the section of this prospectus beginning on page 32 entitled "The Exchange Offer--Procedures for Tendering."


                   Risks Related to the Exchange Securities

     Each of the risks described in this section with respect to the exchange securities are equally applicable to the old securities.

We have substantial debt outstanding that could negatively impact our business and prevent us from fulfilling our obligations under the securities.

     We have substantial debt outstanding. As of June 30, 2001, we had total consolidated debt outstanding of approximately $3.2 billion and total capital lease obligations of approximately $631.4 million, resulting in total debt of approximately $3.9 billion. In addition, we had $975 million of unused commitments available under our revolving credit facilities. Our high level of debt could:

     . make it difficult for us to satisfy our obligations, including making interest payments under the securities and our other debt obligations;

     . limit our ability to obtain additional financing to operate or grow our business;

     . limit our financial flexibility in planning for and reacting to industry changes;

     . place us at a competitive disadvantage as compared to less leveraged companies;

     . increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates; and

     . require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing the availability of our cash flow for other purposes.

     We may incur additional debt to fund our capital expenditures and working capital needs and to finance future acquisitions. If we incur additional debt, it is more likely that we will experience some or all of the risks described above. In addition, the indenture governing the terms of the exchange securities does not restrict our ability to incur additional debt.

Our ability to generate positive cash flows depends on factors often beyond our control and if we do not have sufficient cash flows, we may be unable to service our debt, which could lead to a default.


     Our ability to pay principal and interest on the exchange securities and on our other debt depends on our future operating performance. Future operating performance is subject to market conditions and business factors that are often beyond our control. Consequently, we cannot assure you that we will have sufficient cash flows to pay the principal, premium, if any, and interest on our debt. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow these alternative measures or that such measures would satisfy our scheduled debt service obligations. If we cannot make scheduled payments on our debt, we will be in default and, as a result:

     . our debt holders could declare all outstanding principal and interest to be due and payable;

     . our lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

     .    we could be forced into bankruptcy or liquidation.

     If we fail to comply with covenants contained in agreements related to our debt, we would commit an event of default and our borrowings might become due.



     Our debt requires us to comply with various covenants, which include maintaining specified financial ratios and meeting specific financial tests. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in us being required to repay these borrowings before their due date. If we were unable to make this repayment or otherwise refinance these borrowings, our lenders could foreclose on our assets. If we were unable to refinance these borrowings on favorable terms, our business could be adversely impacted.


The covenants contained in agreements related to our outstanding debt do not restrict or limit our ability to enter into various transactions that could adversely affect our capital structure or otherwise negatively affect holders of exchange securities.

     The covenants in the agreements governing our outstanding debt, including the indenture governing the old securities and exchange securities, do not restrict our ability to make dividend payments to our shareholders, enter into acquisitions, asset dispositions, make capital expenditures or effect recapitalizations or other highly leveraged transactions that could increase the amount of our outstanding debt. As a result, transactions that we enter into in the future could adversely affect our capital structure or otherwise negatively affect holders of exchange securities.

We are a holding company and depend on the business of our subsidiaries to satisfy our obligations under the exchange securities.

     We are a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our debt, including the exchange securities and amounts owing under our revolving credit facilities, depends upon our subsidiaries' cash flow and their payment of funds to us. Our subsidiaries are not obligated to make funds available to us for payment on the exchange securities or otherwise. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. These payments may not be adequate to pay interest and principal on the exchange securities upon any acceleration that may occur as a result of an event of default or when the exchange securities otherwise come due and payable.

If we commit an event of default under the agreements governing our indebtedness and our indebtedness is accelerated, we may not be able to immediately pay all principal amounts and accrued interest.

     As of June 30, 2001, we had cash and cash equivalents of $125.7 million. As a result, if we commit an event of default under the agreements governing our indebtedness, which include the indenture related to the old securities and the exchange securities, and our indebtedness is accelerated, we will not be able to immediately pay all principal amounts and accrued interest.

If we and Delhaize Le Lion cross guarantee each other's indebtedness, we may be required to use funds to satisfy our obligations under the cross guarantee.

     As of June 30, 2001, Delhaize Le Lion reported that it had approximately
(Euro)5.3 billion of outstanding indebtedness. If we and Delhaize Le Lion cross guarantee each other's indebtedness and Delhaize Le Lion's indebtedness is subsequently accelerated and becomes due as a result of an event of default, we may be required to use funds to satisfy our obligations under the cross guarantee. If this occurs, we may have less funds available for making interest payments on the exchange securities and our other indebtedness.


We currently pay and expect to continue paying significant dividends on the shares of our common stock, which reduces the amount of funds available to holders of our debt securities in the event of a default.


     We currently pay significant dividends on the shares of our common stock and expect to continue to do so. In fiscal 2000, we paid dividends of approximately $92.9 million, representing approximately 60% of our net income during this period. During the six month period ended June 30, 2001, we paid dividends of approximately $28.6 million, representing approximately 40% of our net income during this period. Future dividends that we declare will be payable to Delhaize Le Lion and Delhaize The Lion America, our sole shareholders. As a result, the amount of funds available to holders of the securities in the event of our default on the exchange securities would be reduced.

Fraudulent conveyance laws may result in the subordination or avoidance of the subsidiary guarantees of the exchange securities.

     Our obligations under the exchange securities will be fully and unconditionally and jointly and severally guaranteed to the extent described in this prospectus by some of our direct and indirect wholly-owned subsidiaries. Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of the guarantees issued by our subsidiaries.


     To the extent that a court of competent jurisdiction were to find that any of the subsidiary guarantors incurred a guarantee with the intent to hinder, delay or defraud any present or future creditor or did not receive fair consideration or reasonably equivalent value for issuing its guarantee and:

     . was insolvent or rendered insolvent because of the issuance of its guarantee;

     . was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

     . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

then the court could subordinate or avoid all or part of its guarantee in favor of its other creditors. To the extent that a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of exchange securities guaranteed by that subsidiary may no longer have a claim against the subsidiary and would only be creditors of our company and any other subsidiary guarantors.

     We and our subsidiaries that guaranteed the exchange securities believe that the issuance of the guarantees will not be a fraudulent conveyance. We cannot assure you, however, that a court passing on this question would reach the same conclusion.

                          Risks Related to Operations


Delhaize Le Lion directly and indirectly beneficially owns all of our voting stock, which allows it to exercise significant control over our operations and board of directors.


     Delhaize Le Lion, by itself and through its wholly-owned subsidiary, Delhaize The Lion America, currently own all of our company's voting stock and exercise significant control over our operations and board of directors. As a result, Delhaize Le Lion has the ability to direct the actions of our company with respect to matters such as the payment of dividends, material acquisitions and dispositions and other extraordinary corporate transactions.


Transactions between our company and Delhaize Le Lion or other affiliated companies could raise conflict of interest issues, which could harm our operations.

     Some of our executive officers and directors, such as Pierre-Olivier Beckers, Hugh G. Farrington and R. William McCanless, are also executive officers of Delhaize Le Lion and our other affiliates. As a result, conflicts of interest may arise between our company on one side of a transaction and Delhaize Le Lion or another affiliate on the other side of a transaction. We cannot assure you that our relationships with Delhaize Le Lion or our other affiliates will be harmonious and successful and any disagreements with Delhaize Le Lion or our other affiliates could negatively affect the execution of our business plan. Due to the significance of our relationship with Delhaize Le Lion, any event or circumstance that adversely affects Delhaize Le Lion or any problem related to any of our agreements with Delhaize Le Lion could have an adverse effect on our operations, operating results and financial condition.

     In addition, although we have entered into agreements with Delhaize Le Lion and our other affiliates on an arms-length basis, we cannot assure you that any future agreements with Delhaize Le Lion or our other affiliates will be entered into on such basis.


Our results are subject to risks relating to competition and narrow profit margins in the supermarket industry that could adversely affect our net income and cash generated from operations.

     The supermarket industry is highly competitive and generally characterized by narrow profit margins. Our competitors include international, national, regional and local:

  .  supermarket chains;

  . supercenters that sell products typically sold by supermarkets and discount chains;

  .  independent grocery stores;

  .  specialty food stores;

  .  warehouse club stores;

  .  retail drug chains;

  .  convenience stores;

  .  membership clubs;

  .  general merchandisers; and

  .  discount retailers.

     We compete on a local level and our competition is different in each of our markets. Each of our banners competes against Wal-Mart. Food Lion's principal supermarket chain competitors are Winn-Dixie, Kroger, Ahold and Harris Teeter. Hannaford's principal supermarket chain competitors are Shaw's, Price Chopper and DeMoulas. Kash n' Karry's principal supermarket chain competitors are Publix, Winn-Dixie and Albertson's.

     Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. To the extent that we reduce prices to maintain or grow our market share in the face of competition, net income and cash generated from operations could be adversely affected. In addition, there are a number of supercenters in our markets that sell products typically sold by supermarkets and discount stores. Some of our competitors have greater financial, distribution, purchasing and marketing resources than we do. Our profitability could be impacted by the pricing, purchasing, financing, advertising or promotional decisions made by competitors.

We are dependent upon and may be unable to retain our executive officers, and if we lose any one of them, our business may suffer.

     We depend upon the continued contributions of our executive officers. Our management team is important because of its extensive experience in and knowledge of the food retailing industry. The loss or unavailability to us of any member of our senior management team could significantly harm us.

We may not be able to attract, train and retain a sufficient number of qualified personnel to maintain and grow our business and may experience increased labor costs as a result of our hiring efforts.


     Our success depends in part on our ability to attract, train and retain qualified personnel in all areas of our business. We compete with other businesses in our markets to attract, train and retain employees. Tight labor markets, increased overtime, government mandated increases in the minimum wage and a higher proportion of full-time employees could result in an increase in labor costs that could materially impact our results of operations. A shortage of qualified employees may require us to increase our wage and benefits offerings in order to effectively compete in the hiring and retention of qualified employees or to hire more expensive temporary employees. Increased labor costs could increase our cost of sales, with the result of decreasing our profits or increasing our losses. We cannot assure you that we can fully absorb any increased labor costs through our efforts to increase efficiencies in other areas of our operations. Any significant failure to attract, train and retain qualified personnel or to control labor costs could cause our results of operations to suffer.

If we are unable to locate appropriate real estate or enter into real estate leases on commercially acceptable terms, we may be unable to open new stores.

     Our ability to open new supermarkets is dependent upon identifying appropriate real estate and entering into leases on commercially acceptable terms for properties that are suitable for our needs. If we fail to identify appropriate real estate and enter into leases on a timely basis for any reason, including our inability due to competition from other companies seeking similar sites, our growth may be impaired because we may be unable to open new stores as anticipated. Similarly, our business may be harmed if we are unable to renew the leases on our existing stores on commercially acceptable terms.

We may not be able to achieve the anticipated benefits of our acquisition of Hannaford Bros.

     We acquired Hannaford Bros. with the expectation that the acquisition would result in opportunities for economies of scale and operating efficiencies. We will not be able to achieve the benefits of the acquisition unless we are able to successfully and efficiently integrate the operations of our company and Hannaford Bros. We cannot assure you that this will occur. In addition, the consolidation of operations requires substantial attention from management. Any diversion of management's attention and any difficulties encountered in the transition and integration process could prevent us from achieving the cost savings and other benefits anticipated to result from our acquisition of Hannaford Bros.

Because of the number of properties owned and leased by our company, we have a potential risk of environmental liability.

     We are subject to federal, regional, state and local laws, regulations and ordinances that govern activities and operations that may have adverse environmental effects and impose liability for the costs of cleaning up, and certain damages arising from, sites of past spills, disposals or other releases of hazardous materials. Under applicable environmental laws, we may be responsible for the remediation of environmental conditions and may be subject to associated liabilities relating to our stores, warehouses and offices and the land on which our stores, warehouses and offices are situated, regardless of whether we lease, sublease or own the stores, warehouses or offices in question, and regardless of whether such environmental conditions were created by our company or by a prior owner or tenant. We cannot assure you that environmental conditions relating to prior, existing or future store sites will not harm our company.

             Risk Related to the Delhaize Le Lion Share Exchange


We may not be able to achieve the anticipated benefits of the Delhaize Le Lion share exchange.

     Delhaize Le Lion and our company expect that the share exchange consummated between our companies on April 25, 2001 will create operating synergies. Delhaize Le Lion and our company will not be able to achieve these synergies unless we are able to efficiently integrate the operations of our two companies. Additionally, the integration of our two companies requires significant management attention. Any difficulties encountered in the integration of our companies could result in Delhaize Le Lion and our company not achieving the anticipated synergies and benefits of the share exchange.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as ''believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus.

     In addition to the risk factors described in the "Risk Factors" section beginning on page 15 of this prospectus, the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

     . changes in the general economy or in the primary markets of our company;

     .    changes in consumer spending;

     .    competitive factors;

     . the nature and extent of continued consolidation in the supermarket industry;

     .    an adverse determination with respect to litigation or other claims;

     . inability to develop new stores or to remodel stores as rapidly as planned;

     .    stability of product costs; and

     .    supply or quality control problems with vendors.

     These factors and the other risk factors described in this prospectus or incorporated by reference are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we cannot assure you that projected results or events will be achieved.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange securities under the exchange offer. In consideration for issuing the exchange securities as contemplated by this prospectus, we will receive the old securities in like principal amount, the terms of which are identical in all material respects to the exchange securities. The old securities surrendered in exchange for the exchange securities will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange securities will not result in any increase of our indebtedness or capital stock. We used the net proceeds of the offering of old securities to repay in full the $2.4 billion outstanding under our $2.5 billion loan facility that expired in July 2001. We used the remaining net proceeds to repay other existing debt and other financial obligations.

                                CAPITALIZATION

     The following table sets forth our debt and capitalization at June 30, 2001.


                                                                                    At June 30, 2001
                                                                                 ----------------------
                                                                                      (unaudited)
                                                                                 (dollars in thousands)
Short-term debt:
  Notes payable...............................................................         $   71,000
  Current portion of long-term debt...........................................            127,077
                                                                                       ----------

     Total short-term debt....................................................         $  198,077
                                                                                       ----------

Long-term debt:
  7.375% notes due 2006.......................................................         $  600,000
  8.125% notes due 2011.......................................................          1,100,000
  9.000% debentures due 2031..................................................            900,000
  Other long-term debt........................................................            443,749
                                                                                       ----------

     Total long-term debt.....................................................         $3,043,749
                                                                                       ----------

Shareholder's equity:
  Class A non-voting common stock, 90,718,904,458 shares issued and
  outstanding.................................................................             53,149
  Class B voting common stock, 75,290,542 shares issued and outstanding.......             37,645
  Additional paid-in capital..................................................          2,385,595
  Other comprehensive income/(loss), net of tax...............................            (57,615)
  Retained earnings...........................................................            708,962
                                                                                       ----------
     Total shareholder's equity...............................................         $3,127,736
                                                                                       ----------
     Total capitalization.....................................................         $6,369,562
                                                                                       ==========

                   DELHAIZE AMERICA SELECTED FINANCIAL DATA

     The following selected historical consolidated financial information has been derived from our historical financial statements and should be read in conjunction with the consolidated financial statements and notes thereto that are included elsewhere in this prospectus. On April 25, 2001, we became a wholly-owned subsidiary of Delhaize Le Lion as a result of the Delhaize Le Lion share exchange. In connection with the recording of the accounting basis of Delhaize Le Lion in our financial statements, a new entity has been deemed created for financial reporting purposes. Accordingly, in this prospectus, the periods prior to the date of the Delhaize Le Lion share exchange relate to the "predecessor company" and the periods subsequent to the date of the Delhaize Le Lion share exchange relate to the "successor company". The selected data for the six months ended June 17, 2000, the period from December 31, 2000 to April 28, 2001 and the period from April 29, 2001 to June 30, 2001 have been derived from our unaudited consolidated financial statements which, in our opinion, contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. The results of operations for the six months ended June 30, 2001 may not be indicative of the results to be expected for the year ending December 29, 2001.


                                            Successor
                                           Company (1)                       Predecessor Company (1)
                                           -----------                  ---------------------------------


                                                           Period From    Six Months                 Fiscal Year Ended
                                           Period From     December 31,     Ended                    -----------------
                                        April 29, 2001 to  2000 to April   June 17,      December 30,    January 1,    January 2,
                                          June 30, 2001      28, 2001      2000(2)           2000           2000           1999
                                          -------------      --------      --------          ----           ----           ----
                                           (unaudited)     (unaudited)   (unaudited)

                                                                               (dollars in thousands)
Operating data:
Net sales and other revenues..........     $2,594,781     $4,735,066      $5,131,225      $12,669,932    $10,891,231   $10,230,840
Cost of goods sold....................      1,924,028      3,556,165       3,864,966        9,562,855      8,209,491     7,794,754
Operating expenses....................        535,123        978,518         998,879        2,522,094      2,077,781     1,894,989
Merger expense (3)....................         14,107         25,984           2,944           38,546          1,465            --
Store closing provision (4)...........          1,212          2,288           7,997           42,834         12,605        14,321
Asset impairment provision (5)........             --             --              --           26,961          1,495         3,460
Operating income......................        120,311        172,111         256,439          476,642        588,394       523,316
Interest expense......................         63,636        108,362          55,374          213,057        103,820        95,334
Income before income taxes............         56,675         63,749         201,065          263,585        484,574       427,982
Net income............................         29,397         34,198         124,657          155,486        300,435       272,585

Adjusted Other data:
Adjusted EBITDA (6)...................     $  228,479     $  363,415      $  401,580      $   956,495    $   866,295   $   801,770
Cash flows from
 operating activities.................        265,186        275,130         218,594          646,205        505,921       441,079
Cash flows provided by (used in)
 investing activities.................        (66,593)      (119,163)       (167,798)      (2,964,000)      (391,266)     (246,208)
Cash flows provided by (used in)
 financing activities.................       (188,640)      (175,814)       (144,418)       2,259,710        (44,526)     (164,619)
Depreciation and amortization.........     $   92,440     $  162,259      $  130,315      $   372,541    $   258,512   $   236,021
Ratio of earnings to fixed
charges (7)...........................            1.7x           1.5x            3.2x             1.9x           4.0x          3.7x
Store count...........................          1,443          1,436           1,300            1,420          1,276         1,207
Total gross retail square footage
 (in thousands).......................         52,531         52,156          44,932           51,366         43,020        38,887
Capital expenditures..................     $   68,338     $  122,577      $  156,343      $   392,968    $   410,888   $   356,058

Balance Sheet Data:
Cash and cash equivalents.............     $  125,742                     $  100,099      $   135,636    $   193,721   $   123,592
Total assets..........................      8,716,767                      4,002,525        7,926,796      3,977,015     3,696,303
Long-term debt (8)....................      3,043,749                        426,654          455,240        426,930       429,763
Total debt (9)........................      3,241,826                        663,641        3,321,436        731,764       533,281
Total capital lease obligations (10)..        631,400                        530,459          631,094        502,819       514,600
Shareholders' equity..................      3,127,736                      1,759,817        2,441,159      1,678,866     1,598,922

                                            January 3,       December 28,
                                            1998(11)(12)         1996
                                            ------------         ----
Operating data:
Net sales and other revenues............   $10,205,802        $9,015,502
Cost of goods sold......................     7,857,106         6,972,239
Operating expenses......................     1,866,529         1,615,386
Merger expense (3)......................            --                --
Store closing provision (4).............        84,402           (27,600)
Asset impairment provision (5)..........            --            22,187
Operating income........................       397,765           433,290
Interest expense........................       115,389            80,520
Income before income taxes..............       282,376           352,770
Net income..............................       172,250           215,220

Other data:
Adjusted EBITDA (6).....................   $   711,974        $  603,414
Cash flows from operating activities....       354,910           428,341
Cash flows provided by (used in)
  investing activities..................      (313,562)         (355,952)
Cash flows provided by (used in)
  financing activities..................      (163,443)           73,011
Depreciation and amortization...........   $   219,833        $  165,286
Ratio of earnings to fixed charges (7)..           2.7x              3.7x
Store count.............................         1,157             1,112
Total gross retail square footage
 (in thousands).........................        36,107            32,615
Capital expenditures....................   $   346,134        $  283,564

Balance Sheet Data:
Cash and cash equivalents...............   $    93,340        $  215,435
Total assets............................     3,515,406         3,593,099
Long-term debt (8)......................       586,355           495,111
Total debt (9)..........................       668,880           746,094
Total capital lease obligations (10)....       510,355           491,005
Shareholders' equity....................     1,333,185         1,225,088


________
(1) The Delhaize Le Lion share exchange was accounted for using the purchase method of accounting. Although the Delhaize Le Lion share exchange was consummated on April 25, 2001, we have accounted for the Delhaize Le Lion share exchange beginning on April 29, 2001. Accordingly, effective as of the close of our April 28, 2001 fiscal period, we recorded adjustments to reflect the accounting basis of

     Delhaize Le Lion in our financial statements. These adjustments principally included changes to the valuation of certain of our tangible and intangible assets, net of deferred tax liabilities, with a corresponding increase in stockholders' equity in the amount of approximately $783.4 million. The preliminary allocation of the Delhaize Le Lion share exchange purchase price to our assets and liabilities was based on estimates of our management, and our management does not expect the final allocation to have a material effect on our consolidated financial position or results of operations. This preliminary allocation resulted in additional intangible asset and goodwill amortization expense for the period from April 29, 2001 to June 30, 2001 in the amount of approximately $4.9 million, net of tax. The amortization periods used were approximately 10 years for identifiable intangible assets and 40 years for goodwill.

(2) 24 week period in 2000 compared to a 26-week period in 2001. In fiscal 2001, we adjusted our calendar year to four 13-week quarters to align our calendar year with Delhaize Group's calendar year.

(3) Merger expense includes the amortization of costs incurred in connection with obtaining the approximately $2.5 billion term loan facility for our acquisition of Hannaford Bros. and costs incurred in connection with our share exchange with Delhaize Le Lion, including a charge to compensation expense related to the exchange of our stock options for Delhaize Le Lion options.

(4) Store closing provision includes costs incurred in connection with the decisions to close 6 stores and 5 stores in the six months ended June 30, 2001 and June 17, 2000, respectively and the decisions to close 36 stores, 16 stores and 33 stores in fiscal 2000, 1999 and 1998, respectively.
(5) Asset impairment provision includes the write-down of a portion of the recorded asset values of certain of our stores to estimated realizable values.

(6) Adjusted EBITDA is defined by our company as earnings before interest, taxes, depreciation, amortization, LIFO income/expense, merger expense, store closing provision and asset impairment provision. We do not represent Adjusted EBITDA as an alternative measure to net income or cash flow from operations, which is determined in accordance with U.S. GAAP. Investors should note that our calculation of Adjusted EBITDA might differ from similarly titled measures for other companies.

(7) For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges and less capitalized interest. Fixed charges are defined as the sum of interest on all indebtedness, including capitalized interest, amortization of debt issuance cost and one-third of annual rental expense, which we believe to be representative of an interest factor. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the registration statement of which this prospectus is a part.
(8) Long-term debt consists of the portion of total long-term debt that matures subsequent to fiscal 2001.
(9) Total debt consists of short-term borrowings and total long-term debt, but does not include total capital lease obligations.
(10) Total capital lease obligations consist of the current and long-term portion of present value of net minimum lease payments on capital leases.


(11) In the 3rd quarter of 1997, we recorded a charge of $84.4 million, pre-tax, related to the divestiture of stores in the southwest market.



(12) Results of operations of Kash n' Karry, acquired in December 1996, are included in our results of operations beginning in the first quarter of fiscal 1997.

                     UNAUDITED PRO FORMA INCOME STATEMENTS

  The following unaudited pro forma income statements are presented based on the historical financial statements of our company with adjustment for the effects of our acquisition of Hannaford Bros. on July 31, 2000, based on the assumptions and adjustments explained in the notes below. The unaudited pro forma condensed consolidated statements of income assume that our acquisition of Hannaford Bros. was consummated at the beginning of fiscal 2000, and reflect adjustments to give effect to the disposition of Hannaford Bros. stores in the southeastern United States in connection with the acquisition and Hannaford Bros.' sale of a majority interest in an Internet-based grocery retail business.

  The unaudited pro forma condensed consolidated statements of income are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been realized had the Hannaford Bros. acquisition been consummated at the beginning of fiscal 2000, nor are they necessarily indicative of our future consolidated results of operations.

  These unaudited pro forma condensed consolidated statements of income should be read in conjunction with and are qualified by our historical consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

                                             Delhaize America for the      Hannaford Bros.
                                                  52 weeks ended        for the 30 weeks ended      Pro forma       Pro forma
                                                December 30, 2000           July 31, 2000        Adjustments (1)   Consolidated
                                                -----------------           -------------        ---------------   ------------
                                                                         (dollars in thousands)
Net sales and other revenues..............    $     12,669,932          $     1,992,449          $  (359,315)      $   14,303,066
Cost of goods sold........................           9,562,855                1,496,579             (283,623)          10,775,811
Selling and administrative expense........           2,522,094                  393,171              (10,376)(2)        2,904,889
Asset impairment provision................              26,961                       --                   --               26,961
Store closing charge......................              42,834                  107,473             (107,473)              42,834
Merger expense............................              38,546                   12,968                 (352)              51,162
                                              ----------------          ---------------          -----------       --------------
Operating income..........................             476,642                  (17,742)              42,509              501,409
Interest expense..........................             213,057                   10,572              112,288 (3)          335,917
                                              ----------------          ---------------          -----------       --------------
Income before income taxes................             263,585                  (28,314)             (69,779)             165,492
Provision for income taxes................             108,099                  (10,759)             (12,201)(4)           85,139
                                              ----------------          ---------------          -----------       --------------
Net income................................    $        155,486          $       (17,555)         $   (57,578)      $       80,353
                                              ================          ===============          ===========       ==============

                                             Delhaize America for the      Hannaford Bros.
                                                  24 weeks ended           for the 26 weeks           Pro forma        Pro forma
                                                                                                      ---------        ---------
                                                   June 17, 2000         ended July 31, 2000     Adjustments (5)(6)   Consolidated
                                                 -----------------       -------------------     ------------------   ------------
                                                                         (dollars in thousands)
Net sales and other revenues..............       $    5,131,225            $   1,718,357         $      128,422       $  6,978,004
Cost of goods sold........................            3,864,966                1,283,228                101,222          5,249,416
Selling and administrative expense........              998,879                  345,075                 69,807  (7)     1,413,761
Asset impairment provision................                   --                       --                     --                 --
Store closing charge......................                7,997                  103,939               (103,439)             8,497
Merger expense............................                2,944                       --                  2,390              5,334
                                                 --------------            -------------         --------------       ------------
Operating income..........................              256,439                  (13,885)                58,442            300,996
Interest expense..........................               55,374                    9,258                100,672  (3)       165,304
                                                 --------------            -------------         --------------       ------------
Income before income taxes................              201,065                  (23,143)               (42,230)           135,692
Provision for income taxes................               76,408                   (8,404)                (3,725) (4)        64,279
                                                 --------------            -------------         --------------       ------------
Net income................................       $      124,657            $     (14,739)        $      (38,505)      $     71,413
                                                 ==============            =============         ==============       ============

_____________

(1) Includes adjustments related to Hannaford Bros.' sale or closure of its 51 southeastern U.S. retail locations and its sale of a majority interest in HomeRuns.com, an Internet-based grocery retail business. The pro forma adjustments related to the southeastern U.S. market divestiture include the elimination of net sales and other revenues of $356,014, cost of goods sold of $281,378, selling and administrative expense of $85,156 and store closing charges of $107,473, all of which specifically related to the divested southeastern U.S. market for the period from the beginning of fiscal 2000 to the acquisition date. The pro forma adjustments related to Hannaford Bros.' sale of a majority interest in HomeRuns.com include the elimination of net sales and other revenues of $3,301, cost of goods sold of $2,245 and selling and administrative expense of $3,847 for the period prior to Hannaford Bros.' sale of a majority interest in HomeRuns.com.
(2) Represents the amortization, on a straight line basis, of the acquired identifiable intangible assets and goodwill resulting from the Hannaford Bros. acquisition over the estimated useful lives of these assets which range from two to 40 years and the effect on property and equipment depreciation resulting from the adjustment to fair market value in the application of purchase accounting. The pro forma adjustment to increase amortization and depreciation expense was approximately $78.6 million, which, combined with the elimination of selling and administrative expenses as described in Note 1 above totaling $89.0 million, result in the pro forma adjustment of $10.4 million shown in the table above. The following table summarizes the useful lives used for goodwill and the identified intangible assets:

                                                                    Useful
                                               Valuation             life
                                               ---------             ----
                                         (dollars in millions)
     Goodwill.........................         $   2,594           40 years
     Trademarks.......................         $     229           40 years
     Distribution network.............         $     123           40 years
     Workforce........................         $      61         2-13 years
     Favorable lease rights...........         $      39         Lease term
     Prescription files...............         $      28           15 years


(3) Includes the interest expense effect of approximately $2.6 billion of additional debt as a result of the Hannaford Bros. acquisition. In connection with the initial financing of the cash consideration of our acquisition of Hannaford Bros., management has assumed an average interest rate (based on 30-day London Interbank Offered Rate, or LIBOR, plus a margin) of approximately 7.4%. The effect of an interest rate change of 1/8 of 1% would increase/decrease interest expense approximately $3.2 million per year.

(4) Includes the anticipated tax effect of the pro forma adjustments listed in notes 1-3 and notes 5-7 (excluding goodwill amortization). The principal difference in the effective tax rate for the consolidated pro forma statements of income relates to the non-deductible amortization of goodwill. We assumed a 38% (combined for federal and state tax) statutory tax rate in the tax calculation.

(5) Includes adjustments related to Hannaford Bros.' sale or closure of its 51 southeastern U.S. retail locations and its sale of a majority interest in HomeRuns.com, an Internet-based grocery retail business. The pro forma adjustments related to the southeastern U.S. market divestiture include the elimination of net sales and other revenues of $319,627, cost of goods sold of $247,153, selling and administrative expense of $80,034 and store closing charges of $103,939, all of which specifically related to the divested southeastern U.S. market for the period from the beginning of fiscal 2000 to the end of the 26-week period ended July 1, 2000. The pro forma adjustments related to Hannaford Bros.' sale of a majority interest in HomeRuns.com include the elimination of net sales and other revenues of $3,301, cost of goods sold of $2,245 and selling and administrative expense of $3,847 for the period prior to Hannaford Bros.' sale of a majority interest in HomeRuns.com.

(6) In 2001, we adjusted our calendar year to four 13 week quarters to align our calendar year with Delhaize Group's calendar year. As a result, pro forma adjustments have been made to adjust the 24 weeks ended June 17, 2000 to the new calendar for comparability. These adjustments included an increase in net sales and other revenues of $451,350, an increase in cost of goods sold of $350,620, an increase in selling and administrative costs of $86,660, an increase in merger expense of $2,390 and an increase in store closing expense of $500.

(7) Represents the amortization, on a straight line basis, of the acquired identifiable intangible assets and goodwill resulting from the Hannaford Bros. acquisition over the estimated useful lives of these assets which range from two to 40 years and the effect on property and equipment depreciation resulting from the adjustment to fair market value in the application of purchase accounting. The pro forma adjustment to increase amortization and depreciation expense was approximately $67.0 million, which, combined with the adjustment to selling and administrative expenses as described in Notes 2 and 5 above totaling $2.8 million and calendar adjustments included in Note 6 above, result in the pro forma adjustment of $69.8 million shown in the table above. See Note 2 for the useful lives used for goodwill and the identified intangible assets.

                              THE EXCHANGE OFFER


Purpose of the Exchange Offer

     The exchange offer will give holders of old securities the opportunity to exchange the old securities, which we issued on April 19, 2001, for exchange securities that have been registered under the Securities Act. The exchange securities will be identical in all material respects to the old securities, except that the exchange securities have been registered under the Securities Act, are not subject to the transfer restrictions applicable to the old securities and will not have exchange or registration rights.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old securities in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

     The registration rights agreement provides that, promptly after the registration statement has been declared effective, we will offer to holders of old securities the opportunity to exchange their old securities for exchange securities having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their old securities. We will keep the exchange offer open for at least 20 business days (or longer if we are required to by applicable law) after the date notice of the exchange offer is mailed to the holders of outstanding securities and use our reasonable best efforts to complete the exchange offer no later than 30 days after the effective date of the registration statement.

     The exchange securities will be accepted for clearance through DTC, and each series of exchange securities will have new CUSIP numbers.

     We will promptly notify you if we are not permitted to conduct the exchange offer because of a change in the rules of the Securities and Exchange Commission, if the exchange offer is not completed by December 17, 2001 or within 240 days of the issuance of the old securities or if the exchange securities issued in the exchange offer are not freely tradeable (other than because the holder is an affiliate of our company or is a person that must deliver a prospectus in connection with the resale). In any of these cases, we will file a shelf registration covering resales of the affected securities on or prior to the later of November 16, 2001, or the 210th day after the issuance of the old securities or the 30th day after such filing obligation arises, use our reasonable best efforts to cause the shelf registration statement to be declared effective on or prior to December 17, 2001, or the 240th day after the issuance of the old securities or within 60 days of a request of an initial purchaser of the old securities and use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years from issuance of the old securities (or, if Rule 144(k) under the Securities Act is amended to provide a shorter restrictive period, the shorter period) or the time when all of the old securities have been sold thereunder or are already freely tradeable.

     In the event that a shelf registration statement is filed, we will provide to each affected holder copies of the prospectus that is a part of the shelf registration statement, notify each affected holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a prospectus to purchasers. A selling holder will also be subject to certain of the civil liability provisions under the Securities Act in connection with sales and will be bound by the provisions of the registration rights agreement that are applicable to it, including certain indemnification rights and obligations.

     If we are permitted under the rules of the Securities and Exchange Commission to conduct the exchange offer and the exchange offer registration statement is not declared effective on or prior to November 16, 2001, or the 210th day following our issuance of the old securities or the exchange offer is not consummated on or prior to December 17, 2001, or the 240th day following our issuance of the old securities or the shelf registration statement is not declared effective on or prior to the required dates (any of such dates being referred to as a registration default), additional interest amounts will accrue on the affected securities from and including the day immediately following the date of such registration default until it is cured, in each case at a rate equal to 0.25% per year. However, the aggregate additional interest amounts payable will in no event be more than 0.25% per year. Additional interest amounts will accrue only for those days that a registration default occurs and is continuing. Any additional interest amounts will be payable to holders in the same manner as interest payments on the old securities, with payment being made on the interest payment dates of April 15 and October 15. You will not be entitled to receive any additional interest if you were, at any time while the exchange offer was pending, eligible to exchange and did not validly tender your old securities for exchange securities in the exchange offer.

Transferability of the Exchange Securities

     We believe that exchange securities issued under the exchange offer in exchange for old securities may be offered for resale, resold or otherwise transferred by a holder of exchange securities without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of the Securities Act if:

  . the holder is not an "affiliate" of our company, as defined in Rule 405 under the Securities Act;

  . the exchange securities are acquired in the ordinary course of the holder's business; and

  . the holder does not participate, intend to participate or have an arrangement or understanding with any person to participate, in a distribution of the exchange securities.

     Any holder who exchanges old securities for exchange securities with the intention of participating in any manner in a distribution of the exchange securities must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available, in connection with any offer for resale, resale or other transfer of the exchange securities.

     This prospectus may be used for an offer to resell, resale or other retransfer of the exchange securities. With regard to broker-dealers, only broker-dealers that acquired the old securities as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange securities for its own account in exchange for old securities, where the old securities were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange securities. Please read the section of this prospectus entitled "Plan of Distribution" for more information regarding the transfer of exchange securities.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any old securities properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on [___________], 2001, the date that the exchange offer expires. We may extend this date and time in our sole discretion. After authentication of the exchange securities by the trustee under the indenture governing the securities or an authenticating agent, we will issue and deliver $1,000 principal amount of exchange securities in exchange for each $1,000 principal amount of outstanding old securities accepted in the exchange offer. Holders may tender some or all of their old securities pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof. The exchange securities will be delivered on the earliest practicable date following the date that the exchange offer expires.

     The form and terms of the exchange securities will be identical in all material respects to the form and terms of the old securities, except that the exchange securities:

     .  will be registered under the Securities Act;

     .  will not be subject to transfer restrictions; and

     . will be issued free of any covenants regarding exchange and registration rights.

     The exchange securities will evidence the same debt as the old securities. The exchange securities will be issued under and be entitled to the benefits of the same indenture and supplemental indentures that authorized the issuance of the old securities and reflect the subsidiary guarantees.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of the old securities being tendered for exchange.

     As of the date of this prospectus, there was outstanding $600,000,000 aggregate principal amount of the 7.375% notes, $1,100,000,000 aggregate principal amount of the 8.125% notes and $900,000,000 aggregate principal amount of the 9.000% debentures. This prospectus and the letter of transmittal are being sent to all registered holders of old securities. There will be no fixed record date for determining registered holders of old securities entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, the rules and regulations of the Securities and Exchange Commission and applicable state securities laws. Old securities that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that their holders have under the indenture and the supplemental indentures relating to the old securities and the exchange securities.

     We will be deemed to have accepted for exchange properly tendered old securities when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent is The Bank of New York, which also serves as trustee under the indenture and the supplemental indentures that govern the securities. The exchange agent will act as agent of the tendering holders of old securities who surrender them in the exchange offer for the purposes of receiving the exchange securities from us and delivering the exchange securities to their holders. The exchange agent will make the exchange promptly on the date of acceptance for exchange of the old securities. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old securities not previously accepted, upon the occurrence of any of the conditions specified below in the section entitled "--Conditions to the Exchange Offer."

     Holders who tender old securities in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old securities. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the section "--Solicitation of Tenders, Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

Expiration of the Exchange Offer; Extensions; Amendments

     The exchange offer will expire at 5:00 p.m., New York City time, on [______], 2001 unless, in our sole discretion, we extend the date and time of the exchange offer. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement. We have no obligation to publish, advise or otherwise communicate any delay in acceptance, extension, termination or amendment of the exchange offer other than by making a timely press release to a financial news service. We may also publicly communicate these matters in any other appropriate manner of our choosing.

     We reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. If any of the conditions set forth below under "-- Conditions to the Exchange Offer" has occurred and has not been waived by us, we expressly reserve the right, in our sole discretion, by giving oral or written notice to the exchange agent, to:

     . delay acceptance of, or refuse to accept, any old securities not previously accepted;

     .    extend the exchange offer; or

     .    terminate the exchange offer.

     We will, as promptly as practicable, give the registered holders of the old securities oral or written notice of any delay in acceptance, extension, termination or amendment of the exchange offer. If the exchange offer is amended in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment and we will extend the exchange offer to the extent required by law. If the exchange offer is terminated, federal law requires that we promptly either exchange or return all old securities that have been tendered.

Interest on the Exchange Securities

     Interest on the exchange securities will accrue from October 15, 2001, which was the most recent date that interest was paid on the old securities prior to the exchange offer. The exchange notes due 2006 will bear interest at a rate of 7.375% per annum, the exchange notes due 2011 will bear interest at a rate of 8.125% per annum and the exchange debentures due 2031 will bear interest at a rate of 9.000% per annum. Interest on the exchange securities will be payable semi-annually, on April 15 and October 15 of each year. Assuming that the exchange offer is consummated after October 15, 2001 as anticipated, interest on the exchange securities will first become payable beginning on April 15, 2002.


Conditions to the Exchange Offer

     Despite any other terms of the exchange offer, we will not be required to accept for exchange, or to exchange securities for, any old securities, and may terminate or amend the exchange offer as provided in this prospectus before accepting any old securities for exchange if, in our judgment:

     . the exchange offer, or the making of any exchange by a holder of old securities, would violate applicable law or any applicable interpretations of the staff of the Securities and Exchange Commission;

     . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer; or

     . the exchange securities to be received will not be tradable by the holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

     We will not be obligated to accept for exchange the old securities of any holder that has not made to us:

     . the representations described under the sections of this prospectus "--Procedures for Tendering" and "Plan of Distribution"; and

     . any other representations that may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange securities under the Securities Act.

     You should refer to the section below entitled "--Expiration of the Exchange Offer; Extensions; Amendments" for a discussion of possible actions by our company if any of the foregoing conditions occur.

     These conditions are solely for our benefit and we may assert them regardless of the circumstances giving rise to them or waive them in whole or in part at any time and from time to time in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time and from time to time.

     We will not accept for exchange any old securities tendered and will not issue exchange securities in exchange for old securities if at that time a stop order is threatened or in effect regarding the registration statement which this prospectus constitutes a part of or the qualification of the indentures under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

     We have forwarded to you, along with this prospectus, a letter of transmittal relating to the exchange offer. Because all of the old securities are held in book-entry accounts maintained by the exchange agent at DTC, a holder need not submit a manually-executed letter of transmittal if the holder tenders old securities in accordance with the procedures mandated by DTC's ATOP system. To tender old securities without submitting a letter of transmittal, the electronic instructions sent to DTC, and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

     Only a holder of record of old securities may tender old securities in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC and either:

     .    if a letter of transmittal is to be delivered:

          . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

          . have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

          . deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     . in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder of the old securities a computer-generated message to the exchange agent in which the holder acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     In addition, either:

     . the exchange agent must receive old securities along with the letter of transmittal;

     . the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old securities into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

     . the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below in the section "--Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of old securities, a holder should contact the exchange agent at the telephone number listed below in the section entitled "--Exchange Agent."

     The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and our company in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old securities may tender the old securities in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old securities held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     If old securities, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old securities to our company. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old securities, either:

     . make appropriate arrangements to register ownership of the old securities in the owner's name; or

     . obtain a properly completed bond power from the registered holder of old securities.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     If the applicable letter of transmittal is signed by the record holder(s) of the old securities tendered, the signature must correspond with the name(s) written on the face of the old security without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old securities.

     A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and a savings association that is a participant in a Securities Transfer Association. The signature need not be guaranteed by an eligible guarantor institution if the old securities are tendered by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible guarantor institution.

     If the letter of transmittal is signed by a person other than the registered owner(s) of the old securities listed, then the old securities must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered owner(s) appear(s) on the face of the old securities, and also must be accompanied by such opinions of counsel, certifications and other information as we may require in accordance with the restrictions on transfer applicable to the old securities. Signatures on the old securities or bond powers must be guaranteed by an eligible guarantor institution.

     If the letter of transmittal or any old securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us, in our sole discretion, of their authority to deliver the letter of transmittal.

     We will determine, in our sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of old securities, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders that we determine not to be in proper form or the acceptance of which, or exchange for which, may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer set forth above in the section entitled "-- Conditions to the Exchange Offer" or any conditions or irregularities in any tender of old securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of old securities must be cured within the time that we determine. No tender of old securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Any old securities received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date. Our company, any of our affiliates or assigns, the exchange agent, or any other person shall not be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

     In all cases, we will issue exchange securities for old securities that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     . old securities or a timely book-entry confirmation that old securities have been transferred into the exchange agent's account at DTC; and

     . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message (as defined below).

     Holders of old securities should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the old securities from the exchange agent at its offices listed below in the section entitled "--Exchange Agent." By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of old securities will represent to us that, among other things:

     . any exchange securities that the holder receives will be acquired in the ordinary course of its business;

     . the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange securities;

     . if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange securities;

     . if the holder is a broker-dealer, that it will receive exchange securities for its own account in exchange for old securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus, as required by law, in connection with any resale of those exchange securities (see the section of this prospectus entitled "Plan of Distribution"); and

     . the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of our company or, if the holder is an affiliate, that it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.


Book-entry Transfer

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old securities at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of old securities by causing DTC to transfer such old securities into the exchange agent's DTC account in accordance with DTC's ATOP procedures for such transfer. The exchange for tendered old securities will only be made after a timely confirmation of a book-entry transfer of the old securities into the exchange agent's account, and timely receipt by the exchange agent of an agent's message.

     The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering old securities and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above under the section entitled "--Procedures for Tendering" are true and correct.

Guaranteed Delivery Procedures

     Holders who wish to tender their old securities and:

  .  whose old securities are not immediately available; or

  . who cannot deliver their old securities, the letter of transmittal or any other required documents to the exchange agent prior to the expiration of the exchange offer;

may effect a tender if:

     .    the tender is made through an eligible guarantor institution;

     . before the expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmittal, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery; and

     . the exchange agent receives the properly completed and executed letter of transmittal, or a facsimile thereof, as well as all tendered old securities in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three business days after the expiration date of the exchange offer.

     A notice of guaranteed delivery must state:

     . the name and address of the holder and the registered number(s) and the principal amount of old securities tendered;

     .    that the tender is being made by guaranteed delivery; and

     . that the holder guarantees, within three business days after the expiration of the exchange offer, a letter of transmittal or facsimile thereof, together with the certificate(s) representing the old securities to be tendered in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent.

     Upon request to the exchange agent, a form of notice of guaranteed delivery will be sent to holders who wish to tender their old securities according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, holders of old securities may withdraw their tenders at any time prior to the expiration of the exchange offer, unless previously accepted for exchange.

     For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with DTC's standard operating procedures, or a written notice of withdrawal, which may be by facsimile transmission or letter, at one of the addresses set forth below under the section entitled "--Exchange Agent."

     Any notice of withdrawal must:

     . specify the name of the person who tendered the old securities to be withdrawn;

     . identify the old securities to be withdrawn, including the certificate number(s) and principal amount of the old securities to be withdrawn;

     . be signed by the withdrawing holder in the same manner as the original signature on the letter of transmittal by which the withdrawing holder's old securities were tendered (including any required signature guarantees), or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer of the old securities into the name of the withdrawing holder; and

     . where certificates for old securities have been transmitted, specify the names in which the old securities were registered, if different from that of the withdrawing holder.

     If old securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the DTC account to be credited with the withdrawn old securities and otherwise comply with the procedures of the facility.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old securities so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer and no exchange securities will be issued with respect thereto unless the old securities withdrawn are validly retendered. We will return any old securities that have been tendered for exchange, but are not exchanged for any reason to their holder without cost to the holder. You may retender properly withdrawn old securities by following one of the procedures described above in the section entitled "--Procedures for Tendering" above at any time prior to the expiration of the exchange offer.

Exchange Agent

     The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

                               For DTC Portion:
                               ---------------

         By Registered Mail or Certified Mail:               By Hand Delivery or Overnight Carrier:
                 The Bank of New York                               The Bank of New York
                  101 Barclay Street                                 101 Barclay Street
               New York, New York 10286                       Corporate Trust Services Window
               Attention: Diane Amoroso                                 Ground Level
            Reorganization Section, 7 East                        New York, New York 10286
                                                                  Attention: Diane Amoroso
                                                               Reorganization Section, 7 East

      Facsimile Transmission (for eligible guarantor institutions only):
                                (212) 815-6339
               To confirm by telephone or for information call:
                                (212) 815-3738

     Delivery of the letter of transmittal to an address other than as shown above or transmission by facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

     We are making the principal solicitation pursuant to the exchange offer by mail and through DTC's facilities. However, our officers, regular employees and affiliates may make additional solicitations in person or by telegraph, telephone, facsimile transmission, electronic communication or similar methods.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses incurred in connection with the exchange offer and will indemnify the exchange agent for any losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the old securities and in handling or forwarding tenders for exchange.

     We will pay all expenses incurred in connection with the exchange offer, including fees and expenses of the trustee, accounting and legal fees, including the expense of one counsel for the holders of the old securities, and printing costs.

     We will pay any transfer taxes applicable to the exchange of old securities under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person if:

     . certificates representing old securities for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old securities tendered;

     . exchange securities are to be delivered to, or issued in the name of, any person other than the registered holder of the old securities;

     . tendered old securities are registered in the name of any person other than the person signing the letter of transmittal; or

     . a transfer tax is imposed for any reason other than the exchange of old securities under the exchange offer.

     If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

     We will record the exchange securities at the same carrying value as the old securities, which is the aggregate principal amount, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange securities.

Other

     Participation in the exchange offer is voluntary and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered old securities in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old securities that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old securities.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes that appear elsewhere in this prospectus. All pro forma information contained in this Management's Discussion and Analysis of Financial Condition and Results of Operation section reflects our acquisition of Hannaford Bros. and the results of operations for the six months ended July 1, 2000, and should be read in conjunction with the unaudited pro forma income statements included elsewhere in this prospectus.

     In 2001, we adjusted our calendar year to four 13 week quarters to align our calendar year with Delhaize Group's calendar year. As a result, in this Management's Discussion and Analysis of Financial Condition and Results of Operation section, we compare the 26-week period ended June 30, 2001 against the 24-week period ended June 17, 2000, unless otherwise indicated.


Overview

     On April 25, 2001, we became a wholly-owned subsidiary of Delhaize Le Lion as a result of the Delhaize Le Lion share exchange. The Delhaize Le Lion share exchange was accounted for using the purchase method of accounting. Effective as of the end of our April 28, 2001 fiscal period, we recorded adjustments to reflect the accounting basis of Delhaize Le Lion in our financial statements. These adjustments principally included changes to the valuation of certain of our tangible and intangible assets, net of deferred tax liabilities, and compensation expense related to the exchange of our stock options for Delhaize Le Lion options, with a corresponding increase in stockholders' equity in the amount of $783.4 million. The preliminary allocation of the Delhaize Le Lion share exchange purchase price to our assets and liabilities acquired was based on estimates of our management, and our management does not expect the final allocation to have a material effect on our consolidated financial position or results of operations. This preliminary allocation resulted in additional intangible asset and goodwill amortization expense for the period from April 29, 2001 to June 30, 2001 in the amount of approximately $4.9 million, net of tax. The amortization periods used were approximately 10 years for identifiable intangible assets and 40 years for goodwill. In connection with the recording of Delhaize Le Lion's accounting basis, a new entity has been deemed to be created for financial reporting purposes. Accordingly, in this prospectus, the periods prior to the date of the Delhaize Le Lion share exchange relate to the "predecessor company" and the periods subsequent to the date of the Delhaize Le Lion share exchange relate to the "successor company". The results of the predecessor company and the successor company have been combined for the six months ended June 30, 2001, since separate discussions of the 17 weeks ended April 28, 2001 and the nine week period between April 29, 2001 and June 30, 2001 are not meaningful in terms of their operating results or comparisons to the prior period. The following table sets forth unaudited consolidated statements of income for the six months ended June 30, 2001:


                                                                    Pro forma
                                             26 Weeks Ended       26 Weeks Ended      24 Weeks Ended
                                              June 30,2001         July 1,2000         June 17,2000
                                              ------------         -----------         ------------
                                               (unaudited)         (unaudited)          (unaudited)
                                                              (dollars in thousands)

                                             ---------------------------------------------------------
Net sales and other revenues..............   $      7,329,847     $     6,978,004     $      5,131,225
Cost of goods sold........................          5,480,193           5,249,416            3,864,966
Selling and administrative expenses.......          1,513,641           1,413,761              998,879
Store closing provision...................              3,500               8,497                7,997
Merger expense............................             40,091               5,334                2,944
                                             ---------------------------------------------------------

Operating income..........................            292,422             300,996              256,439
Interest expense..........................            171,998             165,304               55,374
                                             ---------------------------------------------------------
Income before income taxes................            120,424             135,692              201,065
Provision for income taxes................             56,829              64,279               76,408
                                             ---------------------------------------------------------
Net income................................   $         63,595     $        71,413     $        124,657
                                             =========================================================


     We reported net sales and other revenues of $7.3 billion for the six months ended June 30, 2001 compared to $5.1 billion for the six months ended June 17, 2000 (or $7.0 billion on a pro forma basis). Net income was $63.6 million for the six months ended June 30, 2001 compared to $124.7 million for the six months ended June 17, 2000 (or $71.4 million on a pro forma basis). Earnings before costs associated with the Hannaford Bros. acquisition and store closing provisions were $90.6 million for the six months ended June 30, 2001 compared to $131.4 million for the six months ended June 17, 2000.


     We reported net sales and other revenues of $12.7 billion in fiscal 2000, compared to $10.9 billion in fiscal 1999 and $10.2 billion in fiscal 1998. Net income was $155.5 million in fiscal 2000 compared to $300.4 million in fiscal 1999 and $272.6 million in fiscal 1998. Earnings before costs associated with the Hannaford Bros. acquisition and store closing and asset impairment provisions were $222.7 million in fiscal 2000 compared to $310.1 million and $283.6 million in fiscal 1999 and fiscal 1998, respectively.

     On July 31, 2000, we completed our acquisition of Hannaford Bros. The financial information discussed in this management's discussion and analysis includes the results of Hannaford Bros.' operations for the 22 weeks beginning July 31, 2000 and ending December 30, 2000 and for the six months ended June 30, 2001.

     During the six months ended June 30, 2001, we opened 29 new stores and closed six existing stores (including four relocations), a net increase of 23 stores. At June 30, 2001, we operated 1,443 stores, compared to 1,300 stores at June 17, 2000. We remodeled 85 stores during the six months ended June 30, 2001 compared to 56 during the six months ended June 17, 2000. During fiscal 2000, we opened 66 new stores, closed 28 existing stores (including 10 relocations) and acquired 106 stores in the Hannaford Bros. acquisition, resulting in a net increase of 144 stores. At the end of fiscal 2000, we operated 1,420 stores, compared to 1,276 stores at the end of fiscal 1999 and 1,207 stores at the end of fiscal 1998. We remodeled 173 stores in fiscal 2000, compared to 145 stores in fiscal 1999 and 141 stores in fiscal 1998.

Results of Operations

     The following table sets forth, for the periods indicated, the percentage which the listed amounts bear to net sales and other revenues:


                                               Six Months Ended                          Fiscal Year Ended
                                               ----------------                          -----------------
                                            June 30,        June 17,       December 30,       January 1,     January 2,
                                              2001            2000             2000              2000          1999
                                            -------          ------          --------          --------       -------
                                          (unaudited)     (unaudited)
Net sales and other revenues.............   100.00%          100.00%           100.00%          100.00%         100.00%
Cost of goods sold.......................    74.77            75.32             75.48            75.38           76.19
Selling and administrative expenses......    20.65            19.47             19.91            19.08           18.52
Store closing provision..................     0.05             0.15              0.34             0.12            0.14
Asset impairment provision...............       --               --              0.21             0.01            0.03
Merger expense...........................     0.55             0.06              0.30             0.01              --
                                            ------          -------        ----------         --------       ---------
Operating income.........................     3.98             5.00              3.76             5.40            5.12
Interest expense.........................     2.34             1.08              1.68             0.95            0.93
                                            ------          -------        ----------         --------       ---------
Income before income taxes...............     1.64             3.92              2.08             4.45            4.19
Provision for income taxes...............     0.78             1.49              0.85             1.69            1.52

                                            ------          -------        ----------         --------       ---------
Net income...............................     0.86%            2.43%             1.23%            2.76%           2.67%
                                            ======          =======        ==========         ========       =========


Sales

     We derive revenues primarily from the sales of products in our stores. Net sales and other revenues were $7.3 billion for the six months ended June 30, 2001 compared to $5.1 billion for the six months ended June 17, 2000 (or $7.0 billion on a pro forma basis), an increase of 42.8% (or 5.0% on a pro forma basis). Our increase in sales during the six month period ended June 30, 2001 primarily resulted from the 106 stores that we acquired in connection with the Hannaford Bros. acquisition. During the six months ended June 30, 2001 we had a net increase of 23 new store openings and we remodeled 85 stores. Comparable store sales increased 1.9% during the six months ended June 30, 2001 over the six month period ended July 1, 2000.

     Net sales and other revenues were $12.7 billion in fiscal 2000, compared to $10.9 billion in fiscal 1999 and $10.2 billion in fiscal 1998, resulting in annual increases of 16.3%, 6.5% and 0.2%, respectively. Our increase in sales in fiscal 2000 primarily resulted from 106 stores acquired in our acquisition of Hannaford Bros., the opening of 66 new stores and the remodeling of 173 existing stores. Comparable store sales, which include results from expanded and relocated stores, increased 0.8% during fiscal 2000, compared to increases of 1.8% and 2.6% in fiscal 1999 and fiscal 1998, respectively.


     At June 30, 2001, we operated 1,443 stores, which consisted of 1,194 stores operating under the Food Lion banner, 112 stores operating under the Hannaford and Shop n' Save banners and 137 stores operating under the Kash n' Karry banner. During the six months ended June 30, 2001, we opened 29 stores, including 23 Food Lion stores, four Hannaford Bros. stores and two Kash n' Karry stores, increasing our retail square footage by approximately 17% over the six month period ended June 17, 2000. During the six months ended June 30, 2001, we also remodeled 85 stores including 78 Food Lion stores, one Hannaford Bros. store and six Kash n' Karry stores. At June 30, 2001, we had 52.5 million square feet of space in our stores, representing an increase of 2.3% from the square footage amount at the end of fiscal 2000. During the six months ended June 30, 2001, we relocated four Food Lion stores and closed one Food Lion and one Kash n' Karry store.



     At the end of fiscal 2000, we operated 1,420 stores, which consisted of 1,176 stores operating under the Food Lion banner, 108 stores operating under the Hannaford and Shop 'n Save banners and 136 Kash n' Karry stores. In fiscal 2000, we opened 66 new stores, including 55 Food Lion stores, two Hannaford Bros. stores and nine Kash n' Karry stores. In fiscal 2000, we remodeled 173 stores, including 134 Food Lion stores, five Hannaford Bros. stores and 34 Kash n' Karry stores. Our remodeling efforts included the updating of equipment and properties, as well as increasing the square footage and adding deli/bakeries to select stores. At the end of fiscal 2000, we had 51.4 million square feet of space in our stores, representing an increase of 19.4% compared to 43.0 million square feet of space at the end of fiscal 1999. During fiscal 2000, we also relocated 10 Food Lion stores and closed five Food Lion stores and 13 Save 'n Pack stores. We have discontinued the Save 'n Pack banner in Florida and, as of June 30, 2001, converted three of the remaining five Save 'n Pack stores to the Kash n' Karry banner.


     We continue to benefit from our MVP and PCC customer loyalty card programs. These programs, which are primarily vendor-supported, provide our customers with additional discounts on a selection of featured items. During the six months ended June 30, 2001, the MVP customer loyalty card program at our Food Lion stores accounted for approximately 73% of sales and 53% of all transactions at Food Lion. More than 7 million households used an MVP card within the last 12 weeks of the six month period ended June 30, 2001, and their purchases were more than two times the size of non-MVP transactions. During the six months ended June 30, 2001, the PCC loyalty card program at our Kash n' Karry stores accounted for approximately 58% of sales and 42% of all transactions at Kash n' Karry. Kash n' Karry has currently issued more than one million PCC cards, and PCC card transactions were almost twice the size of non-PCC card transactions in fiscal 2000. Working with our vendors, we have increased targeted promotions and direct mail programs to our MVP and PCC card customers. We expect both the MVP and PCC loyalty card programs to continue to grow.

     In fiscal 2000, the MVP customer loyalty card program at our Food Lion stores accounted for approximately 70% of Food Lion's sales and 50% of all transactions at Food Lion stores. In fiscal 2000, the PCC loyalty card program at our Kash n' Karry stores accounted for approximately 50% of Kash n' Karry's sales and 40% of all transactions at Kash n' Karry stores.


     In fiscal 2001, we intend to open 47 new stores, including 37 Food Lion stores, six Hannaford Bros. stores and four Kash n' Karry stores, increasing our retail square footage by approximately 4%. During fiscal 2001, we also intend to relocate five stores and close three additional stores, resulting in a net increase of 39 stores. Our fiscal 2001 plans also include remodeling 150 stores, including 131 Food Lion stores, eight Hannaford Bros. stores and 11 Kash n' Karry stores. We believe that our growth plan for 2001 will enable us to maintain our competitive edge in a number of our current markets. Store remodeling, on average, adds approximately 10% to a store's sales. In addition, we will continue to evaluate our store base and may close stores to take advantage of relocation opportunities or eliminate operating losses in under-performing stores. However, our growth strategy is flexible and we intend to revise our strategy accordingly in order to meet current and future customer needs.

Gross Profit

     Gross profit as a percentage of sales was 25.23% for the six months ended June 30, 2001 compared to 24.68% for the six months ended June 17, 2000. Gross profit improvements in the first half of 2001 were primarily attributable to Food Lion as we continued programs began in the second half of 2000 that are designed to strengthen gross margin through merchandise assortment, retail pricing management and reducing inventory shrinkage.

     Gross profit as a percentage of sales was 24.52% in fiscal 2000, compared to 24.62% and 23.81% in fiscal 1999 and fiscal 1998, respectively. Gross profit in fiscal 2000 was adversely affected by the cost of markdowns, changes in the mix of products sold at our Food Lion stores as we responded to an intense competitive environment in the southeastern United States and inventory shrinkage. Private label sales, which varied by banner from 15% to 20% of total sales in fiscal 2000, positively impacted our gross profit percentage. The increase in gross profit in fiscal 1999 compared to fiscal 1998 was primarily due to category management initiatives and promotional activity through our MVP and PCC customer loyalty card programs.

Selling and Administrative Expense

     Selling and administrative expenses (which include depreciation and amortization) were 20.65% of sales for the six months ended June 30, 2001 compared to 19.47% for the six months ended June 17, 2000. Excluding depreciation and amortization, selling and administrative expenses as a percentage of sales were 17.18% for the six months ended June 30, 2001 compared to 16.93% for the six months ended June 17, 2000. During the six months ended June 30, 2001, selling and administrative expenses were negatively impacted by continued increasing labor costs, rising health care costs and increases in utility costs. Although higher labor-related costs, including rising health care costs, continue to be a major factor in our expense structure, expenses were well controlled throughout our banners even after the absorption of Hannaford Bros.' historically higher cost structure. Hannaford Bros. was not consolidated until the third quarter of fiscal 2000.

     Selling and administrative expenses (which include depreciation and amortization) as a percentage of sales were 19.91% in fiscal 2000, 19.08% in fiscal 1999 and 18.52% in fiscal 1998. Excluding depreciation and amortization, selling and administrative expenses as a percentage of sales were 16.97%, 16.70% and 16.22% for fiscal 2000, fiscal 1999 and fiscal 1998, respectively. During fiscal 2000, selling and administrative expenses were negatively impacted as we continued to experience increasing labor costs due to the low unemployment rates in our operating markets, which, in turn, has created higher turnover as well as wage and benefit increases. Other increases in selling and administrative expenses in fiscal 2000 were store rent, utilities and store operating expenses incurred primarily as a result of 64 new leased stores and expansions of existing stores.

     Depreciation and amortization as a percentage of sales was 3.47% for the six months ended June 30, 2001 compared to 2.54% for the six months ended June 17, 2000 due to $42.6 million (0.58% of sales) in goodwill and intangible asset amortization recorded for the Hannaford Bros. acquisition. During the six months ended June 30, 2001, we constructed and equipped 29 leased stores and five owned stores and remodeled 85 stores. Depreciation and amortization as a percentage of sales was 2.94% in fiscal 2000 compared to 2.37% in fiscal 1999 and 2.31% in fiscal 1998. In fiscal 2000, we recorded $35.6 million (0.28% of fiscal 2000 sales) in goodwill and intangible asset amortization due to the Hannaford Bros.

acquisition. We constructed and equipped 64 leased stores and two owned stores and remodeled 173 stores during fiscal 2000. In fiscal 1999, we constructed and equipped 92 leased stores and eight owned stores and remodeled 145 stores and in fiscal 1998, we constructed and equipped 72 leased stores and seven owned stores and remodeled 141 stores.

Store Closings

     The following table shows the number of stores closed and planned to be closed at the end of fiscal years 1998, 1999 and 2000 and at June 30, 2001, along with the number of stores committed for closure during the year, the number of stores closed, the number of closed stores acquired and the number of stores sold or for which the lease was terminated.

                                                     Planned
                                                     -------
                                         Closed      Closings        Total
                                         ------      --------       -------
As of January 3, 1998..................    179           24           203
Stores added...........................     --           33            33
Stores acquired........................      6           --             6
Planned closings completed.............     28          (28)           --
Stores sold/lease terminated...........    (82)          --           (82)
Stores not closed (Kash n' Karry)......     --           (3)           (3)
                                        ------       ------         -----
As of January 2, 1999..................    131           26           157
Stores added...........................     --           16            16
Stores acquired........................     14           --            14
Planned closings completed.............     35          (35)           --
Stores sold/lease terminated...........    (24)          --           (24)
                                        ------       ------         -----
As of January 1, 2000..................    156            7           163
Stores added...........................     --           36            36
Stores acquired........................     25            1            26
Planned closings completed.............     30          (30)           --
Stores sold/lease terminated...........    (24)          --           (24)
                                        ------       ------         -----
As of December 30, 2000................    187           14           201
Stores added...........................     --            6             6
Stores acquired........................     --           --            --
Planned closings completed.............      6           (6)           --
Stores sold/lease terminated...........     (7)          --            (7)
                                        ------       ------         -----
As of June 30, 2001....................    186           14           200

     The following table reflects closed store liabilities at June 30, 2001 and the end of fiscal years 2000, 1999 and 1998, and activity during the year including additions to closed store liabilities charged to operations, additions for closed stores acquired in purchase transactions, adjustments to liabilities based on changes in facts and circumstances and payments made.



                                                       Six Months Ended
                                                        June 30, 2001        2000         1999           1998
                                                        -------------      --------     --------      ---------
Balance beginning of year........................      $     185.2         $ 106.8      $ 113.5       $  130.5
Additions charged to earnings:
  Store closings--lease obligations..............              1.2            33.5         13.7           12.2
  Store closings--other exit costs...............               --             4.6          1.7            2.8

  Adjustments to prior year estimates--lease
   obligations...................................              1.8             0.8         (1.0)           1.1
  Adjustments to prior year estimates--other
   exit costs....................................              1.1             3.9           --           (1.0)
  Reserves reversed to income....................             (0.6)             --         (1.8)          (0.8)
                                                            ------         -------      -------       --------
     Total charge to earnings....................              3.5            42.8         12.6           14.3
                                                            ------         -------      -------       --------
Reductions:
  Lease payments made............................             (7.5)          (11.0)        (8.2)          (7.2)
  Lease termination payments.....................             (0.4)           (3.4)       (10.5)         (15.5)
  Payments for other exit costs..................             (1.4)           (6.0)        (3.8)          (4.8)
                                                            ------         -------      -------       --------
     Total reductions............................             (9.3)          (20.4)       (22.5)         (27.5)
                                                            ------         -------      -------       --------
Closed store liabilities associated with
 purchase transactions:
  Lease obligations..............................               --            39.8          2.4            2.8
  Other exit costs...............................               --            19.9          0.8            0.6
  Adjustment to goodwill.........................            (11.4)           (3.7)          --           (7.2)
                                                            ------         -------      -------       --------
     Total acquired liabilities..................            (11.4)           56.0          3.2           (3.8)
                                                            ------         -------      -------       --------
Balance at end of year...........................           $168.0         $ 185.2      $ 106.8       $  113.5
                                                            ======         =======      =======       ========

     The June 30, 2001 balance of approximately $168.0 million consisted of lease liabilities and exit cost liabilities of $138.6 million and $29.4 million, respectively. The fiscal 2000 end of year balance of $185.2 million consisted of lease liabilities and exit cost liabilities of $152.3 million and $32.9 million, respectively. The fiscal 1999 balance of $106.8 million consisted of $96.9 million of lease liabilities and $9.9 million of exit cost liabilities, the fiscal 1998 balance of $113.5 million consisted of $102.3 million of lease liabilities and $11.2 million of exit cost liabilities and the fiscal 1998 opening balance consisted of $116.9 million of lease liabilities and $13.6 million of exit cost liabilities.

     We provided for closed store liabilities in each of the periods presented above relating to the estimated post-closing lease liabilities and related other exit costs associated with the store closing commitments reflected in the above table. These other exit costs include estimated real estate taxes, common area maintenance, insurance and utility costs to be incurred after the store closes. The store closing reserve liabilities are paid over the lease term associated with the closed store. Adjustments to closed store liabilities and other exit costs primarily relate to changes in subtenants and actual exit costs differing from original estimates. Adjustments are made for changes in estimates in the period in which the change becomes known. Any excess store closing liability remaining upon settlement of the obligation is reversed to income in the period that such settlement is determined. We use a discount rate based on the current treasury note rates to calculate the present value of the remaining rent payments on closed stores.


     During the six months ended June 30, 2001, we recorded additions to closed store liabilities of $3.5 million primarily related to 6 store closings made in the ordinary course of our business and adjustments to prior year estimates for stores previously closed. During the same period, we recorded reductions to our reserves for closed stores of approximately $9.3 million. These reductions were a result of cash payments of approximately $7.5 million for ongoing rent payments on closed stores' remaining lease obligations, net of sublease income, and non-cash reductions of $11.4 million. The non-cash adjustments related primarily to closed stores acquired in the Hannaford acquisition, based on final purchase accounting allocation. During fiscal 2000, we recorded additions to closed store liabilities of $59.7 million related to 26 store properties acquired, or for which the lease was assumed, in the Hannaford Bros. acquisition. All but one of the 26 stores included in the reserve had been closed prior to the acquisition date. The remaining activities associated with exiting these stores are to maintain the store under the leasehold requirements, to dispose of any owned property and equipment and to settle the remaining lease obligations. The acquired Hannaford Bros. liabilities for closed stores included $39.8 million related to the present value of future unrecoverable lease liabilities with remaining non-cancelable terms ranging from three to 22 years. Another accrued exit cost was approximately $19.9 million for activities that were directly related to the remaining lease obligations, comprised of $10.3 million for real estate taxes, $7.9 million for property maintenance and utilities and $1.7 million for property insurance. Accrued exit costs are paid over the remaining lease term. A non-cash reduction in the amount of approximately $3.7 million was made prior to December 30, 2000, with a corresponding reduction in goodwill principally related to a lease liability that was canceled.

     In fiscal 1999 and 1998, we acquired 14 closed stores and six closed stores, respectively. The related lease obligations and other exit costs of $3.2 million and $3.4 million for 1999 and 1998, respectively, were recorded as an addition to goodwill.

     In conjunction with the Kash n' Karry acquisition in late fiscal 1996, we identified 23 Kash n' Karry and Save 'n Pack locations for closing based on either unacceptable performance or an anticipated relocation of the store. We closed 13 of these stores in 1998 and four additional stores in 1999. Based on improved operating performance in 1998, a decision was made to not close three of the 23 identified Kash n' Karry and Save 'n Pack locations. The original estimated store-closing costs of $7.2 million related to these three stores were recognized as a reduction of goodwill in 1998. It has taken us an unusually longer than anticipated time to execute our Kash n' Karry and Save 'n Pack store closing plan due to real estate constraints in relocating the stores.

     The revenues and operating results for stores closed are not material to our total revenues and operating results for any of the fiscal years presented above. Future cash obligations for closed store liabilities are tied principally to the remaining non-cancelable lease payments less sublease payments to be received.

Impairment of Long-Lived Assets

     We periodically evaluate the period of depreciation or amortization for long-lived assets to determine whether current circumstances warrant revised estimates of useful lives. We monitor the carrying value of our long-lived assets, including intangible assets, for potential impairment based on projected undiscounted cash flows. If impairment is identified for long-lived assets other than real property, we compare the asset's future discounted cash flows to its current carrying value and record provisions for impairment as appropriate. With respect to owned property and equipment associated with closed stores, the value of the property and equipment is adjusted to reflect recoverable values based on our previous efforts to dispose of similar assets and current economic conditions. Impairment of real property is recognized for the excess of carrying value over estimated fair market value, reduced by estimated direct costs of disposal. The carrying value of assets to be disposed amounted to approximately $17.1 million, $36.6 million, $18.6 million and $21.0 million at June 30, 2001, December 30, 2000, January 1, 2000 and January 2, 1999, respectively.

     The Company recorded no charge related to asset impairment during the six months ended June 30, 2001. The pre-tax charge included in our income statement for asset impairment amounts to $27.0 million, $1.5 million, and $3.5 million for the fiscal years 2000, 1999, and 1998, respectively. The fiscal 2000 impairment loss included $15.7 million attributable to certain under-performing store assets as reported in our third quarter based on discounted future cash flows associated with those store assets. The other impairment charges in each of the three fiscal years related principally to write-down of leasehold improvements and idle equipment from closed stores.

Merger Expenses

     Merger expenses for the six months ended June 30, 2001 and for fiscal 2000 consisted principally of the amortization of costs incurred in connection with the borrowings related to the Hannaford Bros. acquisition. Merger expenses for the six months ended June 30, 2001 and for fiscal 2000 also included costs incurred in connection with the Delhaize Le Lion share exchange, including an $11.4 million charge to compensation expense related to the exchange of our stock options for Delhaize Le Lion options.


Interest Expense

     We incurred $172.0 million of interest expense during the six months ended June 30, 2001 compared to $55.4 million incurred during the six months ended June 17, 2000. Interest was 2.34% and 1.08% of sales in these periods, respectively. Interest expense increased in the first half of 2001 compared to the first half of 2000 primarily as a result of borrowings related to the Hannaford Bros. acquisition. Interest in the first half of 2001 included interest expense related to the short-term financing of the Hannaford Bros. acquisition until April 19, 2001, at which point long-term financing was raised through our issuance of the old securities.

     During fiscal 2000, we incurred interest expense of $213.1 million, compared to $103.8 million in fiscal 1999 and $95.3 million in fiscal 1998. As a percentage of sales, interest expense was 1.68% in fiscal 2000, 0.95% in fiscal 1999 and 0.93% in fiscal 1998. Interest expense increased in fiscal 2000 primarily as a result of short term borrowings related to the Hannaford Bros. acquisition.

     In fiscal 1998, we reached an agreement with the U.S. Internal Revenue Service, or IRS, regarding its examination of our tax years 1991 through 1994. As a result of this agreement, we received a refund related to taxes paid in previous years. The refund included interest income of $7.6 million, which was recorded during fiscal 1998 as a reduction to interest expense. In addition, interest expense was reduced by the conversion in fiscal 1998 of our convertible subordinated debentures to common stock.

LIFO

     Our inventories are stated at the lower of cost or market and we value approximately 82% of our inventory using the last-in, first-out, or LIFO, method.

     Our LIFO reserve increased $1.2 million during the six months ended June 30, 2001 compared to an increase of $3.9 million during the six months ended June 17, 2000. Our LIFO reserve decreased $1.0 million in fiscal 2000 compared to increases of $3.8 million in fiscal 1999 and $24.7 million in fiscal 1998. We experienced a slight deflationary impact in fiscal 2000 in categories such as grocery, pet food and alcoholic beverages, which were partially offset by inflation in categories such as paper products and cigarettes. In fiscal 1999 and fiscal 1998, LIFO increases were primarily due to an increase in cigarette costs.

Income Taxes

     Our provision for income taxes was $56.8 million during the six months ended June 30, 2001 compared to $76.4 million during the six months ended June 17, 2000. Our effective tax rate was approximately 47.2% and 38% during these periods, respectively. The increase in the provision for income taxes during the first half of 2001 over the same period of 2000 was primarily the result of non-deductible goodwill.


     Our provision for income taxes was $108.1 million in fiscal 2000, $184.1 million in fiscal 1999 and $155.4 million in fiscal 1998. Our effective tax rate was 41.0% in fiscal 2000, 38.0% in fiscal 1999 and 36.3% in fiscal 1998. Our effective tax rate increased in fiscal 2000 over fiscal 1999 primarily as a result of non-deductible goodwill related to the Hannaford Bros. acquisition. Our effective tax rate for fiscal 1998 was reduced by the effect of a $7.2 million tax refund that we received from the IRS. We expect that our underlying effective tax rate for fiscal 2001 will be 38%, adjusted for the effect of non-deductible amortization of goodwill.

Liquidity and Capital Resources

     We have funded our operations and acquisitions from cash generated from our operations and borrowings.

     At June 30, 2001, we had cash and cash equivalents of $125.7 million. We have historically generated positive cash flow from operations. Cash provided by operating activities was $540.3 million for the six months ended June 30, 2001, compared to $218.6 million for the six months ended June 17, 2000. The increase in cash flows from operating activities in the first half of 2001 over the first half of 2000 was primarily due to an increase in net income before non-cash charges, along with a decrease in the income tax receivable. In addition, during the first half of 2001 we were able to reduce our receivables and inventory, net of trade payables, by $105.2 million due to strategies initiated in fiscal 2000. We believe that cash flows from operations and borrowings will be sufficient to pay principal and interest on the exchange securities and to satisfy our general liquidity requirements.


     At the end of fiscal 2000, we had cash and cash equivalents of $135.6 million. Cash provided by operating activities was $646.2 million in fiscal 2000, compared to $505.9 million in fiscal 1999 and $441.1 million in fiscal 1998. Cash flows from operating activities increased in fiscal 2000 and fiscal 1999 primarily as a result of our net income before non-cash charges. In addition, in fiscal 2000, we were able to reduce our receivables and inventory, net of trade payables, by $100.7 million. Offsetting this cash inflow was an increase in fiscal 2000 in income tax receivable of $53.4 million. We initiated strategies in fiscal 2000 to decrease our receivables and inventory and expect to continue these strategies to generate additional cash flow in the remainder of fiscal 2001. In both fiscal 1999 and fiscal 1998, we experienced an increase in inventory levels, net of trade payables, of $47.2 million and $72.0 million, respectively.

     Cash flows used in investing activities increased to $185.8 million for the six months ended June 30, 2001 compared to $167.8 million for the six months ended June 17, 2000. The increase in investing activities for the six months ended June 30, 2001 compared to the six months ended June 17, 2000 was primarily the result of an increase in capital expenditures. Cash flows used in investing activities increased to $2.96 billion in fiscal 2000 compared to $391.3 million in fiscal 1999 and $246.2 million in fiscal 1998. The increase in investing activities in fiscal 2000 was primarily due to approximately $2.6 billion of cash used in the Hannaford Bros. acquisition, partially offset by increased proceeds from the sale of assets, which was attributable to the disposition of divested store properties related to the Hannaford Bros. acquisition. The increase in investing activities in fiscal 1999 compared to fiscal 1998 was primarily the result of an increase in capital expenditures. In addition, the decrease in investing activities in fiscal 1998 included proceeds from the sale of properties associated with the divestiture of our stores in the southwestern United States.

     Capital expenditures were $190.9 million for the six months ended June 30, 2001 compared to $156.3 million for the comparable period of 2000. For the six months ended June 30, 2001, we opened 29 new stores and renovated 85 existing stores. Capital expenditures were $393.0 million in fiscal 2000 compared to $410.9 million in fiscal 1999 and $356.1 million in fiscal 1998. During fiscal 2000, we opened 66 new stores and renovated 173 existing stores and continued to expand square footage and add deli/bakeries in some of these stores as we did in fiscal 1999. During fiscal 1999, we opened 100 new stores and renovated 145 existing stores. During fiscal 1998, we opened 79 new stores and renovated 141 existing stores. In fiscal 2001, we plan to incur approximately $450 million of capital expenditures, including approximately $174 million to renovate over 200 stores, approximately $125 million for new stores and approximately $151 million primarily for information technology, logistics and distribution.

Specifically, we expect to open a total of 47 new stores and remodel and/or expand approximately 150 existing stores, increasing square footage by 4.0% to
53.4 million square feet. We plan to finance capital expenditures during fiscal 2001 through funds generated from operations and existing bank facilities.

     Total store square footage increased 2.1% from 51.4 million square feet at the end of fiscal 2000 to 52.5 million square feet at June 30, 2001, due to the opening of 29 stores. Total store square footage increased 19.4% from 43.0 million square feet at the end of fiscal 1999 to 51.4 million square feet at the end of fiscal 2000, primarily due to the acquisition of 106 Hannaford Bros. stores and the opening of 66 new stores. Total store square footage increased 10.6% from 38.9 million square feet in fiscal 1998 to 43.0 million square feet at the end of fiscal 1999. Our total distribution space was 9.4 million square feet at June 30, 2001, 10.3 million square feet at the end of fiscal 2000 and
8.7 million square feet at the end of each of fiscal 1999 and fiscal 1998. The increase in distribution space in fiscal 2000 was primarily due to our acquisition of Hannaford Bros. and its related distribution centers. The decrease in distribution space during the first half of 2001 was due to the closing of our Green Cove Springs, Florida distribution center.

     Cash used in financing activities was $364.5 million for the six months ended June 30, 2001 compared to $144.4 million for the six months ended June 17, 2000, primarily due to cash paid to settle hedge contracts related to the $2.6 billion offering of the old securities.

     Cash provided by financing activities was $2.3 billion in fiscal 2000 compared to cash provided by financing activities of $44.5 million in fiscal 1999 and $164.6 million in fiscal 1998. Cash provided by financing activities increased in fiscal 2000 primarily as a result of $2.4 billion in short-term borrowings for the Hannaford Bros. acquisition. In fiscal 2000, we paid merger-related financing costs of $46.0 million, which primarily includes fees paid in connection with the financing for the Hannaford Bros. acquisition. The decrease in cash flows provided by financing activities in fiscal 1999 was primarily the result of proceeds received under short-term borrowings offset partially by funds used under our share repurchase plan, as described below, and principal payments on long-term debt.

     Adjusted EBITDA was $591.9 million for the six months ended June 30, 2001 compared to $401.6 million for the six months ended June 17, 2000 (or $543.5 million on a pro forma basis), representing an increase of 47.4% (or 8.9% on a pro forma basis). Adjusted EBITDA was $956.5 million in fiscal 2000, compared to $866.3 million in fiscal 1999 and $801.8 million in fiscal 1998, representing annual increases of 10.4% and 8.0%, respectively. Our management and industry analysts generally consider Adjusted EBITDA to be a measurement of the financial performance of our company that provides a relevant basis for comparison among companies. Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as a substitute for net income as a measure of performance, or for cash flow as a measure of liquidity. Investors should note that our calculation of Adjusted EBITDA might differ from similarly titled measures for other companies. The following table sets forth, for the periods indicated, a calculation of our Adjusted EBITDA:



                                               Six Months Ended                          Fiscal Year Ended
                                               ----------------                          -----------------
                                            June 30,        June 17,       December 30,       January 1,     January 2,
                                              2001            2000             2000              2000          1999
                                            -------          ------          --------          --------       -------
                                          (unaudited)     (unaudited)
                                                                       (dollars in millions)
Net income.............................     $ 63.6          $124.7         $  155.5           $  300.4       $   272.6
Add:
   LIFO (income)/expense...............        1.2             3.9             (1.0)               3.8            24.7
   Depreciation........................      201.6           126.0            327.6              248.9           226.0
   Amortization of intangible assets...       53.1             4.3             44.9                9.7            10.0
   Store closing provision.............        3.5             8.0             42.8               12.6            14.3
   Asset impairment provision..........         --              --             27.0                1.5             3.5
   Merger expense......................       40.1             2.9             38.5                1.5              --
   Interest expense....................      172.0            55.4            213.1              103.8            95.3
   Income taxes .......................       56.8            76.4            108.1              184.1           155.4
                                            ------          ------         --------           --------       ---------
Adjusted EBITDA........................     $591.9          $401.6         $  956.5           $  866.3       $   801.8
                                            ======          ======         ========           ========       =========


     During the third quarter of fiscal 1999, we suspended our share repurchase program as a result of our announced plan to acquire Hannaford Bros. We expended $142.7 million for the purchase of Class A and Class B shares during fiscal 1999 compared to $50.2 million in 1998. The table below sets forth information regarding our share repurchases during fiscal 1999 and fiscal 1998.


            Fiscal                            Class A        Class B
            ------                            --------       -------
     1999
         Shares purchased .............       2,759,700      1,636,100
         Average purchase price .......     $     32.37    $     32.61
             Total purchased ..........     $89,331,489    $53,353,221

     1998
         Shares purchased .............       1,028,567        632,333
         Average purchase price .......     $     31.11    $     28.80
             Total purchased ..........     $31,998,719    $18,211,190

Debt

     On April 19, 2001, we completed the private offering of the old securities. We used the proceeds of the offering to repay in full the $2.4 billion outstanding at the end of fiscal 2000 under our $2.5 billion term loan facility.

     At the end of fiscal 2000, we had approximately $2.4 billion outstanding under a $2.5 billion 364-day term loan facility that matured in July 2001. The borrowings under this facility were used to fund the cash portion of the purchase price of the Hannaford Bros. acquisition. Our outstanding debt under this facility had an interest rate of 8.1875% at the end of fiscal 2000. We used the net proceeds of the offering of old securities to repay this indebtedness in full.

     We maintain two revolving credit facilities with a syndicate of commercial banks that provides us with $1.0 billion in committed lines of credit, of which $500.0 million will expire in November 2001 and the remaining $500.0 million will expire in July 2005. At June 30, 2001, we had $25.0 million in outstanding borrowings under our credit facilities compared to $180.0 million in outstanding borrowings at June 17, 2000. During the six months ended June 30, 2001, we had average borrowings of $1.6 billion at a daily weighted average interest rate of 7.35%.

     At the end of fiscal 2000, we had $285.0 million in outstanding borrowings under our credit facilities, compared to $205.0 million at the end of fiscal 1999. During fiscal 2000, we had average borrowings of $190.7 million at a daily weighted average interest rate of 7.95%. During fiscal 1999, we had average borrowings of $81.2 million at a daily weighted average interest rate of 7.53%.

     At June 30, 2001, we had outstanding medium-term notes of $122.3 million due from 2001 to 2006 at interest rates of 8.40% to 8.73% and outstanding medium-term notes of $96.2 million due from 2001 to 2017 at interest rates of 6.16% to 14.15%. At June 30, 2001, we also had long-term debt securities outstanding of $300.0 million of which $150.0 million matures in 2007 at an interest rate of 7.55% and $ 150.0 million matures in 2027 at an interest rate of 8.05%. At June 30, 2001, we also had mortgage notes payable of $43.9 million due from 2001 to 2011 at interest rates of 7.55% to 10.35%. As noted throughout this prospectus, the maturities for the exchange securities will be $600 million due in 2006, $1.1 billion due in 2011 and $900 million due in 2031. Accordingly, total long-term debt due in 2006 and thereafter is approximately $3 billion.


     At the end of fiscal 2000, our company also had outstanding medium-term notes of $122.3 million due from 2001 to 2006 at interest rates of 8.40% to 8.73% and outstanding medium-term notes of $106.7 million due from 2001 to 2017 at interest rates of 6.16% to 14.15%. At the end of fiscal 2000, we also had long-term debt securities outstanding of $300.0 million, of which $150.0 million matures in 2007 at an interest rate of 7.55% and $150.0 million matures in 2027 at an interest rate of 8.05%. We also had mortgage notes payable of $42.9 million due from 2001 to 2011 at interest rates of 7.55% to 10.35% at the end of fiscal 2000.

     We also enter into significant leasing obligations related to our store properties. Capital lease obligations at June 30, 2001 were $631.4 million compared to $530.5 million at June 17, 2000. Capital lease obligations outstanding at the end of fiscal 2000 were $631.1 million compared to $502.8 million at the end of fiscal 1999. These leases generally have terms of up to 20 years. We also had significant operating lease commitments at the end of fiscal 2000. Total annual minimum operating lease commitments are approximately $225.0 million in fiscal 2001, including approximately $29.0 million related to closed store properties, decreasing gradually to approximately $209.6 million in 2005, including approximately $23.8 million related to closed store properties.

     As set forth in the tables below, we also have periodic short-term borrowings under informal credit arrangements that are available to us at the lenders' discretion.

                                              June 30, 2001        June 17, 2000
                                              -------------        -------------
                                                       (dollars in millions)
Outstanding borrowings at period end               $46.0             $ 55.0
Average borrowings                                  34.8               58.0
Maximum amount outstanding                          95.0              125.0
Daily weighted average interest rate                6.10%              7.04%

                                        December 30,   January 1,  January 2,
                                           2000           2000        1999
                                           ----           ----        ----
                                                   (dollars in millions)
Outstanding borrowings at year end.       $ 40.0         $ 77.0     $ 41.0
Average borrowings.                         64.4           20.7       12.2
Maximum amount outstanding.                125.0          105.0      100.0
Daily weighted average interest rate.       7.36%          5.60%      5.47%

Market Risk

     Our company is exposed to changes in interest rates primarily as a result of our long-term debt requirements. Our interest rate risk management objectives are to limit the effect of interest rate changes on earnings and cash flows and to lower overall borrowing costs. We maintain certain fixed-rate debt to take advantage of lower relative interest rates currently available. We have not entered into any of our financial instruments for trading purposes.

  Prior to the offering of the old securities, we entered into interest rate hedge agreements to hedge against potential increases in interest rates. The notional amount of these hedge agreements was $1.75 billion. These hedge agreements were structured to hedge against the risk of increasing market interest rates based on U.S. treasury rates, with the specified rates based on the expected maturities of the old securities. These hedge agreements were settled in connection with the completion of the offering of the old securities, resulting in a payment in the amount of an unrealized loss of approximately $214 million. As a result of the adoption of Statement of Accounting Standards No. 133 at the beginning of fiscal 2001, the unrealized loss was recorded in other comprehensive income, net of deferred taxes, and is being amortized to interest expense over the term of the associated debt securities. The unrealized loss was reduced as of the date of the Delhaize Le Lion share exchange to reflect the accounting basis of Delhaize Le Lion, resulting in an unrealized loss at June 30, 2001 of approximately $57 million, net of deferred taxes.

     The table set forth below provides the expected principal payments and related interest rates of our long-term debt by fiscal year of maturity.



                                   2001        2002         2003        2004       2005    Thereafter     Fair Value
                                   ----        ----         ----        ----       ----    ----------     ----------
                                                              (dollars in millions)
Medium-Term Notes ............   $119.5      $ 10.9       $ 20.5       $ 8.0      $11.2       $ 58.9        $230.1
Average interest rate.........     8.28%       7.13%        7.82%       7.06%      7.42%        7.15%
Debt securities...............       --          --           --          --         --       $300.0        $272.4
Average interest rate.........       --          --           --          --         --         7.80%
Mortgage payables.............   $  5.4      $  6.0       $  6.1       $ 5.4      $ 3.2       $ 21.5        $ 47.6
Average interest rate.........     9.29%       9.22%        9.12%       8.98%      8.94%        8.94%
Other note payable............   $  1.3      $  1.6       $  2.0          --         --           --        $  4.9
Fixed interest rate...........    11.25%      11.25%       11.25%         --         --           --            --


     We do not trade in foreign markets or in commodities, nor do we have significant concentrations of credit risk. Accordingly, we do not believe that foreign exchange risk, commodity risk or credit risk pose a significant threat to our company.


Self Insurance

     We are self-insured for our workers' compensation, general liability and vehicle accident claims. We establish reserves based on an actuarial valuation of open claims reported and an estimate of claims incurred but not yet reported. Maximum self-insured retention, including defense costs per occurrence, is $500,000 per individual claim for workers' compensation, automobile liability and general liability. We are insured to cover costs, including defense costs, in excess of these limits. It is possible that the final resolution of some of these claims may require us to make significant expenditures in excess of our existing reserves over an extended period of time, and in a range of amounts that cannot be reasonably estimated.

Impact of Inflation

     During the six months ended June 30, 2001 and during fiscal 2000, we experienced slight deflation on merchandise purchases. As in prior years, we experienced an increase in our labor costs during these periods, which was partially offset by increased productivity.

Recently Issued Accounting Standards

     In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations. SFAS No. 141 addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Board, or APB, Opinion No. 16, Business Combinations and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises. All business combinations that come within the scope of SFAS No. 141 are to be accounted for using the purchase method of accounting. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001 and all business combinations accounted for using the purchase method of accounting for which the date of acquisition is July 1, 2001 or later. We do not expect this standard to have a significant effect on our financial statements.

     In June 2001, the FASB also issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have initially been recognized in financial statements, eliminates goodwill amortization and requires annual impairment testing of goodwill. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. Although we have not yet completed our evaluation of the impact of the adoption of SFAS No. 142 on our financial statements, we currently believe that the discontinuance of goodwill amortization will be the most significant change affecting our results of operations. Goodwill amortization for fiscal 2001 will be approximately $89 million.

     In June 2001, the FASB also issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and applies to the legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. SFAS no. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We are continuing to evaluate the potential effect of SFAS No. 143 on our financial statements.

     In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The objectives of SFAS 144 are to address significant issues relating to the implementation of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and to develop a single accounting model, based on the framework established in SFAS 121 for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. We have not yet evaluated the impact of this SFAS on our financial statements.

                                  OUR COMPANY


     We are a leading supermarket operator in the United States with over 1,400 stores in 16 states in the eastern United States and operate primarily under the banners Food Lion, Hannaford and Kash n' Karry. We believe that our banners have the largest or second largest market shares among supermarket operators in terms of annual sales in North Carolina, South Carolina, Virginia, Maine, New Hampshire and Vermont. For fiscal 2000, we reported pro forma sales of approximately $14.3 billion and pro forma net income of approximately $80.4 million. Adjusted EBITDA has increased from $603.4 million in fiscal 1996 to $956.5 million in fiscal 2000. As of June 30, 2001 we had total consolidated debt outstanding of approximately $3.2 billion and total capital lease obligations of approximately $631.4 million, resulting in total debt of approximately $3.9 billion.


     At June 30, 2001, we operated 1,194 supermarkets under the Food Lion banner in 11 states in the mid-Atlantic and southeastern regions of the United States. Our Food Lion stores average approximately 34,500 square feet. The current Food Lion store prototype is approximately 38,000 square feet. Our Food Lion stores are distinguished for being low price leaders in their markets and convenient choices for value and time-conscious consumers. Food Lion stores are typically located in well-trafficked areas and close to our customers' neighborhoods. We believe that Food Lion's low price and convenience strategy, which it has followed for over 30 years, increases the shopping frequency of customers, builds customer loyalty and increases customer traffic.

     At June 30, 2001, we operated 112 Hannaford Bros. supermarkets, 72 of which are combination stores. Hannaford Bros. operates under the Hannaford and Shop 'n Save banners in Maine, New Hampshire, Vermont, upstate New York and Massachusetts. Combination stores consist of traditional all-department supermarkets, together with pharmacies, other services and expanded general merchandise under one roof. Our Hannaford Bros. stores average approximately 49,000 square feet. Hannaford Bros.' current store prototypes are approximately 35,000 square feet and 55,000 square feet. Our Hannaford Bros. stores are distinguished by their comprehensive product variety and outstanding freshness and quality in perishables at competitive prices. As a result of our acquisition of Hannaford Bros. on July 31, 2000, we have realized approximately $34.0 million in pre-tax synergies through June 30, 2001. These synergies represent cost-saving initiatives between the Food Lion, Hannaford Bros. and Kash n'
Karry banners in the areas of private label procurement, reduction in supply costs, reduction of routine and duplicative fees and expenses and common payment terms with suppliers. Annual pre-tax synergies are expected to reach $75 million by 2003. We also plan to benefit from our enhanced geographic presence, the advantages of Hannaford Bros.' merchandising expertise and access to Hannaford Bros.' advanced store information systems.


     At June 30, 2001, we operated 137 full service neighborhood supermarkets under the Kash n' Karry banner in Central Florida. Our Kash n' Karry stores laverage approximately 40,500 square feet. Kash n' Karry's current store prototype is approximately 46,000 square feet. We believe that Kash n' Karry has the second largest market share in terms of annual sales in Tampa/St. Petersburg, Florida, its principal market. Kash n' Karry's "Fresh, Fast n' Friendly" service emphasizes fresh, high-quality produce, an extensive selection of groceries and prepared foods and pharmacies and liquor stores in select locations. As of June 30, 2001 we had total consolidated debt outstanding of approximately $3.2 billion and total capital lease obligations of approximately $631.4 million, resulting in total debt of approximately $3.9 billion.


Competitive Strengths

     We believe that we are well positioned to capitalize on opportunities that currently exist in the U.S. supermarket industry. We seek to differentiate ourselves from our competitors through our competitive strengths, which include:

     . Leading market shares and strong brand recognition. Our strategy is to be among the top two supermarket operators in terms of annual sales in all of the principal markets in which we operate. We believe that we are the second largest supermarket operator in terms of annual sales in the eastern United States. We believe that our leading market shares help us create distribution and advertising synergies and allow us to maintain customer loyalty and strong brand recognition.

     . Strong operating margins and cost control. Our operating margins are among the highest in the U.S. supermarket industry. We have focused on controlling and reducing elements of our cost of sales through centralized buying practices, lower advertising expenses, distribution efficiencies, improved category management and an increased mix of private label products. Our ability to control operating and administrative expenses has allowed us to achieve one of the lowest operating cost structures in the U.S. supermarket industry. Effective use of information technology, store labor scheduling and attention to cost controls have allowed us to control our expense structure.

     . Track record of reducing leverage. We have historically been able to generate cash flow and reduce leverage in our balance sheet. For example, at the end of fiscal 1995 and prior to our acquisition of Kash n' Karry in 1996, our debt to total capital ratio was 40.3%. At the end of fiscal 1996 and following the Kash n' Karry acquisition, this ratio increased to 50.2%. By the end of fiscal 1999, we had reduced our debt to total capital ratio to 42.4%. We intend to continue this practice and reduce leverage levels to those existing prior to the Hannaford Bros. acquisition.

     . Diversification through multiple banners and multiple markets. We operate under multiple banners, each of which has a distinct strategy and a well-established and consistent brand image. Through our multiple banners, we are able to target the needs and requirements of specific markets, customize our product and service offerings and maintain strong brand recognition with our local customers.

     . Experienced management team. Our executive officers have an average of 17 years of experience in the food retailing industry. In addition, many of our company's senior operating managers have spent much of their careers in their respective local markets.

     . Attractive store base. Our store locations include many sites in developed urban and suburban locations that would be difficult to replicate. We have invested significant capital in our store base over the years through the addition of new stores and the renovation of existing stores in order to improve the overall quality of our customers' shopping experience. As a result, the average age of our stores is five years, compared to the industry average of seven years. We have continued to invest in our store base and expect to incur approximately $450 million of capital expenditures during fiscal 2001, including renovations of existing stores and store support functions, particularly information technology, logistics and distribution. In 2001, we have been balancing our capital expenditures between strengthening our existing infrastructure and new store growth. At June 30, 2001, we had incurred capital expenditures of $190.9 million.

     . Distribution efficiencies. We currently operate 11 distribution centers that total approximately 9.4 million square feet. Our warehousing and distribution systems are conveniently located within the areas served by us. Our distribution centers are capable of serving our existing store base and each can handle servicing additional stores. We plan to continue to develop and invest in our warehousing and distribution systems in the future.

     . High penetration of customer loyalty card programs. We have two successful customer loyalty card programs that are critical elements of our marketing strategy. Customers utilize our loyalty cards for buying incentives and discounts on select purchases at our Food Lion and Kash n' Karry stores. Food Lion's MVP customer loyalty card program, which was introduced in 1995, accounted for 73% of Food Lion's sales (53% of all transactions) during the six month period ended June 30, 2001. Kash n' Karry's Preferred Customer Club, or

          PCC, card, which was introduced in 1998, accounted for approximately 58% of Kash n' Karry's sales (42% of all transactions) during the six month period ended June 30, 2001.

     . Significant investment in management information systems. All of our stores utilize computer systems located in Portland, Maine and Salisbury, North Carolina, which allow us to monitor store operating performance, manage merchandise categories and procure and distribute merchandise on a centralized basis. We regularly update our information technology so that we can continue to efficiently operate our stores and logistics network.

     . Operate as an integrated global group. Following the consummation of the Delhaize Group share exchange, we began participating in the global integration efforts initiated by Delhaize Group. Delhaize Group is organized into three geographic regions that exercise global purchasing, share retail knowledge and implement best practices. As part of its commitment to integration, Delhaize Group has created transnational coordination groups focusing on procurement, equipment purchasing, information technology, food safety, management development, communication and risk management. We believe that we will benefit from the 11 synergy projects that were initiated in September 2000 in these key areas to achieve cost reductions and productivity improvements. We also believe that efficiencies created through the Delhaize Group share exchange will enable Delhaize Group to achieve $20 million in annual pre-tax cost savings during the first year following the Delhaize Group share exchange.

Benefits of the Hannaford Bros. Acquisition

     We believe that the Hannaford Bros. acquisition will contribute to positioning our company as a premier multi-regional food retailer and provide significant other financial benefits. Opportunities to create synergies have been identified in three areas. First, the adoption of the best practices from among the company's three banners, Food Lion, Hannaford and Kash n' Karry. This area includes, but is not limited to, price management systems, store technology and training curriculum for store employees. The second area in which our company will create synergies is procurement through reductions in the cost of private label and brand merchandise, services and equipment. The third area for the creation of synergies is the divestiture of Hannaford Bros.' store locations in the southeastern United States that incurred operating losses and overlapped with Food Lion's market area. This divestiture was completed prior to the acquisition date and resulted in the elimination of the operating losses that Hannaford Bros. incurred in the southeastern United States. Hannaford Bros.' distribution center in the southeastern United States is being retrofitted as a break pack distribution facility to service Food Lion stores. In addition to the creation of synergies, Hannaford Bros., with its retail operations in the northeastern United States, provides a natural geographic fit with our southeastern and mid-Atlantic retail markets.

Stores

Overview

     Our growth has historically been based on a strong store opening program. At June 30, 2001, we operated 1,443 supermarkets in 16 states in the eastern United States, as reflected in the following table.

                                 Food         Hannaford    Kash n'
                                 Lion           Bros.       Karry        Total
                                 ----           -----       -----       -------
  Delaware  ..................    14                                       14
  Florida  ...................    45                          137         182
  Georgia  ...................    61                                       61
  Kentucky  ..................    13                                       13
  Maine  .....................                   46                        46
  Maryland  ..................    68                                       68
  Massachusetts  .............                    6                         6
  New Hampshire  .............                   22                        22
  New York  ..................                   28                        28
  North Carolina  ............   448                                      448
  Pennsylvania  ..............    10                                       10
  South Carolina  ............   123                                      123
  Tennessee  .................    89                                       89
  Vermont  ...................                   10                        10
  Virginia  ..................   305                                      305
  West Virginia  .............    18                                       18
                               -----            ---           ---       -----
     Total  .................. 1,194            112           137       1,443
                               =====            ===           ===       =====
     Number of states  .......    11              5             1          16

     Selective acquisitions in the food retailing sector have also been a growth vehicle for our company, allowing us to reinforce our existing market positions and enter new markets. In fiscal 2000, we completed our acquisition of Hannaford Bros. Hannaford Bros. has entered into a transaction to acquire four former Grand Union store sites in upstate New York and Vermont in the second quarter of 2001. As part of our acquisition of Hannaford Bros., we retained a minority interest in HomeRuns.com, an Internet-based home-delivery shopping service in the Boston area. In addition, Hannaford Bros. has a wholesale supply agreement with HomeRuns.com.

Store Specifications

     Food Lion stores average approximately 34,500 square feet in size and the current Food Lion store prototype is approximately 38,000 square feet. Hannaford Bros. stores average approximately 49,000 square feet and the current Hannaford Bros. store prototypes are approximately 35,000 square feet and 55,000 square feet. Kash n' Karry stores average approximately 40,500 square feet and the current Kash n' Karry store prototype is approximately 46,000 square feet.

Pharmacies and Banks

     In fiscal 1999, we reached an agreement with The Medicine Shoppe, a U.S. specialist in franchised pharmacies, to franchise pharmacies in Food Lion and Kash n' Karry stores. At June 30, 2001, there were Medicine Shoppe pharmacies in 13 Food Lion stores and 67 Kash n' Karry stores. At June 30, 2001, we also operated our own pharmacies in one Food Lion store, 83 Hannaford Bros. stores and three Kash n' Karry stores.

     We also lease space to third parties to operate banks in a number of our stores. At June 30, 2001, there were banks in 36 Hannaford Bros. stores.

Distribution Centers

     We own and operate our 11 warehousing and distribution facilities, which total approximately 9.4 million square feet. Our stores are served by our distribution centers, which are strategically located across our markets, including two in Maine, one in Florida, three in North Carolina and one in each of South Carolina, Virginia, Tennessee, Pennsylvania and New York. We also own and operate our transportation fleet that we use for all deliveries from our warehouses to our stores.

     We believe that the close proximity of our warehouses to our stores allows us to supply our stores frequently, thereby minimizing inventory and maximizing distribution economies. Our distribution capabilities have allowed us to significantly decrease our distribution costs.

     While we currently process a high volume of products in our distribution channel, we can support a significant increase in sales volume without significant additional investment. As we add more volume to our distribution channel, we will be able to further take advantage of our cost efficiencies.

Products

Assortment

     We sell a wide variety of groceries, produce, meats, dairy products, seafood, frozen food, deli/bakery and nonfood items such as health and beauty care and other household and personal products. We offer nationally and regionally advertised brand name merchandise as well as products manufactured and packaged under private labels.

Pricing


     Each of our banners utilizes a different pricing strategy. Food Lion is a low price operator, which means that good everyday prices are set on all products in the store with special promotions on several products each week. Hannaford Bros. is an ''every day low price'' operator, which means that prices on all products are set at the same low rate for a set number of weeks without using special promotions. Kash n' Karry is a "hi/lo" operator, which means that higher prices are set on products with special promotions used to lower prices on several products each week. To better manage our pricing strategy and gross margins, we utilize zone pricing, which means that we divide our geographic market into multiple zones and then price some of the products sold in our stores at different prices in different regions based on the competitive factors in each market.


Private label products

     Each of our principal banners offers its own line of private label products. The Food Lion, Hannaford Bros. and Kash n' Karry private label programs were consolidated in 2000 into a single procurement program, enhancing the sales and marketing of the various private label brands and reducing the cost of goods sold for private label brands. Sales of private label products represented 16%, 20% and 15% of Food Lion's, Hannaford Bros.' and Kash n' Karry's respective sales in fiscal 2000. Most private label brands are equal to national brands in terms of quality and offer increased value to our customers, as the cost of private label brands are generally lower than national brands. Private label products generally provide higher gross margins for our company.

     Food Lion currently offers approximately 2,400 private label stock keeping units, or SKUs. In the third quarter of 2000, Food Lion developed new in-store displays featuring private label products and focused on sending more direct-mail coupons to promote private label sales. Hannaford Bros. currently offers approximately 3,600 SKUs in its private label program and its broader private label assortment offers opportunities to reinforce Food Lion's and Kash n' Karry's private label assortment. Kash n' Karry's private label program currently has more than 2,300 SKUs and its private label program has grown significantly since we acquired Kash n' Karry in December 1996. The Kash n' Karry private label program underwent a packaging change in 2000 in favor of a more attractive design. In 2000, we also introduced produce under the Farmer's Garden Produce and Kash n' Karry Fresh Produce labels in Food Lion and Kash n' Karry stores, respectively.

Advertising and Promotion

Customer Loyalty Cards

     We have two customer loyalty card programs: the MVP card introduced in 1995 at Food Lion and the Preferred Customer Club, or PCC, card introduced in 1998 at Kash n' Karry. During the six month period ended June 30, 2001, the MVP customer loyalty card program accounted for approximately 73% of Food Lion's sales (53% of all transactions). During fiscal 2000, more than seven million households used the MVP card and their purchases were two and one half to three times the size of non-MVP transactions. During the six month period ended June 30, 2001, approximately 58% of Kash n' Karry's sales (42% of all transactions) were PCC card-related. In fiscal 2000, more than one million households used the PCC card and PCC card transactions were almost twice the size of non-PCC card transactions. Items promoted on the PCC card averaged more than 2,000 per week in fiscal 2000.

Other

     We advertise through newspaper inserts in the markets where we operate our stores. We also offer coupons on the Food Lion, Hannaford and Kash n' Karry web sites and are exploring the introduction of personalized shopping lists on our web sites. We are also utilizing direct mail programs to target promotions to various customers. Our mailing promotions include coupons that are redeemable at specified stores. In addition, we use television and radio broadcasting advertising selectively in our markets.

Competition

     Our business is highly competitive and characterized by low profit margins. Our competitors include international, national, regional and local:

  .  supermarket chains;

  . supercenters that sell products typically sold by supermarkets and discount chains;

  .  independent grocery stores;

  .  specialty food stores;

  .  warehouse club stores;

  .  retail drug chains;

  .  convenience stores;

  .  membership clubs;

  .  general merchandisers; and

  .  discount retailers.

     We compete on a local level and our competition is different in each of our markets. The only common competitor among our three banners is Wal-Mart. We estimate that approximately 700 of our stores, or approximately 50% of our total store base, competes with a supercenter like Wal-Mart. Food Lion's principal supermarket chain competitors are Winn-Dixie, Kroger, Ahold and Harris Teeter. Hannaford Bros.' principal supermarket chain competitors are Shaw's, Price Chopper and DeMoulas. Kash n' Karry's principal supermarket chain competitors are Publix, Winn-Dixie and Albertson's.

     Competition is based primarily on location, price, consumer loyalty, product quality, variety and service. From time to time, we and our competitors engage in price competition which has adversely affected operating margins in some of our markets.

Purchasing

     We supply our stores with merchandise from our distribution centers, outside suppliers and directly from manufacturers in order to obtain merchandise at the lowest possible cost. We practice what is commonly referred to in the supermarket industry as centralized buying. Specifically, all of our negotiations and purchasing activity with suppliers is conducted out of two central office locations - Salisbury, North Carolina for Food Lion and Scarborough, Maine for Hannaford Bros. and Kash n' Karry. Centralized buying allows us to establish long-term relationships with many suppliers, which provides various alternatives for sources of product supply. Moreover, centralized buying generally allows us greater leverage in negotiating with suppliers since large volume increments of products are being negotiated for and purchased out of one location. Our buyers create the purchase orders and manage the inventory levels for all of the products that we buy. These buyers are evaluated and given incentives based on their ability to maintain a high service level with minimal inventory.


      We believe that we are not dependent on any one supplier and consider our relations with our suppliers to be good. In addition, as a result of the Hannaford Bros. acquisition, we believe that we have improved our purchasing power with a number of our suppliers.


Management Information Systems

     We leverage technology to effectively support tactical and strategic business requirements. All of our stores employ sophisticated point-of-sale and scanning technology for the execution of retail pricing, efficient consumer checkout and data collection. We consolidate point-of-sale data at our corporate headquarters in Salisbury, North Carolina and Portland, Maine on a weekly basis and have implemented various tools to support data mining for analysis, evaluation and decision support. We focus on developing and maintaining fully integrated supply chain solutions that streamline product flow from purchase order creation to retail sale to our customers. We consistently evaluate the appropriate balance between the high cost/risk associated with emerging technologies, and the strength of technology as a competitive advantage. This approach eliminates the ineffectiveness of unproven technology investments and allows us to implement technology solutions that are timely and supportive of our strategic business plan, which provides competitive strength. We are actively pursuing e-commerce development in our relationships with vendors, employees and customers. We use the Electronic Data Interchange, or EDI, extensively in communication with our suppliers and are pursuing a migration to business-to-business Internet communication utilizing the World Wide Retail Exchange, a new global marketplace for food retailers and their suppliers that was co-founded by Delhaize Le Lion.

     The strengths of the current systems at Food Lion, Hannaford Bros. and Kash n' Karry are complementary, not competing, and provide significant opportunities for the implementation of best practices at each banner.

Training

     We provide enhanced training programs to our employees to make our operations more efficient and more attractive for customers as well as our staff. For example, we provide specialized training to our cashiers to help speed the checkout process. In addition, we provide diversity training to store management trainees, supervisors and office employees. We also train new store managers and employees preparing for store management positions. As part of this training, department managers enhance their capabilities, supervisors take part in leadership training and store employees learn new skills to help them grow in their present positions.

     Hannaford Bros. provides some of the most comprehensive computer-based training in the supermarket industry, which provides critical solutions and support for its principal business goals and initiatives. We anticipate using Hannaford Bros.' computer-based training at Food Lion and Kash n' Karry commencing in late 2001.

Employees

     As of June 30, 2001, we had 115,424 employees, of which 42,007 were full-time and 73,417 were part-time. At the end of fiscal 2000, we had approximately 120,000 employees, of which approximately 44,000 were full time and approximately 76,000 were part time. During fiscal 2000, the number of our employees increased approximately 29%, primarily as a result of our acquisition of Hannaford Bros. As of the end of fiscal 1999 and fiscal 1998, we had approximately 94,000 and approximately 92,000 employees, respectively. Less than 1% of our employees are unionized and all of our unionized employees work at one distribution center in Maine. We have not experienced any strikes or work stoppages and consider our relationship with our employees to be good.

Trademarks

     We currently own 73 trademarks registered or pending in the United States Patent and Trademark Office, including the Hannaford and Kash n' Karry names. We license the Food Lion name from Delhaize Le Lion. We believe that each of our principal banners has strong name recognition and customer loyalty. Each trademark registration is for an initial period of 10 or 20 years and is renewable for as long as our use of the trademark continues.

Properties

     At June 30, 2001, we operated a total of 1,443 stores, 102 of which were owned by us and 1,341 of which were leased. We believe that our properties are adequate for our current needs and that additional space will be available as needed.

     With the exception of 102 owned stores, as of June 30, 2001, Food Lion, Kash n' Karry and Hannaford Bros. occupied various store premises under lease agreements providing for initial terms of up to 30 years, with renewal options generally ranging from five to 20 years.

     The table below sets forth the location and square footage of our 11 warehousing and facilities centers, which total approximately 9.4 million square feet.

                                                         Square Feet
                                                         -----------
                                                        (in thousands)
Location
--------
Salisbury, North Carolina..............................      1,630
Greencastle, Pennsylvania..............................      1,236
Dunn, North Carolina...................................      1,225
Disputanta, Virginia...................................      1,124
Elloree, South Carolina................................      1,099
Clinton, Tennessee.....................................        833
Plant City, Florida....................................        760
South Portland, Maine..................................        520
Schodack, New York.....................................        425
Butner, North Carolina.................................        370
Winthrop, Maine........................................        198
                                                            ------
Total..................................................      9,420
                                                            ======

Legal Proceedings

     We are from time to time involved in legal actions in the ordinary course of our business. We are not aware of any pending or threatened litigation, arbitration or administrative proceedings involving claims or amounts that, individually or in the aggregate, we believe are likely to materially harm our business, financial condition or future results of operations. Any litigation, however, involves risk and potentially significant litigation costs, and therefore we cannot give any assurance that any litigation which may arise in the future will not materially harm our business, financial condition or future results of operations.

The Share Exchange

     On April 25, 2001, a share exchange between our company and Delhaize Le Lion was consummated. As a result, Delhaize Le Lion and its wholly-owned subsidiary, Delhaize The Lion America, now own all of our shares. As a result of the share exchange, our shareholders became shareholders of Delhaize Le Lion. Under the terms of the share exchange, each share of our common stock not already directly or indirectly owned by Delhaize Le Lion was exchanged for 0.4 Delhaize Le Lion American Depositary Shares, or ADSs, or, at the option of our shareholders, 0.4 Delhaize Le Lion ordinary shares. Each Delhaize Le Lion ADS represents one ordinary share of Delhaize Le Lion. The Delhaize Le Lion ADSs are listed on the New York Stock Exchange under the symbol "DEG" and Delhaize Le Lion ordinary shares are traded on Euronext Brussels under the symbol "DELB." Following the consummation of the share exchange, approximately 43.3% of Delhaize Le Lion's ordinary shares were held by our former shareholders.

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

                                 THE GUARANTEES

     Our wholly-owned subsidiaries named below will fully and unconditionally and jointly and severally guarantee each series of exchange securities and any old securities not tendered in the exchange offer.


     Food Lion, LLC is a North Carolina limited liability company that operates substantially all of our Food Lion stores. Food Lion's executive offices are located at 2110 Executive Drive, Salisbury, North Carolina 28145-1330.

     Hannaford Bros. Co. is a Maine corporation that operates all of our Hannaford stores. Hannaford Bros.' executive offices are located at 145 Pleasant Hill Road, Scarborough, Maine 04074.

     Kash n' Karry Food Stores, Inc. is a Delaware corporation that operates all of our Kash n' Karry stores. Kash n' Karry's executive offices are located at 2110 Executive Drive, Salisbury, North Carolina 28145-1330.

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

                                   MANAGEMENT

     The following table sets forth the name, age and positions of each of the directors and executive officers of our Company, Food Lion, Hannaford Bros. and Kash n' Karry as of September 7, 2001:

Executive Officers and Directors of Delhaize America, Inc.

Name                                Age   Position
----                                ---   --------
Pierre-Olivier Beckers.............   41  Chairman of the Board of Directors
Hugh G. Farrington.................   56  Vice Chairman of the Board of Directors
R. William McCanless...............   42  President, Chief Executive Officer and Director
Laura C. Kendall...................   49  Chief Financial Officer and Vice President of Finance
Michael R. Waller..................   47  Executive Vice President, General Counsel and Secretary
Richard A. James...................   41  Treasurer

Executive Officers and Managers of Food Lion, LLC


Name                                Age   Position
----                                ---   --------
Pierre-Olivier Beckers.............   41  Manager
Hugh G. Farrington.................   56  Manager
R. William McCanless...............   42  Chief Executive Officer and Manager
Richard A. Anicetti................   43  President and Chief Operating Officer
Laura C. Kendall...................   49  Executive Vice President and Chief Financial Officer
Keith M. Gehl......................   42  Executive Vice President, Business Strategy and Store
                                          Development
C. David Morgan....................   50  Senior Vice President, Retail Operations
Margaret H. Ham....................   34  Senior Vice President, Dry Merchandising
Elwyn G. Murray III................   34  Senior Vice President, Procurement, Distribution and
                                          Quality Assurance
Robert J. Brunory..................   46  Senior Vice President, Fresh Merchandising

Executive Officers and Directors of Hannaford Bros.


Name                             Age    Position
----                             ---    --------
Hugh G. Farrington.............  56     Director
R. William McCanless...........  43     Director
Ronald C. Hodge................  53     President, Chief Executive Officer and Director
Paul A. Fritzson...............  47     Executive Vice President and Chief Financial Officer
Michael J. Strout..............  46     Executive Vice President--Human Resources and Information
                                        Technology

Executive Officers and Directors of Kash n' Karry Food Stores, Inc.

Name                         Age    Position
----                         ---    --------
R. William McCanless........  43    Director
Pierre-Olivier Beckers......  41    Director
Michael R. Waller...........  47    Director

Michael D. Byars  .............   42    Chief Operating Officer

Biographical Information

The following is biographical information for each of the executive officers and directors of our company, Food Lion, Hannaford and Kash n' Karry.

Executive Officers and Directors of Delhaize America

     Pierre-Olivier Beckers has been Chairman of our board since April 7, 1999. Mr. Beckers is also a director of Delhaize Le Lion and has been a member of the Executive Committee of Delhaize Le Lion for more than six years. Since January 1, 1999, Mr. Beckers has served as Chief Executive Officer and President of the Executive Committee of Delhaize Le Lion. Mr. Beckers also serves as Chairman, Chief Executive Officer and President of Delhaize The Lion America, a wholly-owned subsidiary of Delhaize Le Lion and as a Manager of Food Lion. From January 1, 1998 to December 31, 1998, Mr. Beckers served as Executive Vice President of the Executive Committee of Delhaize Le Lion. He has been a manager of Delhaize Le Lion since 1986. Mr. Beckers was first elected as a director of our company in 1992.

     Hugh G. Farrington is the Vice-Chairman of our company's board of directors, and has held that position since July 31, 2000, the effective date of our acquisition of Hannaford Bros. Mr. Farrington was elected President of Hannaford Bros. in 1984 and designated Chief Executive Officer of Hannaford Bros. in 1992, positions which he held until September 2001. He held the position of Chief Operating Officer of Hannaford Bros. from 1984 to 1992. He was Executive Vice President of Hannaford Bros. from 1981 until his election as President of Hannaford Bros. He has been employed with Hannaford Bros. in various operating, supervisory and executive capacities since 1968 and is currently a member of Hannaford Bros.' board of directors. Mr. Farrington is also a Manager of Food Lion and a member of Kash n' Karry's board of directors.

     R. William McCanless has served as the President and Chief Executive Officer of our company since April 7, 1999. On January 1, 2000, Mr. McCanless was appointed to the Executive Committee of Delhaize Le Lion. Mr. McCanless joined our company in 1989 and served as Senior Vice President of Administration and Chief Administrative Officer from 1995 to April 7, 1999, and Vice President of Legal Affairs from 1993 to 1995. Mr. McCanless also served as Secretary from 1994 to April 7, 1999. Mr. McCanless was appointed to our board of directors on April 7, 1999. Mr. McCanless is also Chief Executive Officer and a Manager of Food Lion and a member of the board of directors of Hannaford and Kash n' Karry.

     Laura C. Kendall joined our company in 1997 as Chief Financial Officer and Vice President of Finance and was named Executive Vice President of Finance and Chief Financial Officer of Food Lion in 2000. In these positions, Ms. Kendall is responsible for the administration of our company's finance, accounting, audit and information technology departments. Before coming to our company, she served as chief financial officer at F & M Distributors, a discount health and beauty aids retailer in Michigan. Ms. Kendall is a certified public accountant.

     Michael R. Waller was named Executive Vice President, General Counsel and Secretary of our company in July 2000. Mr. Waller is also a member of Kash n' Karry's board of directors. Prior to joining our company, Mr. Waller served as Managing Partner in the Moscow office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. from January 1996 through April 1999 and the Managing Partner of that firm's London office from April 1999 through July 2000.

     Richard A. James was named Treasurer of our company in September 1999 and has served as Director of Finance and Treasurer of Food Lion since 1997. Mr. James joined our company as a financial analyst in 1993.

Executive Officers and Managers of Food Lion, LLC

     Pierre-Olivier Beckers - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     Hugh G. Farrington - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     R. William McCanless - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     Richard A. Anicetti was named President of Food Lion in September 2001, and Chief Operating Officer of Food Lion in August 2000. From August 2000 through September 2001, Mr. Anicetti also served as Executive Vice President of Food Lion. Prior to joining Food Lion, Mr. Anicetti served as Executive Vice President of Hannaford Bros. for seven years.

     Laura C. Kendall - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     Keith M. Gehl has served as Executive Vice President, Business Strategy and Store Development of Food Lion since January 2000. Mr. Gehl joined our company as Director of Internal Audit in 1989. He became Director of Store Operations for Food Lion's Northern Division in 1996, and was named Vice-President of Real Estate before assuming his current position.

     C. David Morgan became Senior Vice President, Retail Operations of Food Lion in January 2000. He joined our company in 1990 as an area supervisor and served most recently as Vice President of Operations for Food Lion's Southern Division, a position he held from December 1997 to December 1999.

     Margaret M. Ham is Senior Vice President, Dry Merchandising of Food Lion. Prior to joining Food Lion, Ms. Ham was employed by Hannaford Bros. in various retail management capacities since 1988.

     Elwyn G. Murray, III has served as Senior Vice President, Procurement, Distribution and Quality Assurance of Food Lion, since January 21, 2001. Mr. Murray is responsible for overseeing all of the buying functions for Food Lion and Kash n' Karry stores. Mr. Murray joined our company in 1989 and served as Vice President of Marketing and Director of Category Management from 1995 to 1999 and Vice President of Procurement from 1999 to 2001

     Robert J. Brunory has served as a Senior Vice President, Fresh Merchandising of Food Lion since December 19, 1999. He previously served as Vice President of Category Management, a position he held since 1994.

Executive Officers and Directors of Hannaford Bros.

     Hugh G. Farrington - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     R. William McCanless - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     Ronald C. Hodge was elected Chief Executive Officer of Hannaford Bros. in September 2001 and President of Hannaford Bros. in December 2000. From December 2000 through September 2001, Mr. Hodge also served as Chief Operating Officer of Hannaford Bros. Mr. Hodge has been employed by Hannaford Bros. in various retail management capacities since 1980. Mr. Hodge is also a director of Hannaford Bros.

     Paul A. Fritzson was elected Executive Vice President and Chief Financial Officer of Hannaford Bros. in June 1999. Mr. Fritzson had previously served in various staff, merchandising and retail operations capacities for Hannaford Bros. since 1978.

     Michael J. Strout was elected Executive Vice President-Human Resources and Information Technology of Hannaford Bros. in June 1999. From 1985 to 1990, Mr. Strout was employed by Hannaford Bros. in various human resources management positions.

Executive Officers and Directors of Kash n' Karry Food Stores

     Hugh G. Farrington - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     R. William McCanless - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     Michael R. Waller - see biography above under "Executive Officers and Directors of Delhaize America, Inc."

     Michael D. Byars has served as Chief Operating Officer of Kash n' Karry since September 1997. Previously, Mr. Byars served as Director of Merchandising of Food Lion's Central Division for meat operations from 1995 to 1997.

Our Board of Directors and Executive Officers

     Article 3, Section 2 of our bylaws provides that the number of directors comprising our board of directors will be established from time to time by our shareholders or board of directors. Our board of directors reduced the number of directors from 10 to three following the consummation of the Delhaize Le Lion share exchange.

     Our directors are elected annually to serve until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Our board of directors elects our executive officers annually to serve until the next annual meeting of our board of directors, or until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

Committees

     Our bylaws provide that our board of directors may create, by the affirmative vote of at least a majority of the directors then in office, one or more committees of the board of directors. Our board of directors currently does not have any committees.

Compensation

     Our directors currently do not receive any compensation.

Executive Compensation

     The following table sets forth information concerning the annual and long-term compensation earned by our President and Chief Executive Officer, each of the four other most highly compensated executive officers of our company and our wholly-owned subsidiaries Food Lion, Hannaford and Kash n' Karry during fiscal 2000 and one additional individual who was among our most highly compensated executive officers, but was not serving as an executive officer of our company at the end of fiscal 2000, for services rendered to our company in all capacities for fiscal 2000, 1999 and 1998. We refer to these six individuals collectively in this prospectus as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation               Long-Term Compensation
                                                                                       Awards             Payouts

                                                                                          Securities
                                                           Other  Annual   Restricted     Underlying
Name and Principal            Fiscal                       Compensation      Stock        Options /        LTIP       All Other
    Position                   Year    Salary   Bonus (1)      (2)          Awards (3)    SARs(#)(4)      Payouts   Compensation (5)
------------------------------------------------------------------------------------------------------------------------------------
R. William McCanless            2000  $694,186  $300,814    $12,202         $429,250        99,650/0          --          $ 94,195
  President, Chief              1999   616,324   237,260      9,888          417,308       267,745/0          --           119,507
  Executive Officer and         1998   425,132   166,845      7,239          151,195        24,710/0          --            85,586
  Director of Delhaize
  America, Inc.

Laura C. Kendall                2000   349,138   100,862     14,214          160,395        37,230/0          --            42,675
  Chief Financial Officer       1999   322,388    77,612      8,003          136,684        22,187/0          --            57,963
  and Vice President of         1998   261,045    50,649      7,734           78,913        12,897/0          --                --
  Finance of Delhaize
  America, Inc.

Hugh G. Farrington              2000   285,817   127,268      4,700               --       464,358/0          --            54,364
  Vice-Chairman of Board of     1999        --        --         --               --              --          --                --
  Directors of Delhaize         1998        --        --         --               --              --          --                --
  America, Inc.

Keith M. Gehl                   2000   260,676    70,442      7,244           79,730        18,510/0          --            30,505
  Executive Vice President,     1999   193,433    45,567      5,220           51,260         8,320/0          --            34,836
  Business Strategy and         1998   158,209    38,806      4,821           22,529         3,678/0          --            27,424
  Store Development of Food
   Lion

Robert J. Brunory               2000   247,888    71,612      7,570           87,550        20,335/0          --            30,377
  Senior Vice President,        1999   232,120    55,880      6,171           82,011        13,312/0          --            42,967
  Fresh Merchandising of        1998   221,494    48,508      5,739           51,206         8,368/0          --             6,175
  Food Lion
                                                                                                              --
Joseph C. Hall, Jr. (6)         2000   370,990   134,357     10,485          286,960        66,620/0          --           171,603
  Former President of           1999   494,519   190,481      9,035          262,052        42,541/0          --           102,617
  Food Lion                     1998   446,389   175,187      7,705          158,765        25,945/0          --            94,063
------------------------------------------------------------------------------------------------------------------------------------

________

(1) These amounts were awarded under the Key Executive Annual Incentive Bonus Plan or the Incentive Bonus Plan, and are shown for the year earned.

(2) Includes amounts reimbursed for medical expenses, amounts deemed compensation under our Low Interest Loan Plan, amounts deemed compensation in connection with an automobile that we furnish to each of the named executive officers, amounts deemed compensation in connection with life insurance policies for the named executive officers, and the value of certain other personal benefits.
(3) The dollar values of the restricted stock awards shown in this column are based on the closing market price of our Class A Common Stock on the date of grant multiplied by the number of shares awarded. The number and value of the aggregate restricted stock holdings for each of the named executive officers at the end of the last completed fiscal year (December 30, 2000), representing shares of restricted stock that had been granted under our 1996 Stock Option Plan and our 2000 Stock Option Plan, are as follows: for Mr. McCanless, 46,090 shares valued at $797,052; for Ms. Kendall, 17,464 shares valued at $308,895; Mr. Farrington, 0 shares; for Mr. Gehl, 7,085 shares valued at $124,210; for Mr. Brunory, 10,213 shares valued at $175,332;and for Mr. Hall, 0 shares. The value of these shares, which were granted in 1996, 1997, 1998, 1999 and 2000 is based on the closing stock price of our Class A Common Stock on December 29, 2000, the last trading day in fiscal 2000. The shares of restricted stock were granted on May 7, 1998, April 30, 1999 and May 3, 2000 in the following amounts: to Mr. McCanless, 4,993 shares in 1998, 13,571 shares in 1999 and 25,250 shares in 2000; to Ms. Kendall, 2,606 shares in 1998, 4,445 shares in 1999 and 9,435 shares in 2000; to Mr. Farrington, 0 shares; to Mr. Gehl, 744 shares in 1998, 1,667 shares in 1999 and 4,690 shares in 2000; to Mr. Brunory, 1,691 shares in 1998, 2,667 shares in 1999 and 5,150 shares in 2000; and to Mr. Hall, 5,243 shares in 1998, 8,522 shares in 1999 and 16,880 shares in 2000. One-fourth of the shares of restricted stock granted in 1998 vested on May 7, 2000, and one-fourth will vest on each of on May 7, 2001, May 7, 2002 and May 7, 2003. One-fourth of the shares of restricted stock granted in 1999 vested on April 30, 2001 and one-fourth will vest on each of April 30, 2002, April 30, 2003, and April 30, 2004. The shares of restricted stock granted in 2000 will vest one-fourth on each of May 3, 2002, May 3, 2003, May 3, 2004 and May 3, 2005. No dividends will be paid on the restricted stock during the period in which the shares are subject to restrictions under our 1996 Stock Option Plan and our 2000 Stock Option Plan.
(4) Upon completion of the Delhaize Le Lion share exchange, each option outstanding immediately prior to the Delhaize Le Lion share exchange, whether vested or unvested, was converted into an option to purchase the number of Delhaize Group ADSs, rounded up to the nearest whole share, equal to the number of our shares of Class A common stock subject to the option, multiplied by 0.40. With some exceptions, the converted options will be subject to substantially the same terms and conditions as were applicable to the converted option prior to the effective time of the share exchange.
(5) Includes $17,000 that we contributed on behalf of Mr. McCanless, Ms. Kendall, Mr. Gehl and Mr. Brunory under our non-contributory qualified Profit Sharing Plan during 2000. Amounts set forth in this column also include payments pursuant to our Profit Sharing Restoration Plan on behalf of the named executive officers in lieu of additional contributions that would have been made under the Profit Sharing Plan but for certain limitations on such contributions in the Internal Revenue Code. These payments were, for Mr. McCanless, $60,625 in 1998, $93,475 in 1999 and $76,150 in 2000; for Ms. Kendall, $0 in 1998, $33,963 in 1999 and $25,675 in
    2000; for Mr. Gehl, $3,423 in 1998, $10,836 in 1999 and $13,505 in 2000; for
    Mr. Brunory, $14,989 in 1998, $18,968 in 1999 and $13,377 in 2000; and for
    Mr. Hall, $67,985 in 1998, $76,456 in 1999 and $0 in 2000. On May 4, 1995,
    our board adopted our Profit Sharing Restoration Plan, pursuant to which excess profit sharing payments are credited to an account on behalf of each participant. Amounts set forth in this column also include, for Messrs. McCanless and Hall, the economic value of premiums directly paid by our company to maintain split dollar life insurance policies on behalf of these executives. We have secured split dollar life insurance policies for Messrs. McCanless and Hall in the face amount of three and one-half times such executive's base salary, if death occurs prior to retirement, and two times base salary if death occurs after retirement. The life insurance policies are assigned to us as security for the premiums paid by us and, upon the death of the executive (or earlier termination of the policies), we are entitled to receive directly from the insurance carrier an amount equal to the sums advanced. The amount set forth in this column for Mr. Hall also includes $170,455 that Mr. Hall received in 2000 pursuant to his retirement agreement. For Mr. Farrington, amounts set forth in this column include $14,135 contributed to the Hannaford Cash Balance Plan, $25,689 contributed to the Hannaford Bros. Co. Supplemental Executive Retirement Plan, and $14,540 contributed to the Hannaford Nonqualified Savings and Investment Plan (including $3,347 of interest credited to such plan).
(6) Effective August 31, 2000, Joseph C. Hall, Jr. retired as President of Food Lion.


Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values


     The following table shows information for the named executive officers, concerning: (i) exercises of stock options during fiscal 2000 and (ii) the amount and value of unexercised "in-the-money" options to purchase our Class A Common Stock, as of December 30, 2000. The value of stock options at the end of fiscal 2000 was determined by calculating the spread between the exercise price of these options and the closing price of shares of our Class A Common Stock, as reported by The New York Stock Exchange on December 29, 2000, the last trading day in fiscal 2000.

                                                                                                   Value of Unexercised In-
                                                                        Number of Securities              the-Money
                                                                       Underlying Unexercised      Options/SARs at Fiscal
                                     Shares                            Options/SARs at Fiscal          Year End ($)
                                   Acquired on   Value Realized             Year-End (#)               Exercisable/
          Name                     Exercise (#)        ($)           Exercisable/Unexercisable         Unexercisable
----------------------------     --------------  ---------------   ---------------------------     -------------------------
R. William McCanless........          1,167            438                     0/99,650                        0/68,509
Laura C. Kendall............             --             --                     0/37,230                        0/25,596
Hugh G. Farrington..........             --             --                    471,748/0                     1,434,634/0
Keith M. Gehl...............             --             --                     0/18,510                        0/12,726
Robert J. Brunory...........             --             --                     0/20,335                        0/13,980
Joseph C. Hall, Jr..........          1,667            208                          0/0                             0/0
------------------------------------------------------------------------------------------------------------------------------

Option/SAR Grants In Last Fiscal Year

     The following table sets forth the number of shares of our Class A Common Stock for which stock options were granted to each of the named executive officers who received options during fiscal 2000.


                                                                                                    Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                            Individual Grants                                          Stock Price  Appreciation
                                                                                                            for Option Term (4)
------------------------------------------------------------------------------------------------------------------------------------
           (A)                     (B)            (C)              (D)             (E)                (F)                    (G)
                               Number of   Percent of Total
                               Securities    Options/ SARs
                               Underlying     Granted to          Exercise
                             Options/ SARs    Employees in         Price         Expiration
           Name               Granted (#)     Fiscal Year        ($/share)          Date                  5%                 10%
-----------------------------------------------------------------------------------------------  -----------------------------------
R. William McCanless             99,650           4.33 (1)          $17.00           5/3/10           $1,065,748          $2,701,027
Laura C. Kendall                 37,230           1.62 (1)           17.00           5/3/10              398,172           1,009,127
Hugh G. Farrington               10,075            .44 (2)           14.65          5/14/02               46,682              65,517
                                 23,746           1.03 (2)           14.65          5/19/03              133,242             205,369
                                  6,821            .30 (2)           14.65          5/14/02               31,605              44,356
                                 50,759           2.21 (2)           14.65          5/24/05              390,989             689,212
                                 47,775           2.08 (2)           14.65          5/14/06              419,901             779,686
                                 57,669           2.51 (2)           14.65          5/12/07              574,067           1,118,730
                                  6,821            .30 (2)           14.65          5/20/08               76,480             156,081
                                 10,144            .44 (2)           14.65          5/13/01               37,662              46,408
                                 87,363           3.80 (2)           14.65          5/19/09            1,092,201           2,326,028
                                  6,821            .30 (2)           14.65          5/19/09               85,275             181,608
                                 67,743           2.95 (2)           14.65          5/20/08              759,560           1,550,122
                                  6,821            .30 (2)           14.65          5/12/07               67,900             132,322
                                 13,647            .59 (2)           14.65          5/14/06              119,945             222,718


                                   6,821          .30 (2)           14.65          5/24/05               52,541              92,616
                                   6,821          .30 (2)           14.65          5/13/01               25,324              31,205
                                  47,690         2.07 (2)           14.65          5/19/04              315,908             523,562
                                   6,821          .30 (2)           14.65          5/19/04               45,184              74,884
Keith M. Gehl                     18,510          .81 (1)           17.00           5/3/10              197,962             501,716
Robert J. Brunory                 20,335          .88 (2)           17.00           5/3/10              217,481             551,183
Joseph C. Hall, Jr.               66,620         2.90 (1)           17.00           5/3/10              712,495           1,805,744

_____

(1) Options for the named executive officers have been awarded pursuant to plans approved by our stockholders of either: (i) our company or (ii) Hannaford Bros., and assumed by our company as of the date we acquired Hannaford Bros. The terms of these options are governed by the respective plans and the recipient's option agreement. Upon completion of the Delhaize Le Lion share exchange, each of these options, whether vested or unvested, was converted into an option to purchase the number of Delhaize Group ADSs, rounded up to the nearest whole share, equal to the number of our shares of Class A common stock subject to the option, multiplied by 0.40. With some exceptions, the converted options are subject to substantially the same terms and conditions as were applicable to the converted option prior to the effective time of the Delhaize Le Lion share exchange.
(2) One third of these options vested and became exercisable on May 3, 2001. The remaining one third of the options will vest on May 3, 2002 and May 3, 2003.
(3) Options were granted by Hannaford Bros. as reload options prior to our acquisition of Hannaford Bros. on July 31, 2000. All shares were exercisable as of the date of grant.
(4) As required by the rules of the Securities and Exchange Commission, potential net gain from the exercise of stock options and SARs is based on the assumed annual rates of stock appreciation of 5% and 10% over the 10 year term of each option and SAR. Any actual net gains will be dependent on the future performance of our common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation utilized in these calculations will be achieved. In order for these options and SARs to have value for the named executive officers, the stock price must increase above the exercise price. Increases in the stock price will benefit all of our shareholders commensurately.

Employment Plans And Agreements

Employment Agreement with R. William McCanless

     Effective May 1, 2001, R. William McCanless entered into an employment agreement with us providing for his employment as President and Chief Executive Officer of our company. The agreement also provides that Mr. McCanless will be a member of our board of directors and a member of the Officer of Chief Executive of Delhaize Le Lion. This agreement currently expires on May 1, 2006, but extends for additional one year terms on May 1 of each year that the agreement is in effect, unless we or Mr. McCanless gives notice not less than 180 days prior to May 1. Under the agreement, we are to pay Mr. McCanless a base salary of not less than $753,323 per year and the agreement authorizes our board of directors to increase this amount from time to time. Mr. McCanless is also eligible to receive a bonus of no less than 45% of his base salary in any year at the discretion of our board of directors. Mr. McCanless' employment agreement also entitles him to participate in other compensation and benefit plans of our company and requires us to maintain split dollar life insurance for Mr. McCanless in the face amount of three and one-half times his base salary if his death occurs prior to retirement (subject to certain conditions), and two times his last base salary if death occurs after retirement. Mr. McCanless may elect to defer some or all of his bonus compensation and up to 50% of his base salary.

     Mr. McCanless' employment agreement also grants him options to purchase 80,000 ADRs of Delhaize Le Lion, which we refer to as jump start options. The jump start options expire on April 7, 2009. If the closing price per ADR of Delhaize Le Lion on The New York Stock Exchange is $114.48 or greater for 45 consecutive trading days ending on or prior to April 7, 2002 and Mr. McCanless is still our President and Chief Executive Officer on such date, then the jump start options will vest on such date and remain exercisable until April 7, 2009. Otherwise, the jump start options will automatically vest on April 7, 2006, provided that Mr. McCanless is our President and Chief Executive Officer on that date. The exercise price of the jump start options is $50.88 per ADR.

     We may terminate Mr. McCanless' employment for cause. If we terminate Mr. McCanless' employment for cause, or Mr. McCanless' employment terminates due to death, we will no longer be required to make payments to Mr. McCanless or his estate under his employment agreement, except for compensation earned prior to termination and pursuant to plans, arrangements or agreements providing for payments after termination of employment, including, in the case of death, payments pursuant to a salary continuation agreement with us. See the section below entitled "--Salary Continuation Agreements." We or Mr. McCanless may terminate his employment upon Mr. McCanless' disability (as specified in his employment agreement), in which case, we are required to pay Mr. McCanless a lump sum payment equal to 50% of the present value of his future base salary 8payable during the longer of the remainder of the term of employment under his employment agreement and a period of two years.

     Mr. McCanless may terminate his employment without liability to us for good reason. If Mr. McCanless terminates his employment for good reason or if we terminate his employment without cause or by reason other than death or disability, we are required to pay Mr. McCanless the full amount of his base salary and other compensation earned prior to the Date of Termination (as defined in his employment agreement), including any pro rata bonus amounts owed to him. In addition, we would be required to pay Mr. McCanless an amount equal to the product of his current annual base salary and his highest annual bonus in the three years prior to the Date of Termination, multiplied by five. Mr. McCanless would also entitled to receive benefits under certain of our benefit plans for five years following the Date of Termination, and to receive the greater of the benefits to which he would be entitled under our Supplemental Executive Plan, or SERP, and a lifetime annual benefit beginning at age 65 equal to 60% of his final average base salary and bonus compensation, net of offsets under the SERP. Finally, for five years after the Date of Termination, Mr. McCanless would be entitled to an annual amount equal to amounts payable to him under certain of our benefit plans.

     Upon a change in control, or if Mr. McCanless' employment terminates other than for cause, all of the rights that we granted to Mr. McCanless to own or acquire our stock (including stock options and restricted stock granted under our 1996 Stock Option Plan or other plans) will automatically vest upon the date of such change in control or Date of Termination, as the case may be. If the jump start options have not vested by April 7, 2002, they will not vest for any reason, including a change in control, until April 7, 2006.

     Under the terms of Mr. McCanless' employment agreement, a change of control includes:

     . an acquisition by a third-party of 25% or more of the common stock or voting securities of Delhaize Le Lion;

     . a change in the majority of directors of Delhaize Le Lion from the composition of Delhaize Le Lion's board of directors on May 1, 2001;

     . a liquidation, dissolution, merger or sale of all or substantially all of Delhaize Le Lion's assets, other than a business combination in which all or substantially all of Delhaize Le Lion's stockholders receive 60% or more of the voting securities of the successor entity, where at least a majority of the successor's board of directors are incumbent directors of Delhaize Le Lion and where no person beneficially owns 25% or more of the voting securities of the successor who did not beneficially own such stock immediately prior to the business combination;

     . shareholder approval of a complete liquidation or dissolution of Delhaize Group;

     . a direct or indirect sale or transfer of the voting securities of our company following which one or more persons (other than Delhaize Group) beneficially owns 50% or more of the voting power of our company; or

     . a sale or transfer of all or substantially all of our company's assets or the liquidation or dissolution of our company.

     Mr. McCanless' employment agreement prohibits him, without the written consent of our board of directors, from engaging in any retail or wholesale grocery business which is directly competitive with our business or the business of any of our affiliates in any geographic area that we or our affiliates operate on the Date of Termination. This prohibition applies to Mr. McCanless during the term of his employment agreement and for a period of two years after his termination. Mr. McCanless' employment agreement also places restrictions, for a period of two years after the termination of Mr. McCanless' employment, on the recruitment or solicitation of our employees or independent contractors for the purpose of being employed by Mr. McCanless or an entity on behalf of which Mr. McCanless is acting as agent, representative or employee. If, however, Mr. McCanless' employment is terminated prior to the first anniversary of the date on which a change in control occurs, the foregoing restrictions on competition and solicitation by Mr. McCanless shall not apply.

Employment Agreements of Messrs. Farrington, Brunory and Gehl and Ms. Kendall

     We are party to employment agreements with each of the named executive officers. Messrs. Brunory and Gehl are each a party to an employment agreement that we assigned to Food Lion, and references to our company below refer to Food Lion in the case of Messrs. Brunory and Gehl. The employment agreement with Mr. Brunory was entered into on January 20, 2000, the employment agreement with Mr. Gehl was entered into on January 10, 2000, the employment agreement with Ms. Kendall was entered into on March 14, 2000 and the employment agreement with Mr. Farrington was entered into on July 31, 2000. The employment agreement with Mr. Farrington has a five-year term and the employment agreements with Messrs. Brunory and Gehl and Ms. Kendall have three-year terms. Each employment agreement will automatically be extended for additional periods of one year unless the executive or our company gives the other party at least 90 days' written notice (180 days' written notice, in the case of Mr. Farrington) prior to the expiration of the term.

     The employment agreement with Mr. Farrington provides for his employment as Vice Chairman of our company and Chief Executive Officer of Hannaford Bros., and for payment of a base salary of not less than $668,476 per year. The employment agreement with Ms. Kendall provides for her employment as Vice President of Finance and Chief Financial Officer of our company, and for payment to Ms. Kendall of a base salary of not less than $336,206 per year. The employment agreement with Mr. Brunory provides for his employment as Senior Vice President of Category Management/Procurement of Food Lion, and for the payment of a base salary of not less than $238,708 per year. The employment agreement with Mr. Gehl provides for his employment as Vice President of Real Estate/Store Development of Food Lion, and for payment of a base salary of not less than $217,313 per year. The employment agreements authorize our board of directors to increase such minimum amounts from time to time. The employment agreements also entitle the executives to participate in other compensation and benefit plans offered by our company.

     We may terminate an executive's employment for cause. If we terminate an executive's employment for cause, or the executive's employment terminates due to death, then we will no longer be required to make payments to the executive or his or her estate under his or her employment agreement, except for compensation earned prior to termination and pursuant to plans, arrangements or agreements providing for payments after termination of employment, including, in the case of the executive's death, payments pursuant to a salary continuation agreement with us. We may terminate an executive's employment upon an executive's disability, in which case, we are required to pay the executive a lump sum payment equal to 50% of the present value of the executive's future base salary for the longer of the remainder of the term of employment under his or her employment agreement and a period of two years, in the case of Mr. Farrington, or one year, in the case of Messrs. Brunory and Gehl and Ms. Kendall.

     The executive may terminate his or her employment without liability to us for good reason. If Messrs. Brunory or Gehl or Ms. Kendall terminates his or her employment for good reason or if we terminate his or her employment (except for cause or by reason of the executive's death or disability), then we are required to pay the executive the full amount of the executive's base salary and other compensation earned prior to the Date of Termination (as defined in the employment agreements). In addition, we are required to pay the executive an amount equal to the product of the executive's current monthly base salary, in the case of Messrs. Brunory and Gehl and Ms. Kendall, or yearly base salary, in the case of Mr. Farrington, multiplied by the greater of: (i) 12 months, in the case of Messrs. Brunory and Gehl and Ms. Kendall, and three years, in the case of Mr. Farrington or (ii) the number of full months, in the case of Messrs. Brunory and Gehl and Ms. Kendall, and full years, in the case of Mr. Farrington, remaining in the term of the executive's employment agreement.

     If Messrs. Farrington, Brunory or Gehl or Ms. Kendall terminates his or her employment for good reason prior to a change in control or if we terminate his or her employment without cause within six months prior to a change in control, then we are required to maintain in full force and effect for the continued benefit of the executive and the executive's eligible dependents for one year, in the case of Messrs. Brunory and Gehl and Ms. Kendall, and three years, in the case of Mr. Farrington, after the Date of Termination (or for the number of years remaining in the term of the executive's employment agreement, whichever is greater), the employee fringe benefit plans and programs relating to medical, dental, health and life insurance in which the executive was entitled to participate immediately prior to the Date of Termination (but excluding our Annual Incentive Bonus Plan (Key Executive Annual Incentive Bonus Plan, in the case of Mr. Farrington)), Profit Sharing Plan, Profit Sharing Restoration Plan and any other bonus, retirement or similar compensation plans), if, in the case of Messrs. Brunory and Gehl and Ms. Kendall, the executive's continued participation is permitted under the general terms and provisions of such plans and programs and applicable law; provided, however, that in the case of Mr. Farrington, if participation in any such plan or program is not permitted under the terms of such plan or program, we are required to provide Mr. Farrington (and his eligible dependents) with benefits substantially similar to those which are being provided immediately prior to his termination of employment.

     If we terminate the employment of Messrs. Farrington, Brunory or Gehl or Ms. Kendall without cause (and, in the case of Messrs. Brunory and Gehl and Ms. Kendall, in contemplation of a change in control) within six months prior to such change in control or without cause, or with good reason within one year, in the case of Messrs. Brunory and Gehl and Ms. Kendall, and three years, in the case of Mr. Farrington, following a change in control, then we are required to pay the executive the compensation and benefits set forth in the two paragraphs above, and in addition, for one year following the Date of Termination (or for the number of years remaining in the term of the executive's employment agreement, whichever is greater). The executive shall be paid an annual amount equal to the amounts, if any, which would have been payable to the executive under: (i) in the case of Messrs. Brunory and Gehl and Ms. Kendall, the Annual Incentive Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan (or such other plans in which the executive was entitled to participate as of the Date of Termination) assuming the executive had remained employed for such one year (or greater) period and received an

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

annual salary at the rate in effect on the executive's Date of Termination and
(ii) in the case of Mr. Farrington, our company's Key Executive Annual Incentive Bonus Plan, and any plan of Hannaford Bros. in which Mr. Farrington was entitled to participate immediately prior to the Date of Termination (or such other plans in which Mr. Farrington was entitled to participate as of the Date of Termination) assuming Mr. Farrington had remained employed for such three year (or greater) period and received an annual salary at the rate in effect on his Date of Termination.

     The employment agreements define a change in control of our company as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that a change in control shall be deemed to have occurred if: (i) an acquisition (other than directly from us) by a Person (as set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act) excluding our company or an employee benefit plan of our company or an entity controlled by our shareholders, results in the aggregate number of shares of our voting securities beneficially owned by any other Person to exceed the number of shares of our voting securities beneficially owned, in the aggregate, by Delhaize Le Lion and Delhaize The Lion America, (ii) at any time during the term of the employment agreement there is a change in the composition of our board of directors resulting in a majority of our directors who are in office on the date of the employment agreement, which are referred to in this section as the incumbent company directors, no longer constituting a majority of the directors of our company; provided that, in making such determination, persons who are elected to serve as directors of our company and who are approved by at least 70% (100%, in the case of Mr. Farrington) of the incumbent company directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as incumbent company directors, (iii) consummation of a business combination, other than a business combination in which all or substantially all of the beneficial holders of our voting securities (or the shareholders, in the case of Mr. Farrington) receive or retain (receive, in the case of Mr. Farrington) 50% or more of our voting securities or the voting securities of the entity resulting from the business combination, at least a majority of the board of directors of the resulting company were incumbent company directors, and after which no person or entity owns 20% or more of the voting securities of the resulting company, who did not beneficially own such stock immediately before the business combination, (iv) occurrence of any of the events described in (ii) or (iii) above to Delhaize Le Lion or (v) the acquisition by any Person of more than 30% of the stock (voting securities, in the case of Mr. Farrington) of Delhaize Le Lion. Notwithstanding any other provision of this paragraph, for purposes of the definition of change in control, a change in control of Delhaize Le Lion shall not constitute a change in control of our company unless it involves an event contemplated by
(iv) or (v) above. With respect to (iii) above as it applies to Delhaize Le Lion under (iv) above, the beneficial ownership threshold shall be 30% rather than 20%.

     Upon a change in control, or if the executive's employment terminates other than for cause, all of the rights that we granted to the executive to own or acquire our stock (including stock options and restricted stock granted under our 1996 Stock Option Plan or other plans) will automatically vest upon the date of such change in control or date of termination; provided however, that such rights shall not vest (assuming no occurrence of a change in control) if the executive's employment is terminated for his or her failure (in the case of Mr. Farrington, other than by reason of incapacity due to physical or mental illness) to adequately perform his or her duties under his or her employment agreement, as determined by an affirmative vote of at least seventy percent of our board of directors, and further, in the case of Mr. Farrington, provided that Mr. Farrington is given written notice of such failure and is unable (other than by reason of incapacity due to physical or mental illness) or unwilling to correct such failure within thirty days after receipt of written notice of such failure.

     The employment agreements of Messrs. Brunory and Gehl and Ms. Kendall prohibit the executives, without the written consent of our board of directors, from owning, operating, controlling or being employed as an officer, director, manager or consultant, or as an employee with management or executive level duties or responsibilities, in any case, for or by any business engaged in, or any entity whose business or whose direct or indirect parent entity's or direct or indirect subsidiary entity's business is, any retail or wholesale grocery or supermarket business within 10 miles of any store operated by us or any of our subsidiaries on the date on which the executive's employment with us ends; provided, however, that this restriction shall not apply if the executive works, consults or accepts employment with a business that does not directly compete with us or any of our subsidiaries. Mr. Farrington's employment agreement prohibits Mr. Farrington, without the written consent of our board of directors, from engaging in any retail or wholesale grocery business which is directly competitive with the business of our company or any of our affiliates in any geographic area in which we or any of our affiliates operate on the date of termination. These prohibitions apply to an executive during the term of his or her employment agreement and for a period of two years after his or her termination. The employment agreements also place restrictions, for a period of two years after termination of an executive's employment, on the recruitment or solicitation of our employees or independent contractors (or the employees or independent contractors of any of our affiliates, in the case of Mr. Farrington) for the purpose of being employed by such executive or an entity on behalf of which such executive is acting as agent, representative or employee. If, however, an executive's employment is terminated prior to the first anniversary of the date on which a change in control occurs, the foregoing restrictions on competition and solicitation by such executive shall not apply.

Employment Agreement with Joseph C. Hall, Jr.

     Joseph C. Hall, Jr., the former President and Chief Operating Officer of Food Lion, retired on August 31, 2000. Mr. Hall's terms of employment, including the level of his base salary, for the period prior to his retirement on August 31, 2000, were set forth in a March 13, 2000 Employment Agreement between Mr. Hall and our company. Mr. Hall's employment agreement provided that Mr. Hall's annual base salary would be $521,390. This amount, however, would be reviewed by our board of directors from time to time, but in no event would such review result in any reduction in the base salary provided in the Mr. Hall's employment agreement. Mr. Hall's employment agreement further provided that Mr. Hall would be eligible to participate in our annual incentive bonus plan, stock option plans and other compensation plans and that he would be entitled to participate in all health, accident, disability, medical, life and other insurance programs and other benefit and compensation plans that we maintain. Mr. Hall's employment agreement further provided that we would provide Mr. Hall with split dollar life insurance in specified amounts. A retirement agreement dated August 31, 2000 between Mr. Hall and our company, among other things, terminated Mr. Hall's employment agreement.

Retirement Agreement with Joseph C. Hall, Jr.

     On August 31, 2000, Mr. Hall retired as President and Chief Operating Officer of Food Lion. Mr. Hall's retirement agreement provides for Mr. Hall to receive his then current annual salary of $521,390 through August 31, 2003, plus an incentive and wellness bonus for 2000 prorated to his retirement date. Under Mr. Hall's retirement agreement, all vested stock options held by Mr. Hall on his retirement date remain exercisable for three months following his retirement date, and thereafter any of such stock options that remain unexercised shall terminate and cease to be exercisable and all other stock options granted to Mr. Hall that remain unvested on his retirement date remain outstanding, vested on his retirement date and remained exercisable for three months following his retirement date. Additionally, Mr. Hall's retirement agreement provides that Mr. Hall is to remain vested in all restricted stock that had vested as of his retirement date, and all restricted stock awarded to Mr. Hall that had not vested prior to his retirement date shall remain outstanding following his retirement date and vested as of his retirement date. Prior to Mr. Hall's retirement date, we transferred to Mr. Hall title to the vehicle that we provided him during the course of his employment. We will also continue to pay the premiums on and shall maintain in effect the split-dollar life insurance policy currently in effect with respect to Mr. Hall through August 31, 2003. As of August 31, 2003, this insurance policy will be transferred to Mr. Hall, Mr. Hall

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

will be responsible for all premiums under this policy and we will waive our right to receive reimbursement for premiums paid on this policy. Mr. Hall has agreed that he shall not, directly or indirectly, own, manage, operate, control, be employed by, or perform services for three years following his retirement date, for any business located within the continental United States that engages in any retail grocery or supermarket business and for two years following his retirement date, for any business located in the continental United States that engages in any non-retail grocery or supermarket business. In addition, for three years following Mr. Hall's retirement date, Mr. Hall may not solicit the customers, suppliers or employees of our company and our affiliates to terminate their relationship with us or any of our affiliates (or to modify this relationship in a manner that is adverse to our interests or to the interests of our affiliates), or to violate any valid contracts they may have with us or our affiliates.

Salary Continuation Agreements

     We have entered into salary continuation agreements with certain of the named executive officers providing for payments to a named beneficiary in the event of that executive's death prior to attaining the age of 65 while employed by our company. The agreements are intended to encourage participants to continue employment with us.

     Payments for the first 12 months following death are fixed. If death occurs prior to attaining the age of 55, payments after the first 12 months following death are made through the month the decedent would have attained the age of 65 or for a maximum period of 24 years, whichever is less. If death occurs at or after 55 but prior to attaining the age of 65, payments after the first 12 months following death are made for a period of nine years. Except as provided above, all rights of the participant terminate upon his or her reaching age 65 or on the date he or she retires or, for reasons other than death, ceases to be an active employee of our company. The following table sets forth the amounts payable to the named executive officers at December 30, 2000 pursuant to the arrangements described above:

                                       Monthly Payment           Subsequent Monthly Payment
                                   ----------------------- -----------------------------------------
        Name of Individual             First 12 Months        24-Year Period   OR   9-Year Period
---------------------------------- ----------------------- -------------------    ------------------
Bill McCanless....................         $40,494                $20,247             $16,198
Laura C. Kendall..................          20,366                 10,183               8,147
Hugh G. Farrington (1)............              --                     --                  --
Robert J. Brunory.................          14,460                  7,230               5,784
Keith M. Gehl.....................          16,610                  8,305               6,644
Joseph C. Hall, Jr. (2)...........              --                     --                  --
-----------------------------------------------------------------------------------------------------

___________
(1) Mr. Farrington does not participate in this plan.
(2) Effective August 31, 2000, Mr. Hall retired as President and Chief Operating Officer of Food Lion. Based on his retirement, no payments will be made to Mr. Hall under his salary continuation agreement.

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

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 25, 2001, our company and Delhaize Le Lion consummated a share exchange whereby Delhaize Le Lion exchanged each outstanding share of our Class A Common Stock and Class B Common Stock not already directly or indirectly held by Delhaize Le Lion for 0.4 Delhaize Le Lion American Depository Receipts, or ADRs, listed on The New York Stock Exchange or, at the option of our shareholders, 0.4 Delhaize Le Lion ordinary shares. The Delhaize Le Lion share exchange was structured to be tax-free to our shareholders for U.S. federal income tax purposes. The Delhaize Le Lion share exchange resulted from an agreement between Delhaize Le Lion and a four-person special committee of independent directors of our company. The Delhaize Le Lion share exchange was unanimously approved by our board of directors and the board of directors of Delhaize Le Lion, unanimously recommended to our board of directors by the special committee of our independent directors, and approved by our shareholders and the shareholders of Delhaize Le Lion.

     On October 1, 1986, we entered into a 20-year lease for the operation of a 20,000 square foot Food Lion store in Orange Park, Florida. An indirect subsidiary of Delhaize Le Lion owns a one-half interest in Debarry Place Joint Venture, which is involved in the development of the Orange Park, Florida store. The store opened in September 1987. Under the terms of the store's lease, the provisions of which we believe are no more favorable than a lease with a third party lessor, we are expected to make annual payments of $206,500 in fixed rent and $6,249 in common area maintenance fees. In addition, the store's lease provides for an annual payment to the lessor equal to the amount by which 1% of the annual gross receipts of the leased premises exceeds the fixed rent for the lease year. The lease includes an option to extend the lease for up to four five-year periods.

     We have also entered into a joint venture with Delhaize Le Lion regarding Bel-Thai Supermarket Co., Ltd., or Bel Thai, a supermarket company based in Thailand. On January 18, 2000, we acquired a 51% interest in Bel-Thai through a wholly-owned subsidiary of our company for approximately $3.9 million. Delhaize Le Lion owns the remaining 49% interest in Bel-Thai. Subsequent to our acquisition of an interest in Bel-Thai, we contributed additional capital of approximately $5.6 million to Bel-Thai for operations and acquisitions. Our investment in Bel-Thai was consummated pursuant to arms-length negotiations and was approved by our board of directors (by a vote of the directors unaffiliated with Delhaize Le Lion). In addition, we obtained a fairness opinion from Salomon Smith Barney, an investment banking firm, as to the fairness of the transaction to our company.

     On August 31, 2001, our company, through its wholly-owned subsidiary Delhaize Insurance Company, entered into a reinsurance arrangement with Pride Reinsurance, Ltd., a wholly-owned subsidiary of Delhaize Le Lion. Pursuant to this arrangement, Pride Reinsurance Ltd. reinsures certain self-insured risks of our company related to general liability, workers' compensation and vehicle accident claims. We believe that the terms and conditions of this reinsurance coverage, including the amount of the premium payment, are substantially similar to the terms and conditions that we could receive from a third-party. Although we expect to pay approximately $119 million in premiums in fiscal 2001 in connection with this reinsurance arrangement due to the transfer of outstanding claims previously filed, premiums are expected to be approximately $42 million in future fiscal years.

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

                     DESCRIPTION OF THE EXCHANGE SECURITIES

General

     The old securities were issued and the exchange securities will be issued under an indenture, dated as of April 15, 2001, as supplemented by a first supplemental indenture dated April 19, 2001, between us, Food Lion, LLC and The Bank of New York, as debt trustee. On September 6, 2001 our company, Food Lion, The Bank of New York, as trustee, Hannaford Bros. and Kash n' Karry entered into a second supplemental indenture in order for Hannaford Bros. and Kash n' Karry to become guarantors of the securities. The terms of the old securities and the exchange securities are identical, except that the exchange securities are not subject to restrictions on transfer. The indenture and supplemental indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended.


     The following discussion summarizes material provisions of the indenture under which the exchange securities will be issued. Because this is only a summary, it is not complete and does not describe every aspect of the exchange securities and the indenture. Whenever there is a reference to particular sections or defined terms of the indenture, the sections or defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. Capitalized terms are terms that are defined in the indenture.


     In this description, we refer to "our company" as Delhaize America, Inc. and not our subsidiaries and we refer to "Delhaize Le Lion" as Etablissements Delhaize Freres et Cie "Le Lion" S.A., and not to any of its subsidiaries. In this description, we refer to the old securities and the exchange securities collectively as the securities.

     A copy of the form of the indenture is available from us upon request. See the section of this prospectus, "Where You Can Find More Information." You should read the indenture for provisions that may be important to you but which are not included in this summary.

General Terms of the Exchange Securities

     The exchange securities have the following terms:

  Principal Amount       Interest Rate     Maturity Date
   $   600,000,000           7.375%        April 15, 2006
   $ 1,100,000,000           8.125%        April 15, 2011
   $   900,000,000           9.000%        April 15, 2031


     The exchange securities are general unsecured and unsubordinated obligations of our company and rank in right of payment on a parity with all of our other unsecured and unsubordinated indebtedness. Because we are a holding company that conducts substantially all of our operations through our subsidiaries, the right of our company and the right of creditors of our company (including holders of the exchange securities) to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that such subsidiary is a guarantor of our obligations or claims of our company as a creditor of the subsidiary may be recognized. Our wholly-owned subsidiaries, Food Lion, LLC, Hannaford Bros. and Kash n' Karry Food Stores will fully and unconditionally and jointly and severally guarantee the exchange securities as to payments of principal, premium, if any, and interest. See "--The Guarantees." The indenture provides that additional entities may guarantee the exchange securities by executing a supplemental indenture.


     The exchange securities are redeemable in whole or in part at any time at our option. See "--Optional Redemption." The holders of the exchange securities will not be entitled to the benefit of any mandatory redemption or sinking fund.

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

     The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may, without the consent of the holders of the exchange securities, issue additional securities of any series outstanding and thereby increase that principal amount in the future, on the same terms and conditions and with the same CUSIP number as that series of outstanding exchange securities.

     Interest on the exchange securities will accrue from October 15, 2001. Interest on the exchange securities is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2002, to the persons in whose names the exchange securities were registered at the close of business on the next preceding April 1 and October 1, respectively. Interest on the exchange securities is computed on the basis of a 360-day year comprised of twelve 30-day months. All amounts resulting from these calculations are rounded to the nearest cent.

     The trustee, through its corporate trust offices in New York, is acting as our paying agent with respect to the exchange securities. Payments of principal, premium, if any, and interest on the exchange securities are made by us through the paying agent to DTC

     Any payment otherwise required to be made in respect of exchange securities on a date that is not a Business Day (as defined herein) for the exchange securities may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law to close.

     The exchange securities will be issued only in fully registered form without coupons in denominations of $1,000 or any whole multiple of $1,000. No service charge will be made for any transfer or exchange of the exchange securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. Each series of exchange securities will be issued in the form of one or more fully registered global securities. Except as described under "--Book-Entry; Delivery and Form"' below, the exchange securities are not issuable in certificated form.

Guarantees

     Our wholly-owned subsidiaries, Food Lion, LLC, Hannaford Bros. and Kash n' Karry Food Stores have fully and unconditionally and jointly and severally guaranteed all payments with respect to the exchange securities at the time of the issuance of the exchange securities. These guarantees of the exchange securities are a general unsecured obligation of each subsidiary and ranks in right of payment equally with all of each subsidiary's respective other unsecured and unsubordinated indebtedness.

     The indenture provides that in the event that a subsidiary guarantee constitutes or results in a fraudulent transfer or conveyance for purposes of, or is a violation of, any U.S. federal, or applicable U.S. state fraudulent transfer or conveyance or similar law, then the subsidiary guarantor's liability under the guarantee will be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of securities may be entitled to collect under the guarantee. Holders, by their acceptance of the exchange securities, have agreed to such limitations. See "Risk Factors--Risks Related to the Exchange Securities--Fraudulent conveyance laws may result in the subordination or avoidance of the subsidiary guarantees of the exchange securities."

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

Optional Parent Guarantee

     We and Delhaize Le Lion have explored the advisability of cross-guaranteeing each other's indebtedness for borrowed money and other financial indebtedness and believe that there may be operational and financial benefits to such an arrangement. While we would not implement any cross-guarantees until at least October 2001, which is six months after the consummation of the share exchange between our companies, we may implement the cross-guarantees thereafter, although we can not assure you that we will implement the cross-guarantees or if we do, when. The indenture governing the exchange securities will limit our ability to implement the cross-guarantees if the cross-guarantees would adversely affect our credit ratings.

Proposed EU Directive on the Taxation of Savings Income

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of conditions being met, it is proposed that member states of the European Union will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a paying agent resident within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to such payments. This directive, if adopted, may be conditioned on the adoption of equivalent measures in non-European Union countries with significant financial centers (such as the United States) and in dependent or associated territories of certain member states. Pending agreement on the precise text of the directive, it is difficult to say what effect, if any, the adoption of the directive would have on the exchange securities or payments in respect thereof.

Payment of Additional Amounts; Redemption for Tax Reasons

     The following discussion is relevant only in the event that Delhaize Le Lion guarantees the exchange securities and is required under the terms of the guarantee to make payments of principal, premium, if any, and interest on the exchange securities.

     If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the jurisdiction in which Delhaize Le Lion or any successor is organized (or any political subdivision or taxing authority in such jurisdiction), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus, Delhaize Le Lion becomes or, based upon a written opinion of independent counsel selected by Delhaize Le Lion, will become obligated to pay additional amounts with respect to the exchange securities of any series as described below, then Delhaize Le Lion may at its option redeem, in whole, but not in part, the exchange securities of the series on which it is obligated to pay additional amounts on not less than 30 days' nor more than 60 days' prior notice to the holders of such exchange securities, at a redemption price equal to 100% of their principal amount (and premium, if any), together with interest accrued but unpaid on those exchange securities to the date fixed for redemption.

     Delhaize Le Lion will make all payments of principal of and any premium, interest and any other amounts on the exchange securities without withholding or deduction for any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf the jurisdiction in which Delhaize Le Lion or any successor is organized or resident for tax purposes (each, a "Relevant Taxing Jurisdiction") or any political subdivision or taxing authority thereof or therein having power to tax, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

     . the laws or any related regulations or rulings of a Relevant Taxing Jurisdiction or any political subdivision or taxing authority of a Relevant Taxing Jurisdiction; or

     . an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a ruling by a court of competent jurisdiction or by a taxing authority in a Relevant Taxing Jurisdiction or any political subdivision of a Relevant Taxing Jurisdiction.

        If any withholding or deduction is required in any Relevant Taxing Jurisdiction, Delhaize Le Lion will, subject to the limitations and exceptions described below, pay to the holder of the exchange securities such additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the exchange security and the indenture.

        The foregoing obligation of Delhaize Le Lion to pay additional amounts which are due will not apply to any tax, fee, assessment, duty or governmental charge which is payable:

     . otherwise by deduction or withholding from payments of principal of, or premium, any, or interest on such exchange securities;

     . by reason of such holder having, or having held, some personal or business combination with the country in which Delhaize Le Lion is organized and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, such country;

     . by reason of a change in law or official practice of any Relevant Taxing Jurisdiction that becomes effective more than 15 days after the Relevant Date (as defined below) for payment of principal of, or premium, if any, or interest on such exchange securities;

     . by a paying agent from a payment of principal of, premium, if any, or interest on such exchange securities if the payment could have been made by another paying agent without such deduction or withholding;

     . by reason of such holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company or controlled foreign corporation for U.S. tax purposes or a corporation which accumulates earnings to avoid U.S. federal income tax, and not merely by reason of the fact that payments in respect of exchange securities or the guarantee are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in Belgium;

     . by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the combined voting power of all classes of stock of our company entitled to vote;

     . by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge;

     . as a result of such holder's failure to comply with certification, identification or other information reporting requirements or to make a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

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     .  pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to any such directive (see "--Proposed EU Directive on the Taxation of Savings Income" above); or

     .  owing to any combination of the above.

        In addition, Delhaize Le Lion will not be required to pay additional amounts with respect to any payment to any holder of an exchange security who is a fiduciary or partnership other than the sole beneficial owner of such exchange security, to the extent that such payment would be required to be included in income for tax purposes of a beneficiary with respect to such fiduciary or a partner of such partnership or a beneficial owner that would not have been entitled to such additional amounts if it had been the holder of the exchange securities.

        "Relevant Date" means the date on which the payment of principal of, or premium, if any, or interest on any series of exchange securities becomes due and payable, but, if the full amount of the monies payable on such date has not been received by the relevant paying agent or as it shall have directed on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received.

Optional Redemption

        All or a portion of the exchange securities of any series may be redeemed at our option at any time or from time to time. The redemption price for the series of exchange securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

     . 100% of the principal amount of the exchange securities being redeemed on the redemption date; or

     . the sum of the present values of the remaining scheduled payments of principal and interest on the series of exchange securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined below), plus 30 basis points for the 7.375% exchange notes due 2006, 40 basis points for the 8.125% exchange notes due 2011 and 50 basis points for the 9.000% exchange debentures due 2031 as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest on the series of exchange securities to the redemption date. Notwithstanding the foregoing, installments of interest on exchange securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the exchange securities and the indenture. The redemption price for the exchange securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the series of exchange securities to be redeemed. Once notice of redemption is mailed, the exchange securities called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date, assuming a price for the Comparable Treasury Issue

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(expressed as a percentage of its principal amount) equal to the Comparable
Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the series of exchange securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such exchange securities.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or (C) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

     "Reference Treasury Dealer" means (A) each of Salomon Smith Barney Inc., Chase Securities Inc. and Deutsche Banc Alex. Brown Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer and (B) any other Primary Treasury Dealer(s) selected by us.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

     On or before the redemption date, we will deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the series of exchange securities to be redeemed on that date. If less than all of the exchange securities of any series are to be redeemed, the exchange securities to be redeemed shall be selected by lot by DTC, in the case of exchange securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate in the case of exchange securities that are not represented by a global security.

     We, Food Lion, LLC, Hannaford Bros. or Kash n' Karry Food Stores may at any time and from time to time, purchase exchange securities of any series at any price or prices in the open market or otherwise.

Book-Entry; Delivery and Form

     Except as described below, we will initially issue the exchange securities in the form of one or more registered exchange securities in global form without coupons. We will deposit each global security on the date of the closing of the exchange offer with DTC and registered in the name of Cede & Co., as nominee of DTC.

     The global securities may be transferred in whole, and not in part, solely to another nominee of DTC or a successor to DTC or its nominee. All interests in the global securities may be subject to the procedures and requirements of DTC. In the case of a transfer by an owner of a beneficial interest in a global security, the transferor may be required to deliver a written certification in the form provided in the indenture.

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     Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its respective direct and indirect participants. Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

Depository Procedures for the Global Securities

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC's settlement systems and are subject to change by DTC from time to time. Our company does not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that it is:

     . limited purpose trust company organized under the laws of the State of New York;

     .  a "banking organization" within the meaning of the New York Banking Law;

     .  a member of the Federal Reserve System;

     . a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     . a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     Pursuant to procedures established by DTC, upon deposit of each of the global securities for the exchange securities, DTC will credit the accounts of participants whose tender of old securities has been accepted in the exchange offer with an interest in such global securities. Ownership of the securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that some types of purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through

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participants, the ability of a person having an interest in exchange securities represented by a global security to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security representing the interest.

     So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have exchange securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of such exchange securities under the indenture or the global security.

     We understand that under existing industry practice, in the event that we request any action of holders of exchange securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange securities by DTC, or for maintaining, supervising or reviewing any of DTC's records of relating to the exchange securities.

     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any exchange securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security representing such exchange securities under the indenture. Under the terms of the indenture, we may treat, and the trustee may treat, the persons in whose names the exchange securities, including the global securities, are registered as the owners of the exchange securities for the purpose of receiving payment on the exchange securities and for any and all other purposes whatsoever. Accordingly, neither our company nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global security, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in the global securities will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

Certificated Securities

  If:

  . we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or is no longer registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 90 days of this notice or cessation;

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  .  we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange securities in definitive form under the indenture; or

  . upon the occurrence and continuation of an event of default under the indenture,

then, upon DTC's surrender of the global securities, certificated securities will be issued to each person that DTC identifies as the beneficial owner of the exchange securities represented by the global securities. Upon any such issuance, the trustee is required to register the certificated exchange securities in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

     Neither our company nor the trustee shall be liable for any delay by DTC or any participant or indirect participant of DTC in identifying the beneficial owners of the related securities, and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange securities.

Material Covenants

     The indenture contains the covenants described below which are applicable to our company. Other than as described below, the indenture does not contain any provisions that would limit our ability to pay dividends, incur additional indebtedness or that would afford holders of exchange securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. See "Risk Factors--Risks Related to the Exchange Securities."

Limitations on Liens

     Under the indenture, if we or any of our Subsidiaries incur debt that is secured by a mortgage on an Operating Property or stock or debt of a Subsidiary, we must secure the exchange securities at least equally and ratably with the secured debt for as long as such debt is so secured.

     The foregoing restriction shall not apply to:

  . mortgages on any property acquired, constructed or improved by us or by any of our Subsidiaries after the date of the indenture which are created or assumed contemporaneously with, or within 36 months after, such acquisition, or completion of such construction or improvement, or within six months thereafter, pursuant to a firm commitment for financing arranged with a lender or investor within such 36 month period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture, or, in addition to the mortgages contemplated by the two subparagraphs immediately following below, mortgages on any property existing at the time of acquisition thereof, provided that the mortgage shall not apply to any property theretofore owned by us or any of our Subsidiaries other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

  . mortgages on property, shares of stock or debt existing at the time of acquisition thereof from a corporation which is merged with or into us or any of our Subsidiaries;

  . mortgages on property of a corporation existing at the time such corporation becomes a Subsidiary;

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  .  mortgages to secure debt of a Subsidiary to us or to any of our
     Subsidiaries;

  . mortgages in favor of the United States of America or any state thereof or Belgium, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof or Belgium, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or

  . mortgages for the sole purpose of extending, renewing or replacing in whole or in part debt secured by any mortgage referred to in the foregoing five subparagraphs, or in this subparagraph; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced, plus improvements on such property.

     However, if the total amount of secured debt that would otherwise be subject to this covenant and the present value of any remaining rent payments for certain sale and leaseback transactions involving an Operating Property would not exceed 8% of our Consolidated Capitalization on the date as of which the determination is being made, this requirement does not apply to such incurrence of debt.

     A "Subsidiary" is any corporation or any other person of which the relevant person or the relevant person and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly owns voting securities or other similar equity interests entitling the owners thereof to elect a majority of the directors or individuals holding similar positions in other persons, either at all times or so long as there is no default or contingency which permits the owners of any other class or classes of securities or other interests to vote for the election of one or more directors or individuals holding similar positions in other persons, but shall not include any corporation or other person which respect to which the relevant person or any other Subsidiary has become entitled to elect a majority of the directors or individuals holding similar positions in other persons solely due to a default or other contingency which is temporary in character and has had a continuous existence of less than one year.

     "Operating Property" means any manufacturing or processing plant, office facility, retail store, supermarket, warehouse, distribution center or equipment owned and operated now or hereafter by us or any Subsidiary and having a Net Book Value on the date as of which the determination is being made of more than 1% of Consolidated Capitalization as most recently determined prior to such date.

     "Net Book Value" means the cost of any asset less accumulated depreciation and amortization taken with respect to such asset.

     "Consolidated Capitalization" means the total assets of a person and its Subsidiaries determined on a consolidated basis, less (A) current liabilities, including liabilities for debt maturing more than 12 months from the date of the original creation of the debt but maturing within 12 months from the date of determination and (B) deferred income taxes.

Sale and Leaseback

     We will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction (as defined below) with respect to any Operating Property, unless the net proceeds of such Sale and Leaseback Transaction are at least equal to the Acquisition Costs (as defined below) incurred by us in

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connection with the acquisition and the construction of any improvements on the
Operating Property to be leased and either:

  . our company or such Subsidiary would be entitled to incur debt secured by a mortgage on such Operating Property without equally and ratably securing the exchange securities; or

  . our company shall, within 24 months of the effective date of any such arrangement (or within six months thereafter pursuant to a firm purchase commitment entered into within such 24 month period), apply an amount equal to the sum of our costs relating to such Operating Property:

     . to the payment or other retirement of debt incurred or assumed by our company which ranks in right of payment pari passu with the exchange securities or of debt incurred or assumed by any Subsidiary, other than, in either case, debt owned by our company or any Subsidiary; or

     . to the purchase of Operating Property, other than the Operating Property involved in such sale.

     "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing to our company or any Subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 48 months and except for leases between our company and a Subsidiary or between Subsidiaries), which Operating Property has been or is to be sold or transferred by our company or such Subsidiary to such person.

     "Acquisition Costs" are an amount equal to a percentage of all costs incurred by our company in connection with the acquisition and construction of any improvements on the Operating Property to be leased, such percentage to be determined as follows:

  . if the Sale and Leaseback Transaction occurs within 36 months following completion of the construction of the principal improvement on the Operating Property to be leased, then such percentage shall be 100%;


  . if the Sale and Leaseback Transaction occurs between 37 months and 60 months following completion of the construction of the principal improvement on the Operating Property to be leased, then such percentage shall be 95%; or

  . if the Sale and Leaseback Transaction occurs after 60 months following completion of the construction of the principal improvement on the Operating Property to be leased, then such percentage shall be 90%.

Limitation on Guarantees

     We will not, directly or indirectly, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for (collectively, "guarantee") any Indebtedness (as defined below) of Delhaize Le Lion or any direct or indirect Subsidiary of Delhaize Le Lion other than our company or any of our Subsidiaries unless:

  . at the time of and after giving effect to such guarantee, no default or Event of Default (as defined below) has occurred and is continuing or would occur as a consequence of such guarantee; and

  . we have first obtained and provided to the trustee a letter or such other certification reasonably satisfactory to the trustee from each of Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (or their respective

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     successors, or, if no successors exist, other nationally-recognized ratings agencies) to the effect that such organization will not decrease its rating of, or place under surveillance or review (other than a surveillance or review with positive implications of a possible upgrading) its rating or outlook of, the securities, as a consequence of the guarantee (after taking into account all contemporaneous transactions).

     "Indebtedness" means, with respect to any person (without duplication):

     (1) the principal of and any premium and interest on indebtedness of such person for borrowed money or evidenced by notes, debentures, bonds or other similar instruments;

     (2) all Capitalized Lease Obligations of such person;

     (3) all obligations of such person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations for letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

     (5) all obligations of the type referred to in clauses (1) through (4) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and

     (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     Notwithstanding the foregoing, we may guarantee Indebtedness of Delhaize Le Lion or any direct or indirect subsidiary of Delhaize Le Lion so long as such Indebtedness for any single obligation does not exceed $1 million in principal amount and such Indebtedness in the aggregate does not, at any time, exceed $10 million in principal amount.

     "Capitalized Lease Obligation" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     "Lien" means any mortgage, deed of trust, security interest, pledge, lien or other encumbrance.

Merger, Consolidation, Sale or Lease of Assets

     Under the terms of the indenture, we generally would be permitted to merge or consolidate with another company. We would also be permitted to sell or lease all or substantially all of our respective assets to another person. However, we may not take any of these actions unless all of the following conditions are met:

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     .   the person we would merge or consolidate with or sell or lease all or substantially all of our respective assets to must assume all of our obligations with respect to the exchange securities and the indenture;

     . the merger, consolidation or sale or lease of assets must not cause an Event of Default, including any event that would be an Event of Default if the notice or time requirements were disregarded; and

     .   we must deliver specified certificates and documents to the trustee.

Events of Default

     An "Event of Default" with respect to the exchange securities of any series is defined as being:

     . any default for 30 days in payment of interest on any exchange security of that series;

     . any default in payment of principal of or any premium on any exchange security of that series as and when the same becomes due either upon maturity, upon redemption, by declaration or otherwise;

     . any default by us in the performance of any of the other covenants or agreements in the indenture relating to the exchange securities of such series which shall not have been remedied within a period of 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the exchange securities of that series then outstanding;

     . any default by us under one or more instruments under which we have debt in excess of 2% of our Consolidated Capitalization (including securities of another series) and such debt shall have been accelerated so that it has become due and payable prior to its stated maturity; or default in the payment of debt in excess of 2% of our Consolidated Capitalization (including securities of another series) at its stated maturity (but in either case, not if the underlying default has been remedied, cured or waived); and

     . certain events of bankruptcy, insolvency or reorganization occur with respect to our company.

     The indenture provides that we must deliver a written statement to the trustee, within 120 days of the end of each of our fiscal years, stating that:

     . we have complied with all of the conditions and covenants imposed on us by the indenture; and

     . no event has occurred or is continuing which is an event of default under the indenture.

     The indenture also provides that we must notify the trustee of any Event of Default known to it and affecting that series within 90 days after the occurrence of the Event of Default.

     The indenture provides that if an Event of Default with respect to the exchange securities of any series shall have occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all of the exchange securities of that series then outstanding may declare the principal amount of all of the exchange securities of such series to be due and payable immediately. However, if prior to any judgment being obtained against our company for such amount we deposit with the trustee a sum sufficient to pay the principal, any premium and all interest due with respect to such series of exchange securities, such declaration may be annulled and past uncured defaults may be waived (except for a continuing default in payment of principal (including any required purchase and/or premium, if any)) by the holders of a majority in principal amount of such series of exchange securities then outstanding.


     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers in the indenture at the request or direction of any of the holders of the exchange securities, unless the holders shall have offered to the trustee security or indemnity satisfactory to the trustee.

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Subject to the provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding exchange securities affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the exchange securities. The indenture requires the annual filing by us with the trustee of a certificate as to compliance with certain covenants contained in the indenture.

     No holder of any exchange security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless the holder shall have previously given the trustee written notice of an Event of Default with respect to the exchange securities, the holders of at least 25% in aggregate principal amount of the outstanding exchange securities of such series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding exchange securities of such or all series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any exchange security to receive payment of the principal of and any premium and interest on such exchange security on or after the due dates expressed in such exchange security, and to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without such holder's consent.

Satisfaction and Discharge of Indenture

     The indenture, except for certain specified surviving obligations, will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all of the exchange securities or the deposit with the trustee of cash or appropriate government obligations or a combination of the two sufficient for the payment or redemption of the exchange securities in accordance with the indenture and the terms of the exchange securities.

Modification of the Indenture

     The indenture also contains provisions permitting us and the trustee to execute certain supplemental indentures adding, changing or eliminating any provisions to the indenture or any supplemental indenture with respect to the exchange securities or modifying in any manner the rights of the holders of the exchange securities. However, no supplemental indenture may, among other things, without the consent of the holders of at least a majority of the series of exchange securities then outstanding that would be affected (with each series of exchange securities voting as a separate class):

     . extend the final maturity of any exchange security, reduce the rate or extend the time of payment of any interest on the exchange security, reduce the principal amount of any exchange security or premium on any exchange security, or reduce any amount payable upon any redemption of any exchange security, without the consent of the holder of each exchange security so affected; and

     . reduce the percentage of exchange securities that is required to approve a supplemental indenture.

  The indenture also contains provisions permitting our company and the trustee, without the consent of the holders of exchange securities, to execute supplemental indentures modifying the indenture for the purpose of:

     . adding Delhaize Le Lion or any other party as a guarantor of the exchange securities;

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

     . adding covenants, restrictions, conditions or provisions for the protection of holders of all or any series of exchange securities;

     .   curing any ambiguity in the indenture or any supplemental indenture;

     . correcting or supplementing any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or any supplemental indenture; and

     . taking any other actions that shall not adversely affect the rights of any holder of exchange securities.

Replacement Exchange Securities

     In case of mutilation, destruction, loss or theft of any exchange security, application for replacement is to be made at the office of the trustee. Any such definitive exchange security will be replaced by the trustee in compliance with such procedures, and on such terms as to evidence any indemnity, as our company or the trustee, as the case may be, may require. All costs incurred in connection with the replacement of exchange securities will be borne by the holder of the exchange securities. Mutilated or defaced exchange securities must be surrendered before new ones will be issued.

Governing Law

     The exchange securities will be governed by and construed in accordance with the internal laws of the State of New York.

Concerning the Trustee

     We maintain customary banking relationships with The Bank of New York, the trustee under the indenture.

                   MATERIAL UNITED STATES TAX CONSIDERATIONS


General

     The following describes the material United States federal income tax consequences relevant to the exchange of old securities for exchange securities pursuant to the exchange offer and to the ownership and disposition of the exchange securities. This description is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. These statements address only the tax consequences to initial holders holding the exchange securities as capital assets within the meaning of Section 1221 of the Code. They do not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currencies, traders in securities that elect to mark to market, United States Holders (as defined below) whose functional currency (as defined in Code Section 985) is not the U.S. dollar or persons holding the exchange securities in connection with a hedging, "straddle," or conversion transaction or other integrated transaction. Persons considering exchanging their old securities for exchange securities should consult their tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

     For purposes of this summary, the term "United States Holder" means a beneficial owner of an exchange security that is:

     .    an individual who is a citizen or resident of the United States;

     . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof or therein;

     . an estate the income of which is subject to United States federal income taxation regardless of its source; or

     . a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons.

Federal Income Tax Consequences of the Exchange Offer

     A United States Holder will not recognize gain or loss upon an exchange of the old securities for exchange securities pursuant to the exchange offer. A United States Holder's tax basis in the exchange securities received pursuant to the exchange offer will be the same as such United States Holder's basis in the old securities exchanged therefor, and a United States Holder's holding period for exchange securities received pursuant to the exchange offer will include such United States Holder's holding period for the old securities.

     A United States Holder of an old security may have acquired it at a "market discount." For this purpose, "market discount" is the excess (if any) of the principal amount over the holder's acquisition price, subject to a statutory de minimis exception. While accrued market discount generally must be recognized to the extent of gain realized on the disposition of a market discount debt instrument, an exchange pursuant the exchange offer will not cause any exchanging holder of an old security that acquired it at a market discount to recognize any accrued market discount as income. Instead, any accrued market discount on an old security that is exchanged for an exchange security will attach to the exchange security. In addition, unaccrued market discount on such old security will carry over to the exchange security and will accrue over the term of the exchange security.

     If a United States Holder's acquisition price of an old security exceeded the principal amount of such old security, such excess constituted amortizable bond premium which the U.S. Holder may have elected to amortize under a constant yield method under Section 171 of the Code. If such holder exchanges an old security for an exchange security, the remaining bond premium on the old security will carry over to and become bond premium on the exchange security and would be amortizable over the term of the exchange security.

Tax Consequences to United States Holders-The Exchange Securities

Payments of Interest

     The payment of interest on the exchange securities will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes. It is not anticipated that the exchange securities will give rise to original issue discount income.

     If additional interest is paid to a holder of securities pursuant to the registration rights agreement, we believe that this interest should be treated in the same manner as regular interest on the securities, but it is possible that a cash method holder might be required to report that interest as it accrues on the securities rather than when it is paid.

Sale, Exchange or Retirement

     Upon the sale, exchange or retirement of exchange securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the exchange securities and such Holder's adjusted tax basis in the exchange securities. A United States Holder's adjusted tax basis in exchange securities will equal the cost of the exchange securities to such Holder, subject to possible reduction by the amount of any payment, other than stated interest, on such security before disposition and by amortized bond premium. The amount realized excludes any amounts attributable to unpaid interest accrued between interest payment dates and not previously included in income, which will be taxable as ordinary income. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the exchange securities have been held for more than one year (including, in the case of a United State Holder who acquired exchange securities in exchange for old securities, the period of time the old securities were held by such United States Holder). Under current laws, the excess of the taxpayer's net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, the limitations on the deductibility of capital losses.


Amortizable Bond Premium

   If an exchange security has carry-over bond premium (as described in "-- Federal Income Tax Consequences of the Exchange Offer"), a United States Holder generally may elect to amortize the premium over the remaining term of such security on a constant yield method. However, if the old security was purchased at a time when such security may be optionally redeemed for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization bond premium until later in the term of the security. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the security. Bond premium on a security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the security. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.


Market Discount

     If an exchange security has carry-over market discount (as described in "-- Federal Income Tax Consequences of the Exchange Offer"), a United States Holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of such security as ordinary income to the extent of the lessor of: (i) the amount of such payment or realized gain and (ii) market discount which has not previously been included in income and is treated as having accrued on such security at the time of such payment or disposition. If a United States Holder makes a gift of an exchange security, accrued market discount, if any, will be recognized as if such United States Holder has sold such exchange security for a price equal to its fair market value. In addition, a United States Holder may be required to defer, until the maturity of the security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such exchange security.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the security, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rules described above regarding the treatment of gain as ordinary income upon the disposition of, and the receipt of certain cash payments on, a security and the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.


Tax Consequences to Non-United States Holders-The Exchange Securities

     The following discussion is limited to the United States federal income tax consequences relevant to a Non-United States Holder. As used herein, the term "Non-United States Holder" shall mean the beneficial owner of an exchange security other than a United States Holder.

     Under present United States federal tax law, and subject to the discussions below concerning backup withholding, payments of principal, interest and premium on the exchange securities by our company or our paying agent to any Non-United States Holder will be exempt from the 30% United States federal withholding tax, provided that:


     . such Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of our company entitled to vote;

     . such Holder is not a controlled foreign corporation related, directly or indirectly, to our company through stock ownership;

     . such Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

     . the requirement to certify such Holder's non-U.S. status, as set forth in section 871(h) or section 881(c) of the Code, has been fulfilled with respect to the beneficial owner, as discussed below.

     A Non-United States Holder of exchange securities will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of such exchange securities, unless:

     . such Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or, generally, such individual has a "tax home" in the United States;

     . such gain is effectively connected with the Holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, generally is attributable to a U.S. "permanent establishment" maintained by such Holder); or

     . such Holder is liable for tax under the provisions of the Internal Revenue Code applicable to specified United States expatriates.

     Exchange securities held by an individual who is not, for United States estate tax purposes, a resident or citizen of the United States at the time of his death will not be subject to United States federal estate tax, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of our company entitled to vote and, at the time of such individual's death, payments with respect to such exchange securities would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

     The certification requirement referred to above will be fulfilled if the beneficial owner of securities certifies on Internal Revenue Service Form W-8BEN or successor form under penalties of perjury that it is not a United States person and provides its name and address, and (i) such beneficial owner files such Form W-8BEN or successor form with the withholding agent or (ii) in the case of exchange securities held on behalf of the beneficial owners by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the Form W-8BEN or successor form from the Non-United States Holder, furnishes the withholding agent with a copy thereof and otherwise complies with the applicable Internal Revenue Service requirements.

     Alternatively, these certification requirements will not apply if the beneficial owner of the exchange securities holds those exchange securities directly through a "qualified intermediary" (which is a non-U.S. office of a bank, securities dealer or similar intermediary that has signed an agreement with the Internal Revenue Service concerning withholding tax procedures), the qualified intermediary has sufficient information in its files to indicate that the holder is a Non-United States Holder and the intermediary complies with Internal Revenue Service requirements. Special rules may apply with respect to exchange securities held by a foreign partnership. Prospective investors, including foreign partnerships and their partners and Holders who hold their exchange securities through a qualified intermediary, should consult their tax advisors regarding possible reporting requirements.

     If a Non-United States Holder of exchange securities is engaged in a trade or business in the United States, and if interest on the securities (or gain realized on their sale, exchange or other disposition) is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, generally is attributable to a U.S. "permanent establishment" maintained by such Holder), the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular United States income tax on such effectively connected income, generally in the same manner as if it were a United States Holder. See "--Tax Consequences to United States Holders-The Exchange Securities" above. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to the withholding agent a properly executed Internal Revenue Service Form W-8ECI or successor form, as appropriate, to claim an exemption from withholding tax. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to such effectively connected income, subject to certain adjustments.

Backup Withholding and Information Reporting

United States Holders

     Under current United States federal income tax law, information reporting requirements apply to certain payments of principal premium and interest made to, and to the proceeds of sales before maturity by, non-corporate United States Holders. In addition, a 30.5% backup withholding tax will apply if the non-corporate United States Holder:



     . fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, is his Social Security Number;

     .    furnishes an incorrect TIN;

     . is notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments; or

     . under certain circumstances fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     United States Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

Non-United States Holders

     Backup withholding will not apply to payments made on securities if the certifications required by Sections 871(h) and 881(c) as described above are received or if the exemption for qualified intermediaries discussed above applies, provided that our company or our paying agent or the qualified intermediary, as the case may be, does not have actual knowledge or reason to know that the payee is a United States person. However, interest payments made to a Non-United States Holder will generally be reported to the Holder and to the Internal Revenue Service on Form 1042-S. This reporting does not apply if the Holder holds the exchange securities directly through a qualified intermediary.

     Payments on the sale, exchange or other disposition of exchange securities made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business, or a foreign partnership with certain connections to the United States, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person.

     Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person and the payor does not have actual knowledge or reason to know that the Holder is a United States person, or the Holder otherwise establishes an exemption.

     Non-United States Holders of exchange securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-United States Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the Holder files a United States income tax return and the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange securities for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities or market-making activities or other trading activities. We have agreed that, for at least 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange securities. In addition, until [________], 2002, all dealers effecting transactions in the exchange securities may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange securities by broker-dealers. Exchange securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transaction in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the exchange securities. Any broker-dealer that resells exchange securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of exchange securities and any commission or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expense of one counsel for the holders of the old securities, other than commissions or concessions of any broker-dealers, and will indemnify the holders of the old securities, including any broker-dealers, against related liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the Securities and Exchange Commission, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.

                                    EXPERTS

     Our consolidated financial statements as of December 30, 2000 and January 1, 2000 and for each of the three years in the period ended December 30, 2000 and the Hannaford Bros. Co. consolidated financial statements as of January 1, 2000 and January 2, 1999 and for each of the three years in the period ended January 1, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                                 LEGAL MATTERS

     Legal matters as to the validity of the exchange securities offered by this prospectus will be passed upon for our company by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the exchange offer that incorporates important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to holders of the exchange securities and any old securities not tendered, as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

     We are not currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, which we refer to below as the Exchange Act. However, since we issued the old securities on April 19, 2001, the indenture related to the old securities has required us to provide the trustee, on behalf of the holders of the old securities, with the supplemental and periodic information, documents and reports that are required to be filed with the Securities and Exchange Commission under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. Upon the effectiveness of the registration statement of which this prospectus is a part, we will be required to file annual and quarterly reports and other information and reports with the Securities and Exchange Commission under
Section 13 or Section 15(d) of the Exchange Act. While the exchange securities remain outstanding, so long as the cross guarantees with Delhaize Le Lion are not implemented, we will continue to provide copies of these reports and other information to the trustee.


     If Delhaize Le Lion guarantees the exchange securities and any old securities not tendered in this exchange offer, we will not be required to file separate periodic reports under the Exchange Act. If this occurs, Delhaize Le Lion will file with the Securities and Exchange Commission and provide to the trustee such reports and other information required by Section 13 or Section 15(d) of the Exchange Act. If we are no longer required to file separate reports with the Securities and Exchange Commission and provide these reports to the trustee, there will be less publicly available information about our company and condensed, consolidating financial information about our company and the subsidiary guarantors will be contained in a footnote to Delhaize Group's consolidated financial statements.


     You may read and copy the registration statement, including the attached exhibits, and any report, statements or other information that we file at the Securities and Exchange Commission's public reference facilities located in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and also at the regional office of the Securities and Exchange Commission located at the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our Securities and Exchange Commission filings will also be available to the public from commercial document retrieval services and at the Securities and Exchange Commission's web site at http://www.sec.gov.

     You may request a copy of any of our filings with the Securities and Exchange Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:


                            Delhaize America, Inc.
                             2100 Executive Drive
                                 P.O. Box 1330
                     Salisbury, North Carolina 28145-1330
                         Phone Number: (704) 633-8250


     To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time on [_________], 2001. The exchange offer can be extended by us in our sole discretion. See the section of this prospectus entitled "The Exchange Offer" for more detailed information.

     In accordance with the rules of the SEC, Food Lion , Hannaford Bros. and Kash n' Karry are not required to file annual, quarterly or current reports, proxy statements or other information with the Securities and Exchange Commission. Accordingly, Food Lion, Hannaford Bros. and Kash n' Karry do not file separate financial statements with the Securities and Exchange Commission or independently publish their financial statements.

     You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

     Any old securities not tendered and accepted in the exchange offer will remain outstanding. To the extent any old securities are tendered and accepted in the exchange offer, a holder's ability to sell untendered securities could be adversely affected. Following consummation of the exchange offer, the holders of old securities will continue to be subject to the existing restrictions upon transfer thereof and we will have fulfilled one of our obligations under the registration rights agreement. Holders of old securities who do not tender their old securities generally will not have any further registration rights under the registration rights agreement or otherwise.

                        INDEX TO FINANCIAL STATEMENTS



                                                                                                     Page
                                                                                                     ----
DELHAIZE AMERICA, INC.:

Unaudited Consolidated Statements of Income for the Period From April 29, 2001 to June 30, 2001,
the Period From December 31, 2000 to April 28, 2001 and the Six Months Ended June 17, 2000.........   F-2

Unaudited Consolidated Balance Sheets as of June 30, 2001 and December 30, 2000....................   F-3

Unaudited Consolidated Statements of Cash Flows for the Period From April 29, 2001 to June 30,
2001, the Period From December 31, 2000 to April 28, 2001 and the Six Months Ended June 17, 2000...   F-5

Unaudited Consolidated Statements of Shareholders' Equity for the Period from December 30, 2000
to April 28, 2001 and for the Period from April 29, 2001 to June 30, 2001..........................   F-6

Notes to Unaudited Consolidated Financial Statements...............................................   F-7

Report of Independent Accountants..................................................................  F-10

Consolidated Statements of Income for the Fiscal Years Ended December 30, 2000, January 1, 2000
and January 2, 1999................................................................................  F-11

Consolidated Balance Sheets as of December 30, 2000 and January 1, 2000............................  F-12

Consolidated Statements of Cash Flows for the Fiscal Years Ended December 30, 2000, January 1,
2000 and January 2, 1999...........................................................................  F-13

Consolidated Statements of Shareholders' Equity for the Fiscal Years Ended December 30, 2000,
January 1, 2000 and January 2, 1999................................................................  F-14

Notes to Consolidated Financial Statements.........................................................  F-15

HANNNFORD BROS. CO.:

Unaudited Consolidated Statements of Earnings for the Six Months Ended July 1, 2000
and July 3, 1999...................................................................................  F-35

Unaudited Consolidated Statements of Earnings for the Three Months Ended July 1, 2000
and July 3, 1999...................................................................................  F-36

Unaudited Consolidated Balance Sheets as of July 1, 2000 and January 1, 2000.......................  F-37

Unaudited Consolidated Statements of Cash Flows for the Six Months Ended July 1, 2000
and July 3, 1999...................................................................................  F-38

Notes to Unaudited Consolidated Financial Statements...............................................  F-39

Report of Independent Accountants..................................................................  F-41

Consolidated Balance Sheets as of January 1, 2000 and January 2, 1999..............................  F-42

Consolidated Statements of Earnings for the Fiscal Years Ended January 1, 2000 January 2, 1999
and January 3, 1998................................................................................  F-44

Consolidated Statements of Changes in Shareholders' Equity for the Fiscal Years Ended
January 1, 2000, January 2, 1999 and January 3, 1998...............................................  F-45

Consolidated Statements of Cash Flows for the Fiscal Years Ended January 1, 2000,
January 2, 1999 and January 3, 1998................................................................  F-46

Notes To Consolidated Financial Statements.........................................................  F-48

                            DELHAIZE AMERICA, INC.

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

                                                Successor Company                      Predecessor Company
                                                -----------------                      -------------------

                                              Period From April 29,          Period From December 31,      Six Months
                                              2001 to June 30, 2001           2000 to April 28, 2001          Ended
                                              ---------------------           ----------------------
                                                                                                          June 17, 2000
                                                                                                          -------------

                                                                       (Dollars in thousands)

                                            ---------------------------------------------------------------------------
Net sales and other revenues                  $     2,594,781                 $     4,735,066           $     5,131,225
Cost of goods sold                                  1,924,028                       3,556,165                 3,864,966
Selling and administrative expenses                   535,123                         978,518                   998,879
Store closing provision                                 1,212                           2,288                     7,997
Merger expense                                         14,107                          25,984                     2,944
                                            ---------------------------------------------------------------------------
Operating income                                      120,311                         172,111                   256,439
Interest expense                                       63,636                         108,362                    55,374
                                            ---------------------------------------------------------------------------
Income before income taxes                             56,675                          63,749                   201,065
Provision for income taxes                             27,278                          29,551                    76,408
                                            ---------------------------------------------------------------------------

Net income                                    $        29,397                 $        34,198           $       124,657
                                            ===========================================================================


   The accompanying notes are an integral part of the consolidated financial statements.

                            DELHAIZE AMERICA, INC.

                     UNAUDITED CONSOLIDATED BALANCE SHEETS



                                                                          Successor Company            Predecessor Company
                                                                          -----------------            -------------------

                                                                            June 30, 2001               December 30, 2000
                                                                            -------------               -----------------
                                                                                       (Dollars in thousands)
Assets

Current assets:
  Cash and cash equivalents                                                 $     125,742                    $    135,636
  Receivables                                                                     175,373                         204,695
  Income tax receivable                                                            21,319                          82,483
  Inventories                                                                   1,300,690                       1,260,532
  Prepaid expenses                                                                 25,849                          49,409
  Deferred tax assets                                                              49,996                          49,996
                                                                            ---------------------------------------------
     Total current assets                                                       1,698,969                       1,782,751

  Property and equipment, net                                                   2,819,631                       2,825,241
  Intangible assets, net                                                        4,130,627                       3,275,718
  Other assets                                                                     67,540                          43,086
                                                                            ---------------------------------------------
             Total assets                                                   $   8,716,767                    $  7,926,796
                                                                            =============================================

Liabilities and Shareholders' Equity

Current liabilities:
 Short-term borrowings                                                      $      71,000                    $  2,740,000
 Accounts payable                                                                 800,564                         762,552
 Accrued expenses                                                                 357,849                         339,837
 Capital lease obligations - current                                               31,564                          30,622
 Long term debt- current                                                          127,077                         126,196
 Other liabilities - current                                                       64,124                          64,494
                                                                            ---------------------------------------------
     Total current liabilities                                                  1,452,178                       4,063,701

Long-term debt                                                                  3,043,749                         455,240
Capital lease obligations                                                         599,836                         600,472
Deferred income taxes                                                             292,473                         153,018
Other liabilities                                                                 200,795                         213,206
                                                                            ---------------------------------------------
             Total liabilities                                                  5,589,031                       5,485,637
                                                                            ---------------------------------------------

Shareholders' equity:
 Class A non-voting common stock; 90,718,904,458 shares issued and
 outstanding                                                                       53,149                          52,998
 Class B voting common stock; 75,290,542 shares issued and outstanding             37,645                          37,645
 Other comprehensive income/(loss), net of tax                                    (57,615)                             --
Additional paid-in capital                                                      2,385,595                         841,961
Retained earnings                                                                 708,962                       1,508,555
                                                                            ---------------------------------------------

         Total shareholders' equity                                             3,127,736                      2,441,159
                                                                            --------------------------------------------
               Total liabilities and shareholders' equity                   $   8,716,767                   $  7,926,796
                                                                            ============================================

   The accompanying notes are an integral part of the consolidated financial statements.

                            DELHAIZE AMERICA, INC.

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Successor Company                  Predecessor Company
                                                             -----------------                  -------------------

                                                                Period From              Period From
                                                             April 29, 2001 to        December 31, 2000      Six Months Ended
                                                               June 30, 2001          to April 28, 2001       June 17, 2000
                                                               -------------          -----------------       -------------
Cash flows from operating activities

  Net income                                                   $      29,397          $      34,198           $     124,657

Adjustments to reconcile net income to net cash
provided by operating activities:
     Depreciation and amortization                                    92,440                162,259                 130,315
     Non-cash portion of merger expense                                   --                 21,682                      --
     Non-cash portion of merger expense-parent acquisition            12,086                     --                      --
     Non-cash portion of debt amortization fees                          348                     55                      --
     Non-cash portion of comprehensive loss amortization               3,291                    523                      --
     (Gain) loss on disposals of property and capital
      lease terminations                                              (2,687)                 2,048                     840
     Deferred income taxes                                              (930)                   (24)                     --
     Other                                                               699                  1,273                      --
     Changes in operating assets and liabilities:
      Receivables                                                    (16,201)                45,523                  12,190
      Income tax receivable                                           (8,966)                70,130                  (6,712)
      Inventories                                                    (15,635)                53,504                 (20,700)
      Prepaid expenses                                                (1,641)                 3,519                  (3,920)
      Other assets                                                       307                 (1,243)                 (3,118)
      Accounts payable                                               100,856                (62,844)                 26,143
      Accrued expenses                                                71,619                (53,607)                (50,467)
      Income taxes payable                                                --                     --                      --
      Other liabilities                                                  203                 (1,866)                  9,366
                                                               ------------------------------------------------------------
     Total adjustments                                               235,789                240,932                  93,937
                                                               ------------------------------------------------------------

          Net cash provided by operating activities                  265,186                275,130                 218,594
                                                               ------------------------------------------------------------

Cash flows from investing activities
  Capital expenditures                                               (68,338)              (122,577)               (156,343)
  Proceeds from disposal of property                                   1,745                  4,230                   1,292
  Direct costs associated with acquisition                                --                     --                  (3,239)
  Other investment activity                                               --                   (816)                 (9,508)
                                                               ------------------------------------------------------------
          Net cash used in investing activities                      (66,593)              (119,163)               (167,798)
                                                               ------------------------------------------------------------

Cash flows from financing activities
  Net (payments) proceeds under short-term borrowings               (174,000)            (2,495,000)                (67,000)
  Proceeds from issuance of long-term debt                                --              2,600,000                      --
  Principal payments on long-term debt and capital
  lease obligations                                                   (8,775)               (17,097)                (13,470)
  Direct financing costs                                                  --                (23,105)                (20,242)
  Dividends paid                                                          --                (28,572)                (44,541)
  Parent common stock repurchased                                     (9,463)                    --                      --
  Proceeds from issuance of parent common stock for
  options                                                              3,598                  2,031                     835
  Cash used to settle derivative instruments                              --               (214,071)                     --
                                                               ------------------------------------------------------------
          Net cash used in financing activities                     (188,640)              (175,814)               (144,418)

Net increase (decrease) in cash and cash equivalents                   9,953                (19,847)                (93,622)

Cash and cash equivalents at beginning of period                     115,789                135,636                 193,721
                                                               ------------------------------------------------------------
Cash and cash equivalents at end of period                     $     125,742          $     115,789           $     100,099
                                                               ============================================================


   The accompanying notes are an integral part of the consolidated financial statements.

                            Delhaize America, Inc.
           Unaudited Consolidated Statements of Shareholder's Equity

                                               Class A                  Class B
                                                Common                  Common              Additional
                                                Stock                    Stock               Paid-in
                                                Shares       Amount      Shares  Amount      Capital
                                             -----------------------------------------------------------
Balances, December 30, 2000                   90,461,523     $ 52,998    75,290  $ 37,645  $   850,084

Cash dividends declared:
   Class A- .00019
   Class B- .15690
Sale of stock                                    257,381          151                            1,880
Shares granted under restricted plan                                                             4,102
Amortization of restricted stock
Unrealized loss on securities
Net income
Other comprehensive loss, net of tax,
 upon adoption of SFAS No. 133
Change in other comprehensive income (loss)
                                             -----------------------------------------------------------
Total comprehensive income (loss)
                                             -----------------------------------------------------------
Balances, April 28, 2001                      90,718,904       53,149    75,290    37,645      856,066
                                             -----------------------------------------------------------

Adjustments in connection with the share
  exchange                                                                                   1,553,008
Sale of stock                                                                                    3,598
Shares granted under restricted plan                                                              (257)
Amortization of restricted stock
Unrealized loss on securities
Parent common stock repurchased                                                                 (9,463)
Net income
Change in other comprehensive income (loss)
                                             -----------------------------------------------------------
Total comprehensive income (loss)
                                             -----------------------------------------------------------
Balances, June 30, 2001                       90,718,904     $ 53,149    75,290  $ 37,645  $ 2,402,952
                                             ===========================================================


                                                   Other
                                               Comprehensive     Unearned      Retained
                                                Income(loss)   Compensation    Earnings       Total
                                             -----------------------------------------------------------
Balances, December 30, 2000                   $       84        $  (8,207)  $  1,508,555   $ 2,441,159

Cash dividends declared:
   Class A- .00019                                                               (16,759)      (16,759)
   Class B- .15690                                                               (11,813)      (11,813)
Sale of stock                                                                                    2,031
Shares granted under restricted plan                               (4,102)                           -
Amortization of restricted stock                                    1,472                        1,472
Unrealized loss on securities                       (195)                                         (195)
Net income                                                                        34,198        34,198
Other comprehensive loss, net of tax,
 upon adoption of SFAS No. 133                  (122,500)                                     (122,500)
Change in other comprehensive loss                (9,900)                                       (9,900)
                                             -----------------------------------------------------------
Total comprehensive loss                                                                       (98,397)
                                             -----------------------------------------------------------
Balances, April 28, 2001                        (132,511)         (10,837)     1,514,181     2,317,693
                                             -----------------------------------------------------------

Adjustments in connection with the share
  exchange                                        72,979           (7,973)      (834,616)      783,398
Sale of stock                                                                                    3,598
Shares granted under restricted plan                                  372                          115
Amortization of restricted stock                                    1,081                        1,081
Unrealized loss on securities                       (123)                                         (123)
Parent common stock repurchased                                                                 (9,463)
Net income                                                                        29,397        29,397
Change in other comprehensive income (loss)        2,040                                         2,040
                                             -----------------------------------------------------------
Total comprehensive income                                                                     104,293
                                             -----------------------------------------------------------
Balances, June 30, 2001                       $  (57,615)       $ (17,357)  $    708,962   $ 3,127,736
                                             ===========================================================

   The accompaning notes are an integral part of the consolidated financial statements.

                            DELHAIZE AMERICA, INC.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1)  Basis of Presentation:

       The accompanying financial statements do not include all the disclosures normally required by generally accepted accounting principles or those normally made in the Annual Report on Form 10-K of Delhaize America, Inc. (the "Company"). Accordingly, the reader should refer to the Company's Form 10-K for the year ended December 30, 2000 for further information.

       The financial information has been prepared in accordance with the Company's customary accounting practices and has not been audited. In the opinion of management, the financial information includes all adjustments necessary for a fair presentation of interim results, all of which are normal and recurring.

       In 2001, the Company adjusted its calendar year to four 13 week quarters to align its calendar year with Delhaize Group's calendar year. As a result, in these unaudited consolidated financial statements and accompanying notes, the 26-week period ended June 30, 2001 is compared against the 24-week period ended June 17, 2000, unless otherwise indicated.

       On April 25, 2001, the Company became a wholly-owned subsidiary of Delhaize Le Lion as a result of the Delhaize Le Lion share exchange. The Delhaize Le Lion share exchange was accounted for using the purchase method of accounting. Effective as of the end of our April 28, 2001 fiscal period, the Company recorded adjustments to reflect the accounting basis of Delhaize Le Lion in the Company's financial statements. These adjustments principally included changes to the valuation of certain of the Company's tangible and intangible assets, net of deferred tax liabilities, and compensation expense related to the exchange of our stock options for Delhaize Le Lion options, with a corresponding increase in stockholders' equity in the amount of approximately $783.4 million. The preliminary allocation of the share exchange purchase price to the Company's assets and liabilities was based on estimates of the Company's management, and the Company's management does not expect the final allocation to have a material effect on the Company's consolidated financial position or results of operations. This preliminary allocation resulted in additional intangible asset and goodwill amortization expense for the period from April 29, 2001 to June 30, 2001 in the amount of approximately $4.9 million, net of tax. The amortization periods used were approximately 10 years for identifiable intangible assets and 40 years for goodwill. In connection with the recording of the accounting basis of Delhaize Le Lion in the Company's financial statements, a new entity has been deemed created for financial reporting purposes. Accordingly, in this prospectus, the periods prior to the date of the Delhaize Le Lion share exchange relate to the "predecessor company" and the periods subsequent to the date of the Delhaize Le Lion share exchange relate to the "successor company".


2)  Supplemental Disclosure of Cash Flow Information

Selected cash payments and non-cash activities were as follows:

                                               Successor Company                   Predecessor Company
                                               -----------------                   -------------------
                                               Period From April           Period From
                                                  29, 2001 to           December 31, 2000         Six Months Ended
                                                 June 30, 2001          to April 28, 2001          June 17, 2000
                                                 -------------          -----------------          -------------

                                                                     (Dollars in thousands)
Cash (refunds) payments for income taxes         $   36,825             $   (40,206)               $   83,114
Cash payments for interest,
net of amounts capitalized                           21,831                 114,494                    55,734

Non-cash investing and financing
activities:
 Excess purchase price related to
 parent acquisition                       913,968           --              --
 LIFO fair value adjustment related
 to parent acquisition                     78,027           --              --
 Capitalized lease obligations
 incurred for store properties
 and equipment                                          21,128          41,107
 Capitalized lease obligations
 terminated for store properties
 and equipment                                           5,560           1,120
 Adjustment to goodwill and store
 closing                                    7,225        3,893              --


       The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

3)  Inventories

       Inventories are stated at the lower of cost or market. Inventories valued using the last-in, first out (LIFO) method comprised approximately 82% of inventories as of June 30, 2001 and June 17, 2000, respectively. Meat, produce, deli and bakery inventories are valued on the first-in, first-out (FIFO) method. If the FIFO method were used entirely, inventories would have been $65.0 million and $146.8 million greater as of June 30, 2001 and June 17, 2000, respectively. In connection with the accounting for the Delhaize Le Lion share exchange discussed in Note 1, the Company recorded an adjustment to the basis of LIFO inventories in the amount indicated in Note 2 above. Application of the LIFO method resulted in an increase in the cost of goods sold of $0.8 million for the 17 weeks ended April 28, 2001, $0.4 million for the 9 week period ended June 30, 2001, and $3.9 million for June 17, 2000.

4)  Reclassification

       Certain financial statement items previously reported have been reclassified to conform to the current year's format.

5)  Merger Expenses

       Merger expenses for the six months ended June 30, 2001 and for fiscal 2000 consisted principally of the amortization of costs incurred in connection with the borrowings related to the Hannaford Bros. acquisition. Merger expenses for the six months ended June 30, 2001 and for fiscal 2000 also included costs incurred in connection with the Delhaize Le Lion share exchange, including an $11.4 million charge to compensation expense related to the exchange of the Company's stock options for Delhaize Le Lion options.


6)  Debt Offering

       On April 19, 2001, we completed the private offering of $600,000,000 7.375% notes due 2006, $1,100,000,000 8.125% notes due 2011 and $900,000,000
9.000% debentures due 2031. We used the proceeds of this offering to repay in full the $2.4 billion outstanding under our $2.5 billion term loan facility. Food Lion, LLC, Hannaford Bros. Co. and Kash n' Karry Food Stores, Inc., the Company's wholly-owned subsidiaries, are fully and unconditionally and jointly and severally guaranteeing each series of these securities. The Company has no independent assets or operations and the subsidiaries of the Company other than the subsidiary guarantors are minor. There are no restrictions on the ability of the Company or any subsidiary guarantor to obtain funds from its subsidiaries by dividend or loan and there are no other restricted net assets for the subsidiary guarantors.

7)  Derivative Instruments

       On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, which requires that all derivative instruments be recognized in the financial statements. We entered into interest rate hedge agreements against potential increases in interest rates prior to the offering of the old securities. The notional amount of the hedge agreements was $1.75 billion. These hedge agreements were structured to hedge against the risk of increasing market interest rates based on U.S. treasury rates, with the specified rates based on the expected maturities of the securities that were being offered. The hedge agreements were settled as planned in connection with the completion of the private offering of the old securities resulting in a payment in the amount of the unrealized loss of approximately $214 million. As reflected in the accompanying Statement of Shareholders' Equity, upon adoption of Statement of Accounting Standards No. 133 at the beginning of fiscal 2001, the unrealized loss associated with these hedge agreements was recorded in other comprehensive income, net of deferred taxes, and is being amortized to interest expense over the term of the associated debt securities. The Company transferred approximately $0.3 million, net of tax, of the other comprehensive loss associated with these hedge agreements to interest expense during the period from December 31, 2000 to April 28, 2001 and approximately $2.1 million, net of tax, of the other comprehensive loss associated with these hedge agreements to interest expense during the period from April 29, 2001 to June 30, 2001. The unrealized loss was reduced as of the date of the Delhaize Le Lion share exchange (see Note 1) to reflect the accounting basis of Delhaize Le Lion, resulting in an unrealized loss at June 30, 2001 of approximately $57 million, net of deferred taxes.

8)  Recently Issued Accounting Standards

       In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations. SFAS No. 141 addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Board, or APB, Opinion No. 16, Business Combinations and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises. All business combinations that come within the scope of SFAS No. 141 are to be accounted for using the purchase method of accounting. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001 and all business combinations accounted for using the purchase method of accounting for which the date of acquisition is July 1, 2001 or later. We do not expect this standard to have a significant effect on our financial statements.

       In June 2001, the FASB also issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have initially been recognized in financial statements, eliminates goodwill amortization and requires annual impairment testing of goodwill. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. Although we have not yet completed our evaluation of the impact of the adoption of SFAS No. 142 on our financial statements, we currently believe that the discontinuance of goodwill amortization will be the most significant change effecting our results of operations.

       In June 2001, the FASB also issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and applies to the legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. SFAS no. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We are continuing to evaluate the potential effect of SFAS No. 143 on our financial statements.

       In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The objectives of SFAS 144 are to address significant issues relating to the implementation of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and to develop a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. We have not yet evaluated the impact of SFAS No. 144 on our financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Delhaize America, Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' equity, and cash flows present fairly, in all material respects, the financial position of Delhaize America, Inc. and subsidiaries (the "Company") at December 30, 2000 and January 1, 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 6, 2001, except for the information included in Note 19, for which the date is April 25, 2001

                             DELHAIZE AMERICA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                    (Dollars in thousands)
                                            -----------------------------------
                                            Year Ended
                                             December   Year Ended  Year Ended
                                                30,     January 1,  January 2,
                                               2000        2000        1999
                                            ----------- ----------- -----------
Net sales and other revenues............... $12,669,932 $10,891,231 $10,230,840
Cost of goods sold.........................   9,562,855   8,209,491   7,794,754
Selling and administrative expenses........   2,522,094   2,077,781   1,894,989
Store closing provision....................      42,834      12,605      14,321
Asset impairment provision.................      26,961       1,495       3,460
Merger expense.............................      38,546       1,465         --
                                            ----------- ----------- -----------
Operating income...........................     476,642     588,394     523,316
Interest expense...........................     213,057     103,820      95,334
                                            ----------- ----------- -----------
Income before income taxes.................     263,585     484,574     427,982
Provision for income taxes.................     108,099     184,139     155,397
                                            ----------- ----------- -----------
  Net income............................... $   155,486 $   300,435 $   272,585
                                            =========== =========== ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                             DELHAIZE AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                         (Dollars in thousands)
                                                        -----------------------
                                                        December 30, January 1,
                                                            2000        2000
                                                        ------------ ----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................  $  135,636  $  193,721
  Receivables..........................................     204,695     210,106
  Income tax receivable................................      82,483      29,056
  Inventories..........................................   1,260,532   1,157,695
  Prepaid expenses.....................................      49,409      26,734
  Deferred tax assets..................................      49,996      55,611
                                                         ----------  ----------
    Total current assets...............................   1,782,751   1,672,923
Property and equipment, net............................   2,825,241   2,039,569
Intangible assets, net.................................   3,275,718     254,276
Other assets...........................................      43,086      10,247
                                                         ----------  ----------
Total assets...........................................  $7,926,796  $3,977,015
                                                         ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings................................  $2,740,000  $  302,000
  Accounts payable.....................................     762,552     572,940
  Accrued expenses.....................................     339,837     304,462
  Capital lease obligations--current...................      30,622      23,877
  Long-term debt--current..............................     126,196       2,834
  Other liabilities--current...........................      64,494      45,251
                                                         ----------  ----------
    Total current liabilities..........................   4,063,701   1,251,364
Long-term debt.........................................     455,240     426,930
Capital lease obligations..............................     600,472     478,942
Deferred income taxes..................................     153,018       7,421
Other liabilities......................................     213,206     133,492
                                                         ----------  ----------
    Total liabilities..................................   5,485,637   2,298,149
                                                         ----------  ----------
Commitments and contingencies (see Note 16)............         --          --
Shareholders' equity:
  Class A non-voting common stock, authorized
   1,280,160,900,000 shares; 90,461,523,000 shares
   issued and outstanding at December 30, 2000 and
   68,039,082,000 shares at January 1, 2000............      52,998      39,965
  Class B voting common stock, authorized
   1,500,000,000 shares; 75,290,000 shares
   issued and outstanding at December 30, 2000 and
   January 1, 2000.....................................      37,645      37,645
Additional paid-in capital.............................     841,961     155,280
Retained earnings......................................   1,508,555   1,445,976
                                                         ----------  ----------
    Total shareholders' equity.........................   2,441,159   1,678,866
                                                         ----------  ----------
    Total liabilities and shareholders' equity.........  $7,926,796  $3,977,015
                                                         ==========  ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                             DELHAIZE AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              Year Ended  Year Ended Year Ended
                                             December 30, January 1, January 2,
                                                 2000        2000       1999
                                             ------------ ---------- ----------
                                                   (Dollars in thousands)
Cash flows from operating activities
 Net income................................   $  155,486   $300,435   $272,585
                                              ----------   --------   --------
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization...........      372,541    258,512    236,021
   Non-cash portion of merger expense......       27,634        --         --
   Loss (gain) on disposals of property....        6,896     (3,835)    (8,192)
   Store closing provisions................       42,834     12,605     14,321
   Asset impairment provisions.............       26,961      1,495      3,460
   Deferred income taxes...................       27,970     30,116     44,999
   Other...................................        3,525        --         --
   Changes in operating assets and
    liabilities net of effect of
    acquisition:
     Receivables...........................       30,807    (11,838)   (31,096)
     Income tax receivable.................      (53,427)   (19,038)    (3,146)
     Inventories...........................      100,598    (54,060)  (120,891)
     Prepaid expenses......................       (2,843)     5,384      2,042
     Other assets..........................       (1,081)    (6,400)     2,243
     Accounts payable......................      (30,736)     6,822     48,941
     Accrued expenses......................      (35,117)     8,049     19,451
     Income taxes payable..................        4,565        --         --
     Other liabilities.....................      (30,408)   (22,326)   (39,659)
                                              ----------   --------   --------
      Total adjustments....................      490,719    205,486    168,494
                                              ----------   --------   --------
      Net cash provided by operating
       activities..........................      646,205    505,921    441,079
                                              ----------   --------   --------
Cash flows from investing activities
 Capital expenditures......................     (392,968)  (410,888)  (356,058)
 Proceeds from sale of property............       76,346     19,622    109,850
 Investment in Hannaford, net of cash
  acquired.................................   (2,637,870)       --         --
 Other investment activity.................       (9,508)       --         --
                                              ----------   --------   --------
      Net cash used in investing
       activities..........................   (2,964,000)  (391,266)  (246,208)
                                              ----------   --------   --------
Cash flows from financing activities
 Proceeds under 364-day term loan
  facility.................................    2,415,000        --         --
 Net proceeds under short-term borrowings..       23,000    241,000    (19,000)
 Principal payments on long-term debt......      (21,441)   (42,517)    (6,154)
 Proceeds from issuance of long-term debt..        4,935        --         --
 Principal payments under capital lease
  obligations..............................      (27,272)   (22,518)   (22,172)
 Direct financing costs....................      (45,998)       --         --
 Dividends paid............................      (92,907)   (78,994)   (71,271)
 Repurchase of common stock................          --    (142,694)   (50,192)
 Proceeds from issuance of common stock....        4,393      1,197      4,170
                                              ----------   --------   --------
      Net cash provided by (used in)
       financing activities................    2,259,710    (44,526)  (164,619)
                                              ----------   --------   --------
Net (decrease) increase in cash and cash
 equivalents...............................      (58,085)    70,129     30,252
Cash and cash equivalents at beginning of
 year......................................      193,721    123,592     93,340
                                              ----------   --------   --------
Cash and cash equivalents at end of year...   $  135,636   $193,721   $123,592
                                              ==========   ========   ========


   The accompanying notes are an integral part of the consolidated financial statements.

                             DELHAIZE AMERICA, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                          Class A            Class B
                           Common             Common           Additional     Other
 (Dollars and shares in    Stock              Stock             Paid-in   Comprehensive   Unearned    Retained
  thousands except per     Shares    Amount   Shares  Amount    Capital      Income     Compensation  Earnings     Total
     share amounts)      ---------   -------  ------  -------  ---------- ------------- ------------ ----------  ----------
Balances January 3,
 1998..................  67,201,001  $39,371  77,575  $38,788   $157,111        --             --    $1,097,915  $1,333,185
 Cash dividends
  declared:
   Class A--.00055 per
    share                                                                                               (36,832)    (36,832)
   Class B--$.44400 per
    share                                                                                               (34,439)    (34,439)
 Sale of stock..........    212,506      124                       3,834                                              3,958
 Repurchase of common
  stock.................   (878,190)    (515)   (632)    (316)   (49,361)                                           (50,192)
 Restricted shares (See
  Note 13)..............      8,534        5                         207                                                212
 Converted debt.........  3,977,033    2,330                     108,115                                            110,445
 Net income.............                                                                                272,585     272,585
                         ----------  -------  ------  -------   --------       ---        -------    ----------  ----------
Balances January 2,
 1999................... 70,520,884   41,315  76,943   38,472    219,906        --             --     1,299,229   1,598,922
 Cash dividends
  declared:
   Class A--$.00058 per
    share                                                                                               (41,045)    (41,045)
   Class B--$.49800 per
    share                                                                                               (37,949)    (37,949)
 Sale of stock..........     46,939       27                       1,189                                              1,216
 Repurchase of common
  stock................. (2,355,496)  (1,380) (1,636)    (819)   (66,421)                               (74,074)   (142,694)
 Restricted shares (See
  Note 13)..............     23,896       14                         606                                                620
 Cash in lieu of
  fractional shares
  in connection with
  reverse stock split...    (19,629)     (11)    (17)      (8)                                             (620)       (639)
 Net income.............                                                                                300,435     300,435
                         ----------  -------  ------  -------   --------       ---        -------    ----------  ----------
Balances January 1,
 2000................... 68,216,594   39,965  75,290   37,645    155,280        --             --     1,445,976   1,678,866
 Cash dividends
  declared:
   Class A--$.00073 per
    share                                                                                               (49,960)    (49,960)
   Class B--$.57040 per
    share                                                                                               (42,947)    (42,947)
 Sale of stock..........    311,506      183                       2,429                                              2,612
 Restricted shares (See
  Note 13)..............     65,715       38                       1,048                                              1,086
 Stock consideration
  given in Hannaford
  acquisition including
  options, net of
  issuance costs........ 21,867,708   12,812                     681,509                                            694,321
 Shares granted under
  restricted plan.......                                           9,818                   (9,818)                       --
 Amortization of
  restricted stock......                                                                    1,611                     1,611
 Unrealized gain on
  securities............                                                        84                                       84
 Net income.............                                                                                155,486     155,486
                         ----------  -------  ------  -------   --------       ---        -------    ----------  ----------
Balances December 30,
 2000................... 90,461,523  $52,998  75,290  $37,645   $850,084       $84        $(8,207)   $1,508,555  $2,441,159
                         ==========  =======  ======  =======   ========       ===        =======    ==========  ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                             DELHAIZE AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

 Nature of Operations

   As of December 30, 2000, Delhaize America, Inc. (the "Company") operated 1,420 retail food supermarkets and 12 distribution centers in 16 states in the eastern United States. The Company's stores, which are operated under the names of "Food Lion," "Hannaford," and "Kash n' Karry," sell a wide variety of groceries, produce, meats, dairy products, seafood, frozen foods, deli/bakery and non-food items, such as health and beauty care, prescriptions, and other household and personal products.

 Principles of Consolidation

   In August 1999, the Company changed its name from Food Lion, Inc. to Delhaize America, Inc., and in connection therewith substantially all of the assets and operations of the Company's Food Lion business were transferred to a newly-formed, wholly-owned, direct subsidiary of the Company. This transaction had no effect on the Company's consolidated financial statements since the transfers were among the Company's wholly-owned subsidiaries and were recorded at historical book values. As a result of this transaction, the Company is structured as a holding company with several wholly-owned operating subsidiaries. Delhaize America, Inc., the holding company, serves as the consolidating entity for all of the Company's supermarket chains.

   The consolidated financial statements include the accounts of Delhaize America, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

 Operating Segment

   The Company engages in one line of business, the operation of general food supermarkets located in the eastern United States.

 Fiscal Year

   The Company's fiscal year ends on the Saturday nearest to December 31. Fiscal years 2000, 1999 and 1998 ended on December 30, 2000, January 1, 2000, and January 2, 1999, respectively. Fiscal years 2000, 1999 and 1998 each included 52 weeks.

 Use of Estimates in Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Negative cash balances of $32.9 million and $0.5 million at December 30, 2000 and January 1, 2000, respectively, have been reclassified to Accounts Payable on the Company's Consolidated Balance Sheet.

 Accounts Receivable

   Accounts receivable principally include amounts due from suppliers, coupon handling fees, customer returned checks, pharmacy insurance programs and sublease tenants. Amounts due from suppliers are recognized as earned. Amounts received related to contractual purchasing commitments are deferred and recognized as a reduction to cost of goods sold over the period of the purchasing commitment.

                             DELHAIZE AMERICA, INC.

 Inventories

   Inventories are stated at the lower of cost or market. Inventories valued using the last-in, first out (LIFO) method comprised approximately 83% of inventories, in both 2000 and 1999, respectively. Meat, produce, deli and bakery inventories are valued on the first-in, first-out (FIFO) method. If the FIFO method were used entirely, inventories would have been $141.9 million and $142.9 million greater in 2000 and 1999, respectively. Application of the LIFO method resulted in a decrease in the cost of goods sold of $1.0 million in 2000, with increases of $3.8 million and $24.7 million for 1999 and 1998, respectively.

 Property and Equipment

   Property is stated at historical cost and depreciated on a straight-line basis over the estimated service lives of assets, generally as follows:

     Buildings...................................................  40 years
     Furniture, fixtures and equipment...........................  3-14 years
     Leasehold improvements......................................  8 years
     Vehicles....................................................  7-10 years
     Property under capital leases...............................  Lease term

 Intangible Assets

   Intangible assets primarily include goodwill, trademarks and favorable lease rights, all of which have been acquired in conjunction with acquisitions accounted for under the purchase method of accounting. Intangible assets are amortized on a straight-line basis over the estimated useful lives. The following table summarizes the useful lives:

     Goodwill.................................................... 20 or 40 years
     Trademarks.................................................. 40 years
     Distribution network........................................ 40 years
     Workforce................................................... 2-13 years
     Favorable lease rights...................................... Lease term
     Prescription files.......................................... 15 years

 Impairment of Long-Lived Assets

   The Company periodically evaluates the period of depreciation or amortization for long-lived assets to determine whether current circumstances warrant revised estimates of useful lives. The Company monitors the carrying value of its long-lived assets, including intangible assets, for potential impairment based on projected undiscounted cash flows. If impairment is identified for long-lived assets other than real property, the Company compares the asset's future discounted cash flows to its current carrying value and records provisions for impairment as appropriate. With respect to owned property and equipment associated with closed stores, the value of the property and equipment is adjusted to reflect recoverable values based on the Company's previous efforts to dispose of similar assets and current economic conditions. Impairment of real property is recognized for the excess of carrying value over estimated fair market value, reduced by estimated direct costs of disposal. The carrying value of assets to be disposed amounted to approximately $36.6 million, $18.6 million and $21.0 million at December 30, 2000, January 1, 2000 and January 2, 1999, respectively.

   The pre-tax charge included in the income statement for asset impairment amounts to $27.0 million, $1.5 million, and $3.5 million for 2000, 1999, and 1998, respectively. The fiscal 2000 impairment loss included $15.7 million attributable to certain under-performing store assets as reported in the Company's third quarter

                             DELHAIZE AMERICA, INC.

based on discounted future cash flows associated with those store assets. The other impairment charges in each of the three fiscal years related principally to write-down of leasehold improvements and idle equipment from closed stores.

 Deferred Income Taxes

   Deferred tax liabilities or assets are established for temporary differences between financial and tax reporting bases and are subsequently adjusted to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

 Revenue Recognition

   Revenues from the sale of products to the Company's customers are recognized at the point of sale. The Company offers loyalty cards to its Food Lion and Kash n' Karry customers. Merchandise price reductions from the regular retail price are given at the point of sale to customers presenting a loyalty card. The discounts given at the point of sale are recognized as a reduction in sales as products are sold. Funding from suppliers for these discounts, if available, is recognized at the time the related products are sold and is recorded as a reduction of cost of sales.

 Cost of Goods Sold

   Purchases are recorded net of cash discounts and other supplier discounts. Cost of goods sold includes warehousing, distribution, and advertising costs.

 Advertising Costs

   Advertising costs are expensed as incurred and included in cost of goods sold. The Company recognizes co-operative advertising income received from suppliers as a reduction of advertising expense in the period in which the related expense occurs. The Company recorded advertising expense of $79.2 million in 2000, $67.3 million in 1999 and $67.0 million in 1998.

 Capitalized Interest

   The Company capitalizes interest costs incurred to bring certain assets to their intended use. Capitalized interest was $3.4 million in 2000, $2.8 million in 1999 and $2.4 million in 1998.

 Store Opening Costs

   Costs associated with the opening of new stores are expensed as incurred.

 Store Closing Costs

   Plans related to store closings are completed within one year of making the decision to close, and the Company generally intends to actually complete the closings within a one-year period following the business decision to close. As most of the Company's stores are located in leased facilities, a lease liability (recorded in Other Liabilities in the Consolidated Balance Sheet) is recorded for the present value of the estimated remaining non-cancelable lease payments after the closing date, net of estimated subtenant income. In addition, the Company records a liability for expenditures to be incurred after the store closing which are required under

                             DELHAIZE AMERICA, INC.

leases or local ordinances for site preservation during the period before lease termination or sale of the property. These other exit costs include estimated real estate taxes, common area maintenance, insurance and utility costs to be incurred after the store closes. The value of owned property and equipment related to a closed store is reduced to reflect recoverable values based on the Company's previous efforts to dispose of similar assets and current economic conditions. Any reductions in the recorded value of owned property and equipment for closed stores is reflected as an asset impairment charge. The Company discontinues depreciation on owned property and equipment for closed stores at the date of closing. Disposition efforts related to store leases and owned property begins immediately following the store closing.

   Inventory write-downs, if any, in connection with store closings, are classified in cost of sales. Costs to transfer inventory and equipment from closed stores are expensed as incurred. Severance costs are rarely incurred in connection with store closings. Store closing liabilities are reviewed quarterly to ensure that any accrued amount that is no longer needed for its originally intended purpose is reversed to income in a timely manner.

   Significant cash outflows associated with closed stores relate to ongoing lease payments. Because closed store leases are classified consistently with capital leases, the principal portion of lease payments reduces the lease liability, while the interest portion of the lease payment is recorded as interest expense in the current period.

 Self Insurance

   The Company is self-insured for workers' compensation, general liability and vehicle accident claims. The self-insurance liability is determined actuarially, based on claims filed and an estimate of claims incurred but not yet reported. Maximum self-insured retention, including defense costs per occurrence, is $500,000 per individual claim for workers' compensation, automobile liability and general liability. The Company is insured for covered costs, including defense costs, in excess of these limits.

   Self insurance expense related to the above totaled $43.8 million in 2000, $32.0 million in 1999, and $34.2 million in 1998. Total claim payments were $37.3 million in 2000, $32.9 million in 1999, and $31.2 million in 1998.

 Statements of Cash Flows

   Selected cash payments and non-cash activities were as follows:

                                                      2000      1999     1998
                                                   ---------- -------- --------
                                                      (Dollars in thousands)
Cash payments for income taxes.................... $  129,582 $175,816 $127,352
Cash payments for interest, net of amounts
 capitalized......................................    199,072  103,717  103,820
Non-cash investing and financing activities:
  Capitalized lease obligations incurred for store
   properties and equipment.......................     98,215   43,173   62,608
  Capitalized lease obligations terminated for
   store properties and equipment.................     16,244   32,436   36,191
  Conversion of long term debt to stock...........        --       --   110,445
Acquisition of Hannaford:
  Fair value of assets acquired...................  4,079,087      --       --
  Cash paid.......................................  2,637,870      --       --
  Stock consideration and options given in
   acquisition....................................    698,230      --       --
  Liabilities assumed.............................    743,087      --       --

                             DELHAIZE AMERICA, INC.

 Fair Value of Financial Instruments

   Accounting principles generally accepted in the United States require the disclosure of the fair value of certain financial instruments where estimates of fair value are practicable. Significant judgment is required to develop estimates of fair value. Estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Fair values stated are as of year-end and may differ significantly from current estimates.

   Cash and cash equivalents and short-term borrowings: The carrying amount of these items approximates fair value.

   Long-term debt: At December 30, 2000 and January 1, 2000, the Company estimated that the fair value of its long-term debt was approximately $555.0 million and $413.6 million, respectively. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt with the same remaining maturities.

   Off-balance sheet instruments: The fair value of interest rate hedging agreements (See Note 7) is estimated using the present value of the difference between the contracted rates and the applicable forward rates. At December 30, 2000, the net unrealized loss on such agreements was approximately $197.6 million before taxes.

 Reclassification

   Certain financial statement items previously reported have been reclassified to conform to the current year's format.

                             DELHAIZE AMERICA, INC.

 Recently Issued Accounting Standards

   Statement of Financial Accounting Standards (SFAS) No. 133, as amended, requires entities to report all derivatives as assets or liabilities in their statements of financial position at fair value. Adoption of SFAS No. 133 is required beginning in the first quarter of fiscal 2001. If the Company had adopted SFAS No. 133 early, an unrealized loss associated with the interest rate hedge on the Company's anticipated debt offering in the amount of approximately $122.5 million, net of tax, would have been recognized as other comprehensive loss in the Company's Statement of Shareholders' Equity at December 30, 2000.

2. Acquisition

   On July 31, 2000, the Company completed its acquisition of Hannaford Bros. Co. ("Hannaford"), a Maine-based supermarket retailer, in a cash and stock transaction totaling $3.5 billion. The Company began including the results of operations of Hannaford prospectively from July 31, 2000.

   As consideration for the merger, the Company paid cash of approximately $2.772 billion, and issued 25.6 million shares of the Company's Class A Common Stock having an aggregate value of approximately $658.3 million. The Company also issued fully vested options with an estimated fair value of $39.9 million in exchange for options held by Hannaford employees. Additional direct costs incurred in connection with the acquisition, principally investment banking, legal, and other professional fees, in the amount of $22.1 million have been included in the purchase price allocation.

   The Hannaford acquisition was accounted for using the purchase method of accounting. The purchase price is allocated to acquired assets and liabilities based on their estimated fair values at the date of the acquisition, and any excess is allocated to goodwill. Allocation of the purchase price is subject to revision, which is not expected to be material, based on the final determination of fair value of certain acquired assets and liabilities related principally to closed store properties. The acquisition resulted in goodwill of approximately $2.6 billion, which will be amortized over 40 years.

   The net purchase price was initially allocated as follows:

                                                                      (Dollars
                                                                         in
                                                                     thousands)
                                                                     ----------
     Current assets................................................. $  401,776
     Property and equipment.........................................    746,171
     Goodwill.......................................................  2,575,103
     Identified intangible and other non-current assets.............    512,617
     Current liabilities............................................   (324,197)
     Non-current liabilities........................................   (418,890)
                                                                     ----------
     Purchase price................................................. $3,492,580
                                                                     ==========

   The following table reflects the results of operations on a pro forma basis as if the acquisition had been completed as of the beginning of the fiscal years presented. This pro forma financial information is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated as of the dates indicated, nor are they necessarily indicative of future operating results. These unaudited pro forma results do not include any anticipated cost savings or other effects of the merger on operations.

                                                           2000        1999
                                                        ----------- -----------
                                                         (Dollars in thousands)
     Net sales......................................... $14,303,066 $13,653,940
     Net income........................................      80,353     210,377

                             DELHAIZE AMERICA, INC.

3. Property and Equipment

   Property and equipment consists of the following:

                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
     Land and improvements............................... $  267,000 $  107,811
     Buildings...........................................    599,276    395,168
     Furniture, fixtures and equipment...................  1,817,342  1,484,898
     Vehicles............................................    126,679     98,863
     Leasehold improvements..............................    852,531    602,105
     Construction in progress............................     47,146     57,307
                                                          ---------- ----------
                                                           3,709,974  2,746,152
     Less accumulated depreciation.......................  1,401,300  1,149,260
                                                          ---------- ----------
                                                           2,308,674  1,596,892
                                                          ---------- ----------

     Property under capital leases.......................    718,709    588,038
     Less accumulated depreciation.......................    202,142    145,361
                                                          ---------- ----------
                                                             516,567    442,677
                                                          ---------- ----------
                                                          $2,825,241 $2,039,569
                                                          ========== ==========

   Depreciation expense totaled $327.6 million, $248.9 million and $226.0 million for 2000, 1999 and 1998, respectively.

   At December 30, 2000 and January 1, 2000, the Company had $36.6 million and
$18.6 million (net book value), respectively, in property held for sale.

4. Intangible Assets

   Intangible assets are comprised of the following:

                                                             2000       1999
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
     Goodwill............................................ $2,794,964 $  207,901
     Trademarks..........................................    287,000     58,000
     Distribution network................................    123,000         --
     Workforce...........................................     61,000         --
     Favorable lease rights..............................     55,797     17,750
     Prescription files..................................     28,000         --
                                                          ---------- ----------
                                                           3,349,761    283,651
     Less accumulated amortization.......................     74,043     29,375
                                                          ---------- ----------
                                                          $3,275,718 $  254,276
                                                          ========== ==========

5. Accrued Expenses

   Accrued expenses consist of the following:

                                                                2000     1999
                                                              -------- --------
                                                                 (Dollars in
                                                                 thousands)
     Payroll and compensated
      absences............................................... $101,934 $ 75,061
     Employee benefit plan...................................   84,431  114,875
     Accrued interest........................................   33,205   15,080
     Closed store liabilities--current.......................   32,898    9,900
     Other...................................................   87,369   89,546
                                                              -------- --------
                                                              $339,837 $304,462
                                                              ======== ========

                             DELHAIZE AMERICA, INC.

6. Employee Benefit Plan

   The Company has a non-contributory retirement plan covering all employees at Food Lion and Kash n' Karry with one or more years of service. Employees' benefits under the plan become vested after five years of consecutive service. Forfeitures of the plan are used to off-set plan expenses. The plan provides benefits to participants upon death, retirement or termination of employment with the Company. Contributions to the retirement plan are determined by the Company's Board of Directors. Expense related to the plan totaled $81.2 million in 2000, $108.8 million in 1999 and $94.9 million in 1998.

   Hannaford maintains a non-contributory, defined benefit pension plan covering approximately 50% of its employees. The plan provides for payment of retirement benefits on the basis of employees' length of service and earnings. The Company's policy is to fund the plan based upon legal requirements and tax regulations. Plan assets consist of common stocks, cash and cash equivalents and fixed income investments.

   Hannaford provides a defined contribution 401(k) plan to substantially all employees. The amount charged to expense for this plan in fiscal 2000 from the acquisition date through December 30, 2000 was approximately $2.3 million.

   The following table sets forth the change in plans' benefit obligations and assets as well as the plans' funded status reconciled with the amounts shown in the Company's financial statements for the Hannaford non-contributory, defined benefit pension plan from the acquisition date to December 30, 2000.

                                                                         2000
                                                                      ----------
                                                                       (Dollars
                                                                          in
                                                                      thousands)
     Change in benefit obligation:
       Benefit obligation at acquisition.............................  $ 94,574
       Service cost..................................................     1,754
       Interest cost.................................................     2,912
       Actuarial loss (gain).........................................       (63)
       Benefits paid.................................................    (6,008)
                                                                       --------
       Benefit obligation at end of year.............................  $ 93,169
                                                                       --------
     Change in plan assets:
       Fair value of plan assets at acquisition......................  $106,286
       Actual return on plan assets..................................     1,463
       Employer contribution.........................................       371
       Benefits paid.................................................    (6,008)
                                                                       --------
       Fair value of plan assets at end of year......................  $102,112
                                                                       --------
     Funded status...................................................    $8,943
       Unrecognized transition obligation (asset)....................       --
       Unrecognized prior service cost...............................       --
       Unrecognized net actuarial loss...............................     3,014
                                                                       --------
       Prepaid (accrued) benefit cost................................  $ 11,957
                                                                       ========

                             DELHAIZE AMERICA, INC.

   The components of net periodic pension costs for the Hannaford plans from the acquisition date to December 30, 2000 were as follows:

                                                                       2000
                                                                    ----------
                                                                     (Dollars
                                                                        in
                                                                    thousands)
     Components of net periodic pension cost:
       Service cost................................................  $ 1,754
       Interest expense............................................    2,912
       Expected return on plan assets..............................   (4,568)
                                                                     -------
                                                                     $    98
                                                                     =======
     Weighted-average assumptions as of September 30, 2000 (the plan's
      measurement date):
       Discount rate...............................................     7.50%
       Expected return on plan assets..............................    10.50%
       Rate of compensation increase...............................     4.50%

7. Long-Term Debt

   Long-term debt consists of the following:

                                                               2000     1999
                                                             -------- --------
                                                                (Dollars in
                                                                thousands)
     Medium-term notes, due from 2001 to 2006. Interest
      ranges from 8.40% to 8.73%............................ $122,300 $123,300
     Debt securities, 7.55%, due 2007.......................  150,000  150,000
     Debt securities, 8.05%, due 2027.......................  150,000  150,000
     Medium-term notes, due from 2001 to 2017. Interest
      ranges from 6.16% to 14.15%...........................  106,659      --
     Mortgage payables due from 2001 to 2011. Interest
      ranges from 7.55% to 10.35%...........................   42,912      --
     Mortgage payables due from 2001 to 2011. Interest
      ranges from 7.50% to 9.30%............................    4,630    5,148
     Other..................................................    4,935    1,316
                                                             -------- --------
                                                              581,436  429,764
     Less current portion...................................  126,196    2,834
                                                             -------- --------
                                                             $455,240 $426,930
                                                             ======== ========

   At December 30, 2000, $84.4 million (net book value) in property was pledged as collateral for mortgage payables.

   Approximate maturities of long-term debt in the years 2001 through 2005 are $126.2, $18.5, $28.6, $13.4, and $14.4 million, respectively.

   The Company entered into agreements to hedge against a potential increase in interest rates prior to the planned future bond issues related to the acquisition of Hannaford Bros. Co. (See Note 2). The agreements are structured to hedge against the risk of increasing market interest rates based on U.S. treasury rates, with the specified rates based on the expected maturities of the planned debt issue. The notional amount of the agreements totals $1.75 billion. The Company believes the issuance of the debt is probable, and the contractual interest rates in the agreements are highly correlated with the expected interest rates to be incurred on the debt.

                             DELHAIZE AMERICA, INC.

   In October 2000, the Company entered into related agreements to limit the amount of any unrealized loss associated with future interest rate reduction. The Company paid $19.8 million as consideration for these agreements which is being amortized to expense over the period of the contract through March 2001.

   The agreements will be settled upon issuance of the debt. Upon settlement of the agreements, the realized gain or loss to be paid or received by the Company will be amortized as interest expense over the life of the underlying debt. At December 30, 2000, the unrealized loss related to these agreements was $197.6 million before taxes. At January 1, 2000, the unrealized gain related to these agreements was $7.2 million before taxes.

   The Company is subject to risk of nonperformance by the counterparties to the agreement. The Company regularly monitors the creditworthiness of the counterparties and does not anticipate nonperformance by the counterparties, who are major US financial institutions.

8. Credit Arrangements

   The Company maintains two revolving credit facilities with a syndicate of commercial banks providing $1.0 billion in committed lines of credit, of which $500.0 million will expire in November 2001 and the remaining $500.0 million in July 2005. As of December 30, 2000, the Company had $285.0 million in outstanding borrowings. During 2000, the Company had average borrowings of $190.7 million at a daily weighted average interest rate of 7.95%. There were borrowings of $205.0 million outstanding at January 1, 2000.

   The Company obtained, in connection with the Hannaford acquisition, a 364-day term loan facility providing $2.5 billion that expires in July 2001. As of December 30, 2000, the Company had $2.4 billion in outstanding borrowings under this facility bearing interest at a rate of 8.1875%. During 2000, the Company had average borrowings of $1.0 billion at a daily weighted average interest rate of 8.07%. The Company paid fees for this term loan facility of $29.5 million which are being amortized to expense over the expected outstanding term. The related expense in 2000 is classified in Merger Expense in the Company's Consolidated Statements of Income. The Company plans to refinance this term loan through a long-term debt offering to occur in early 2001.

   In addition, the Company has periodic short-term borrowings under other informal arrangements. Outstanding borrowings under these arrangements were $40.0 million at December 30, 2000 at an average interest rate of 7.58% and $77.0 million at January 1, 2000 at an average interest rate of 6.37%.

                             DELHAIZE AMERICA, INC.

9. Leases

   The Company's stores operate principally in leased premises. Lease terms for open stores generally range from 10 to 25 years with renewal options ranging from five to 20 years. The average remaining lease term for closed stores is 8.9 years. The following schedule shows, as of December 30, 2000, the future minimum lease payments under capital and operating leases.

                                                          Operating Leases
                                                      ------------------------
                                             Capital     Open
                                             Leases     Stores   Closed Stores
                                             -------    ------   -------------
                                                  (Dollars in thousands)
     2001.................................. $ 103,554 $  196,277   $ 28,971
     2002..................................   103,652    197,856     25,712
     2003..................................   103,221    193,840     25,622
     2004..................................   102,088    189,677     24,800
     2005..................................   101,340    185,765     23,811
     Thereafter............................   918,310  1,663,102    153,053
                                            --------- ----------   --------
       Total minimum payments.............. 1,432,165 $2,626,517   $281,969
     Less estimated executory costs........    42,954
                                            ---------
     Net minimum lease payments............ 1,389,211
     Less amount representing interest.....   758,117
                                            ---------
     Present value of net minimum lease
      payments............................. $ 631,094
                                            =========

   Minimum payments have not been reduced by minimum sublease income of $53.2 million due over the term of non-cancelable subleases.

   The Company recognizes rent expense for operating leases with step rent provisions on a straight-line basis over the minimum lease term.

   Total rent payments (net of sublease income) under operating leases for open and closed stores are as follows:

                                                       2000     1999     1998
                                                       ----     ----     ----
                                                       (Dollars in thousands)
     Minimum rents.................................. $195,584 $169,954 $172,481
     Contingent rents, based on sales...............      251      101      255
                                                     -------- -------- --------
                                                     $195,835 $170,055 $172,736
                                                     ======== ======== ========

   In addition, the Company has signed lease agreements for additional store facilities, the construction of which were not complete at December 30, 2000. The leases expire on various dates extending to 2025 with renewal options generally ranging from 10 to 20 years. Total future minimum rents under these agreements are approximately $374.5 million.

                             DELHAIZE AMERICA, INC.

10. Closed Store Liabilities

   The following table is presented to show the number of stores closed and planned to be closed at the end of each year, along with the number of stores committed for closure during the year, the number of stores closed, the number of closed stores acquired and the number of stores sold or for which the lease was terminated.

                                                                  Planned
                                                           Closed Closings Total
                                                           ------ -------- -----
As of January 3, 1998.....................................  179      24     203
Stores added..............................................  --       33      33
Stores acquired...........................................    6     --        6
Planned closings completed................................   28     (28)    --
Stores sold/lease terminated..............................  (82)    --      (82)
Stores not closed (Kash n' Karry).........................  --       (3)     (3)
                                                            ---     ---     ---
As of January 2, 1999.....................................  131      26     157
Stores added..............................................  --       16      16
Stores acquired...........................................   14     --       14
Planned closings completed................................   35     (35)    --
Stores sold/lease terminated..............................  (24)    --      (24)
                                                            ---     ---     ---
As of January 1, 2000.....................................  156       7     163
Stores added..............................................  --       36      36
Stores acquired...........................................   25       1      26
Planned closings completed................................   30     (30)    --
Stores sold/lease terminated..............................  (24)    --      (24)
                                                            ---     ---     ---
As of December 30, 2000...................................  187      14     201
                                                            ===     ===     ===

                             DELHAIZE AMERICA, INC.

   The following table reflects closed store liabilities at each year end and activity during the year including additions to closed store liabilities charged to operations, additions for closed stores acquired in purchase transactions, adjustments to liabilities based on changes in facts and circumstances and payments made. See Note 1 for further discussion of related asset impairment provisions.

                                                        2000    1999    1998
                                                       ------  ------  ------
                                                           (dollars in
                                                            millions)
Balance beginning of year............................. $106.8  $113.5  $130.5
Additions charged to earnings:
  Store closings--lease obligations...................   33.5    13.7    12.2
  Store closings--other exit costs....................    4.6     1.7     2.8
  Adjustments to prior year estimates--lease
   obligations........................................    0.8    (1.0)    1.1
  Adjustments to prior year estimates--other exit
   costs..............................................    3.9     --     (1.0)
  Reserves reversed to income.........................    --     (1.8)   (0.8)
                                                       ------  ------  ------
    Total charge to earnings..........................   42.8    12.6    14.3
                                                       ------  ------  ------
Reductions:
  Lease payments made.................................  (11.0)   (8.2)   (7.2)
  Lease termination payments..........................   (3.4)  (10.5)  (15.5)
  Payments for other exit costs.......................   (6.0)   (3.8)   (4.8)
                                                       ------  ------  ------
    Total reductions..................................  (20.4)  (22.5)  (27.5)
                                                       ------  ------  ------
Closed store liabilities associated with purchase
 transactions:
  Lease obligations...................................   39.8     2.4     2.8
  Other exit costs....................................   19.9     0.8     0.6
  Adjustment to goodwill..............................   (3.7)    --     (7.2)
                                                       ------  ------  ------
    Total acquired liabilities........................   56.0     3.2    (3.8)
                                                       ------  ------  ------
Balance at end of year................................ $185.2  $106.8  $113.5
                                                       ======  ======  ======

   The fiscal 2000 end of year balance of $185.2 million is comprised of lease liabilities and exit cost liabilities of $152.3 million and $32.9 million, respectively. The fiscal 1999 balance of $106.8 million is comprised of $96.9 million and $9.9 million, respectively, and the fiscal 1998 balance of $113.5 million consisted of $102.3 million and $11.2 million, respectively, and the fiscal 1998 opening balance is comprised of $116.9 million and $13.6 million, respectively.

   The Company provided for closed store liabilities in each of the fiscal years presented above relating to the estimated post-closing lease liabilities and related other exit costs associated with the store closing commitments reflected in the above table. These other exit costs include estimated real estate taxes, common area maintenance, insurance and utility costs to be incurred after the store closes. Adjustments to closed store liabilities and other exit costs primarily relate to changes in subtenants and actual exit costs differing from original estimates. Adjustments are made for changes in estimates in the period in which the change becomes known. Any excess store closing liability remaining upon settlement of the obligation is reversed to income in the period that such settlement is determined. The Company uses a discount rate based on the current treasury note rates to calculate the present value of the remaining rent payments on closed stores.

   During fiscal 2000, the Company recorded additions to closed store liabilities of $59.7 million related to 26 store properties acquired, or for which the lease was assumed, in the Hannaford acquisition. All but one of the 26 stores included in the reserve had been closed prior to the acquisition date. The remaining activities associated with exiting these stores are to maintain the store under the leasehold requirements, to dispose of any owned property and equipment and to settle the remaining lease obligations. The acquired Hannaford liabilities for closed stores include $39.8 million related to the present value of future unrecoverable lease

                             DELHAIZE AMERICA, INC.

liabilities with remaining non-cancelable terms ranging from 3 to 22 years. Other accrued exit cost are approximately $19.9 million for activities that are directly related to the remaining lease obligations, comprised of $10.3 million for real estate taxes, $7.9 million for property maintenance and utilities and $1.7 million for property insurance. Accrued exit costs are paid over the remaining lease term. A non-cash reduction in the amount of approximately $3.7 million was made prior to December 30, 2000, with a corresponding reduction in goodwill principally related to a lease liability that was canceled.

   In fiscal 1999 and 1998, the Company acquired 14 closed stores and 6 closed stores, respectively. The related lease obligations and other exit costs of $3.2 million and $3.4 million for 1999 and 1998, respectively were recorded as an addition to goodwill.

   In conjunction with the Kash n' Karry acquisition in late fiscal 1996, the Company identified 23 Kash n' Karry locations for closing based on either unacceptable performance or an anticipated relocation of the store. The Company closed 13 of these stores in 1998 and 4 additional stores in 1999. Based on improved operating performance in 1998, a decision was made to not close 3 of the 23 identified Kash n' Karry locations. The original estimated store-closing costs of $7.2 million related to these three stores were recognized as a reduction of goodwill in 1998. It has taken the Company an unusually longer than anticipated time to execute its Kash n' Karry store closing plan due to real estate constraints in relocating the stores.

   The revenues and operating results for stores closed are not material to the Company's total revenues and operating results for any of the fiscal years presented above. Future cash obligations for closed store liabilities are tied principally to the remaining non-cancelable lease payments less sublease payments to be received. See Note 9 for a summary of the gross future cash flows for closed store leased obligations.

11. Income Taxes

   Provisions for income taxes for 2000, 1999 and 1998 consist of the following:

                                                      Current  Deferred  Total
                                                      -------- -------- --------
                                                        (Dollars in thousands)
     2000
       Federal....................................... $ 73,251 $21,215  $ 94,466
       State.........................................    6,878   6,755    13,633
                                                      -------- -------  --------
                                                      $ 80,129 $27,970  $108,099
                                                      ======== =======  ========
     1999
       Federal....................................... $134,195 $27,123  $161,318
       State.........................................   19,828   2,993    22,821
                                                      -------- -------  --------
                                                      $154,023 $30,116  $184,139
                                                      ======== =======  ========
     1998
       Federal....................................... $ 95,839 $40,199  $136,038
       State.........................................   14,559   4,800    19,359
                                                      -------- -------  --------
                                                      $110,398 $44,999  $155,397
                                                      ======== =======  ========

                             DELHAIZE AMERICA, INC.

   The Company's effective tax rate varied from the federal statutory rate as follows:

                                                               2000  1999  1998
                                                               ----  ----  ----
     Federal statutory rate................................... 35.0% 35.0% 35.0%
     State income taxes, net of federal tax benefit...........  3.4   3.1   2.9
     Federal refund...........................................  0.0   0.0  (1.7)
     Goodwill.................................................  4.2   0.4   0.4
     Other.................................................... (1.6) (0.5) (0.3)
                                                               ----  ----  ----
                                                               41.0% 38.0% 36.3%
                                                               ====  ====  ====

   The components of deferred income tax assets and liabilities at December 30, 2000 and January 1, 2000 are as follows:

                                                             2000       1999
                                                           ---------  ---------
                                                               (Dollars in
                                                               thousands)
     Current assets:
       Inventories........................................ $   5,520  $   5,233
       Accrued expenses...................................    44,476     50,378
                                                           ---------  ---------
     Total current assets.................................    49,996     55,611
                                                           ---------  ---------
     Non-current assets/(liability):
       Depreciation and amortization......................  (293,813)  (145,853)
       Leases.............................................    49,886     45,786
       Provision for store closings.......................    67,771     68,116
       Tax loss carryforwards.............................    42,100     18,358
       Valuation allowance................................   (27,938)       --
       Other..............................................     8,976      6,172
                                                           ---------  ---------
     Total non-current assets/(liability).................  (153,018)    (7,421)
                                                           ---------  ---------
       Net deferred taxes................................. $(103,022) $  48,190
                                                           =========  =========

   The valuation allowance relates to state net operating loss carryforwards generated by Hannaford in the Southeast for which realization is not considered likely.

12. Other Liabilities

   Other liabilities consist of the following:

                                                             2000     1999
                                                           -------- --------
                                                                (Dollars in
                                                                thousands)
     Closed store liabilities............................. $152,342 $ 96,876
     Self insurance reserves..............................  108,311   72,424
     Other................................................   17,047    9,443
                                                           -------- --------
                                                            277,700  178,743
     Less current portion.................................   64,494   45,251
                                                           -------- --------
                                                           $213,206 $133,492
                                                           ======== ========

                             DELHAIZE AMERICA, INC.

13. Stock Options and Restricted Stock Plans (see also Note 18)

   The Company has a stock option plan under which options to purchase up to
9.4 million shares of Class A common stock may be granted to officers and key employees at prices equal to fair market value on the date of the grant. Options become exercisable as determined by the Stock Option Committee of the Board of Directors of the Company on the date of grant, provided that no option may be exercised more than ten years after the date of grant.

   A summary of shares reserved for outstanding options for the last three fiscal years, activity during each year and related weighted average exercise price is presented below:

                                                                Weighted Average
                                                      Shares     Exercise Price
                                                      ------    ----------------
     2000
       Outstanding at beginning of year............. 1,345,595       $26.60
       Granted...................................... 1,751,094        21.27
       Conversion of Hannaford options.............. 4,186,194         8.44
       Exercised....................................  (367,326)        7.22
       Forfeited/expired............................  (252,246)       22.24
                                                     ---------       ------
       Outstanding at end of year................... 6,663,311        13.83
                                                     ---------       ------
       Options exercisable at end of year........... 4,085,490         9.58
                                                     ---------       ------

     1999
       Outstanding at beginning of year.............   940,046       $24.63
       Granted......................................   588,353        29.12
       Exercised....................................   (53,325)       22.50
       Forfeited/expired............................  (129,479)       25.53
                                                     ---------       ------
       Outstanding at end of year................... 1,345,595        26.60
                                                     ---------       ------
       Options exercisable at end of year...........    93,165        25.20
                                                     ---------       ------

     1998
       Outstanding at beginning of year............. 1,001,863       $21.99
       Granted......................................   340,058        30.34
       Exercised....................................  (247,442)       15.89
       Forfeited/expired............................  (154,433)       20.40
                                                     ---------       ------
       Outstanding at end of year...................   940,046        24.63
                                                     ---------       ------
       Options exercisable at end of year...........    45,535        26.31
                                                     ---------       ------

                             DELHAIZE AMERICA, INC.

   The following table summarizes options outstanding and options exercisable as of December 30, 2000, and the related weighted average remaining contractual life (years) and weighted average exercise price.

    Options Outstanding

                                                          Weighted
                                                           Average                 Weighted
                                                          Remaining                Average
        Range of                 Number                  Contractual               Exercise
     exercise prices           Outstanding                  Life                    Price
     ---------------          ------------               -----------               --------
     $ 4.31-$10.00             2,568,263                     5.5                    $ 6.81
     $10.01-$20.00             2,914,958                     8.3                     14.82
     $20.01-$37.78             1,180,090                     6.8                     26.68
     -------------             ---------                     ---                    ------
     $ 4.31-$37.78             6,663,311                     6.9                    $13.83
     =============             =========                     ===                    ======

    Options Exercisable

                                                                                       Weighted
       Range of                                                                        Average
       exercise                          Number                                        Exercise
        prices                         Exercisable                                      Price
       --------                       ------------                                     --------
     $ 4.31-$10.00                     2,568,263                                        $ 6.81
     $10.01-$20.00                     1,255,715                                         12.30
     $20.01-$37.78                       261,512                                         23.74
     -------------                     ---------                                        ------
     $ 4.31-$37.78                     4,085,490                                        $ 9.58
     =============                     =========                                        ======

   The weighted average fair value at date of grant for options granted during 2000, 1999, and 1998 was $6.40, $10.57, and $7.86 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                                  2000 1999 1998
                                                                  ---- ---- ----
     Expected dividend yield (%).................................  3.0  1.8  1.5
     Expected volatility (%)..................................... 37.0 35.0 30.0
     Risk-free interest rate (%).................................  6.3  5.4  5.6
     Expected term (years).......................................  9.0  7.5  5.0

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock options granted in 2000, 1999 or 1998. Had compensation cost been determined based on the fair value at the grant date consistent with the provisions of this statement, the Company's pro forma net earnings and earnings per share would have been as follows:

                                                       2000     1999     1998
                                                     -------- -------- --------
                                                       (Dollars in thousands)
     Net earnings--as reported...................... $155,486 $300,435 $272,585
     Net earnings--pro forma........................  152,692  299,687  272,144

   The Company has restricted stock plans for executive employees. These shares of stock will vest over five years from the grant dates. The weighted average grant date fair value for these shares is $18.91, $27.17 and $24.42 for 2000, 1999 and 1998, respectively. The Company recorded compensation expense related to restricted stock of $1.6 million, $0.3 million and $0.2 million in 2000, 1999 and 1998, respectively.

                             DELHAIZE AMERICA, INC.

   A summary of shares reserved for outstanding restricted stock grants for the last three fiscal years and activity during each year is presented below:

                                                                        Shares
                                                                        -------
     2000
       Outstanding at beginning of year...............................  160,048
       Granted........................................................  436,698
       Exercised......................................................  (76,686)
       Forfeited/expired..............................................   (3,519)
                                                                        -------
       Outstanding at end of year.....................................  516,541
                                                                        =======

     1999
       Outstanding at beginning of year...............................  141,059
       Granted........................................................   62,317
       Exercised......................................................  (28,168)
       Forfeited/expired..............................................  (15,160)
                                                                        -------
       Outstanding at end of year.....................................  160,048
                                                                        =======

     1998
       Outstanding at beginning of year...............................  105,734
       Granted........................................................   53,848
       Exercised......................................................   (9,603)
       Forfeited/expired..............................................   (8,920)
                                                                        -------
       Outstanding at end of year.....................................  141,059
                                                                        =======

   As of December 30, 2000, there were 7,243,944 shares of Class A common stock available for future grants.

14. Common Stock (see also Note 18)

   On December 30, 2000, approximately 25.9% and 11.3% of the issued and outstanding Class A non-voting common stock and 28.3% and 28.0% of the issued and outstanding Class B voting common stock was held, respectively, by Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize Group") and Delhaize The Lion America, Inc. ("Detla"), a wholly owned subsidiary of Delhaize. In the aggregate, Delhaize Group and Detla owned approximately 56.3% of the Class B voting common stock and 37.2% of the Class A non-voting common stock.

   The Delhaize Group and Delhaize America have announced an agreement for a share exchange pursuant to which Delhaize Group, through its ownership interests held in Delhaize and Detla, will exchange each outstanding share of Delhaize America common stock not currently held by Delhaize Group for 0.4 shares of Delhaize Group. The transaction is expected to be consummated in the second quarter of 2001.

   Holders of Class B common stock are entitled to one vote for each share of Class B common stock held, while holders of Class A common stock are not entitled to vote except as required by law.

   The Board of Directors of the Company may declare dividends with respect to Class A common stock without declaring and paying any dividends with respect to the Class B common stock. When dividends are declared with respect to the Class B common stock, the Board of Directors of the Company must declare a greater per share dividend to the holders of Class A common stock.

                             DELHAIZE AMERICA, INC.

   On September 9, 1999, the Company authorized a one-for-three reverse stock split of all outstanding shares of common stock. All share and per share data have been restated to give retroactive effect to the reverse stock split.

   The Company repurchased shares of its outstanding common stock in fiscal 1999 and 1998. In 1999, the Company repurchased 2,759,700 shares of Class A common stock at a cost of $89.3 million and 1,636,100 shares of Class B common stock at a cost of $53.4 million. In 1998, the Company repurchased 1,028,567 shares of Class A common stock at a cost of $32.0 million and 632,333 shares of Class B common stock at a cost of $18.2 million.

   During 1998, the Company's convertible subordinated debentures were redeemed, principally through the conversion into shares of the Company's Class A non-voting common stock. This transaction resulted in the issuance of 4,660,000 shares of Class A non-voting common stock for an aggregate conversion value, approximating the carrying value of the debentures, of $110.4 million based on the original terms for such conversion. The debentures not converted were redeemed for cash in the amount of approximately $3.8 million representing the face value of the debentures and accrued interest.

15. Interest Expense

   Interest expense consists of the following:

                                                         2000     1999    1998
                                                       -------- -------- -------
                                                        (Dollars in thousands)
   Other interest (net of $3.4, $2.8 and $2.4 million
    capitalized in 2000, 1999 and 1998,
    respectively)....................................  $150,423 $ 45,682 $36,560
   Interest on capital leases........................    62,634   58,138  58,774
                                                       -------- -------- -------
                                                       $213,057 $103,820 $95,334
                                                       ======== ======== =======

16. Commitments and Contingencies

   The Company is involved on various claims and lawsuits arising out of the normal conduct of its business. Although the ultimate outcome of these legal proceedings cannot be predicted with certainty, the Company's management believes that the resulting liability, if any, will not have a material effect upon the Company's consolidated results of operations, financial position or liquidity.

17. Related Parties

   On March 27, 2000, the Delhaize Group and the Company entered into an agreement (the "Shareholders Agreement") containing provisions regarding, among other things, the nomination of candidates for election to the Company's board of directors, the voting of securities beneficially owned by the parties to the Shareholders Agreement for the election of directors and the voting requirements applicable to specified actions by the board of directors. The Shareholders Agreement is effective until April 30, 2007, unless the Delhaize Group's aggregate ownership of voting shares of the Company is reduced below 10%, in which case the Shareholders Agreement would terminate at that time.

   The Company has entered into a joint venture with Delhaize Group regarding Bel-Thai Supermarket Co., Ltd. ("Bel-Thai"), a supermarket company based in Thailand. On January 18, 2000, the Company acquired, through a wholly-owned subsidiary, a 51% interest in Bel-Thai for approximately $3.9 million. Delhaize Group owns the remaining 49% interest in Bel-Thai. The Company subsequently contributed additional capital of approximately $5.6 million to Bel-Thai. The Company's share of Bel-Thai's operating loss for fiscal 2000 was not material to the Company's consolidated results of operations.

18. Subsequent Events (unaudited)

On April 25, 2001, the Company became a wholly-owned subsidiary of Delhaize Le Lion as a result of the Delhaize Le Lion share exchange. The Delhaize Le Lion share exchange was accounted for using the purchase method of accounting. Effective as of the close of the Company's April 28, 2001 fiscal period, the Company recorded adjustments to reflect the accounting basis of Delhaize Le Lion in the Company's financial statements. These adjustments principally included changes to the valuation of certain of the Company's tangible and intangible assets, net of deferred tax liabilities, and compensation expense related to the exchange of our stock options for Delhaize Le Lion options, with a corresponding increase in stockholders' equity in the amount of approximately $783.4 million. The preliminary allocation of the share exchange purchase price to the Company's assets and liabilities was based on estimates of management, and management does not expect the final allocation to have a material effect on our consolidated financial position or results of operations. This preliminary allocation will result in additional intangible asset and goodwill amortization prospectively. Subsequent to this transaction, the Company had no publicly traded stock; therefore, all prior presentation of earnings per share has been removed from these consolidated financial statements.


Immediately prior to the share exchange mentioned above, the Company authorized a common stock dividend of 499 shares of Class A common stock for each share of the Company's Class A and Class B common stock held. In addition, upon completion of the Delhaize Le Lion share exchange, each of the Company's options to purchase common stock, whether vested or unvested, was converted into an option to purchase the number of Delhaize Group ADSs, rounded up to the nearest whole share, equal to the number of shares of the Company's Class A common stock subject to the option, multiplied by 0.40. With some exceptions, the converted options will be subject to substantially the same terms and conditions as were applicable to the converted option prior to the effective time of the share exchange. Note 13 in these consolidated financial statements includes stock option and restricted stock information prior to the stock dividend and the option conversion mentioned above.

On April 19, 2001, the Company completed the private offering of $600,000,000 7.375% notes due 2006, $1,100,000,000 8.125% notes due 2011 and $900,000,000
9.000% debentures due 2031. The proceeds of this offering were used to repay in full the $2.4 billion outstanding under our $2.5 billion term loan facility. Food Lion, LLC, Hannaford Bros. Co. and Kash n' Karry Food Stores, Inc., the Company's wholly-owned subsidiaries, are fully and unconditionally and jointly and severally guaranteeing each series of the securities issued by the Company. The Company has no independent assets or operations and the subsidiaries of the Company other than the subsidiary guarantors are minor. There are no restrictions on the ability of the Company or any subsidiary guarantor to obtain funds from its subsidiaries by dividend or loan and there are no other restricted net assets for the subsidiary guarantors.


19. Stock Dividend

In connection with the stock dividend mentioned above, share data included in the Consolidated Balance Sheets and Statements of Shareholders' Equity has been restated to give effect to the stock dividend.

      Unaudited Consolidated Statement of Earnings of Hannaford Bros. Co.
                 (Dollars in thousands, except per share data)



                                                  (UNAUDITED)      (UNAUDITED)
                                                6 Months Ended   6 Months Ended
                                                 July 1, 2000     July 3, 1999
                                                ---------------  ---------------

         Net sales                                  $1,733,472       $1,693,449
         Cost of goods sold                          1,277,064        1,249,509
         Selling and administrative expenses           470,293          358,470
                                                    ----------       ----------
         Operating (loss) income                       (13,885)          85,470
         Interest expense, net                           9,258           12,045
                                                    ----------       ----------
         (Loss) income before income taxes             (23,143)          73,425
         Provision for income taxes                     (8,404)          28,021
                                                    ----------       ----------
         Net (loss) income                          $  (14,739)      $   45,404
                                                    ==========       ==========

         Earnings per share:
               Basic                                     (0.34)            1.08
               Diluted                                   (0.34)            1.06
               Cash dividends                       $     0.33       $     0.33

   Weighted average number of common
     shares outstanding
   Basic                                                42,992           42,223
   Diluted                                              43,726           42,865

      Unaudited Consolidated Statement of Earnings of Hannaford Bros. Co.
                 (Dollars in thousands, except per share data)



                                                  (UNAUDITED)      (UNAUDITED)
                                                3 Months Ended   3 Months Ended
                                                 July 1, 2000     July 3, 1999
                                                ---------------  ---------------

         Net sales                                    $886,626         $854,325
         Cost of goods sold                            655,468          628,109
         Selling and administrative expenses           286,890          179,222
                                                      --------         --------
         Operating (loss) income                       (55,732)          46,994
         Interest expense, net                           4,011            5,780
                                                      --------         --------
         (Loss) income before income taxes             (59,743)          41,214
         Provision for income taxes                    (22,451)          15,800
                                                      --------         --------
         Net (loss) income                            $(37,292)        $ 25,414
                                                      ========         ========
         Earnings per share:
               Basic                                     (0.86)            0.60
               Diluted                                   (0.85)            0.59
               Cash dividends                         $  0.165         $  0.165

         Weighted average number of common
               shares outstanding
         Basic                                          43,434           42,208
         Diluted                                        43,980           42,868

          Unaudited Consolidated Balance Sheet of Hannaford Bros. Co.
                            (Dollars in thousands)


                                                          July 1, 2000     January 1, 2000
                                                          -------------    ---------------
Current Assets
       Cash and cash equivalents                            $  130,463        $   53,641
       Receivables                                              26,694            26,633
       Inventories                                             197,278           230,416
       Prepaid expenses                                          4,705             5,817
       Deferred tax asset                                       14,492            10,325
                                                            ----------        ----------
           Total current assets                                373,632           326,832
                                                            ----------        ----------
Property, at cost, less accumulated depreciation               845,305           892,871
Intangible assets, less accumulated amortization                50,088            58,154
Other assets                                                    72,978            52,133
                                                            ----------        ----------
           Total assets                                     $1,342,003        $1,329,990
                                                            ==========        ==========
Liabilities and Shareholders' Equity
Current Liabilities
       Short term borrowings                                $   20,651        $   20,391
       Accounts payable                                        206,061           187,344
       Accrued expenses                                         45,833            61,801
       Capital lease obligations - current                       2,430             2,462
       Long term debt - current                                     --                --
       Other liabilities - current                                 141             1,256
                                                            ----------        ----------
           Total current liabilities                           275,115           273,254
                                                            ----------        ----------
Long-term debt                                                 156,380           185,126
Capital lease obligations                                       59,107            71,464
Deferred income tax liabilities                                 (1,016)           32,676
Other liabilities                                               84,951            40,282
                                                            ----------        ----------
           Total liabilities                                   574,538           602,802
                                                            ----------        ----------
       Shareholders' equity
           Common stock, par value $.75 per share               32,819            31,754
       Additional paid-in-capital                              167,747           103,085
       Preferred stock purchase rights                             438               423
       Retained earnings                                       566,461           595,478
       Less common stock in treasury - 0 and 68 shares              --             3,552
                                                            ----------        ----------
           Total shareholders' equity                          767,465           727,188
                                                            ----------        ----------
           Total liabilities and shareholders' equity       $1,342,003        $1,329,990
                                                            ==========        ==========

     Unaudited Consolidated Statements of Cash Flows of Hannaford Bros. Co.
                             (Dollars in thousands)

                                                             (UNAUDITED)
                                                    6 Months Ended   6 Months Ended
                                                     July 1, 2000     July 3, 1999
                                                     ------------     ------------
Cash flows from operating activities :
 Net Loss                                               $(14,739)        $ 45,404
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Closed store expenses                                 100,121               --
   Depreciation and amortization                          50,531           51,182
   Decrease (increase) in inventories                     29,872           (7,711)
   Decrease in receivables/prepayments                       842            3,846
   (Increase) decrease in accounts payable
    and accrued expenses                                  (3,564)          14,981
   (Increase) decrease in income taxes payable            (1,174)           1,985
   (Increase) decrease in deferred taxes                 (37,363)          (1,234)
   Other operating activities                              2,900             (417)
                                                        --------         --------
    Net cash provided by operating activities            127,426         $108,036
                                                        --------         --------
Cash flows from investing activities :
   Acquisition of property, plant and equipment          (66,705)         (54,927)
   Sale of property, plant and equipment, net              8,536            6,441
   Increase in deferred charges                           (3,333)          (1,249)
   Increase in computer software costs                    (2,702)          (3,928)
   Purchase of Securities (available for sale)            (7,765)              --
                                                        --------         --------
    Net cash used in investing activities                (71,969)         (53,663)
                                                        --------         --------
Cash flows from financing activities :
   Principal payments under capital
    lease obligations                                     (1,198)            (981)
   Proceeds from issuance of long-term debt
   Decrease in lines of credit                           (19,700)              --
   Payments of long-term debt                             (8,787)         (34,690)
   Dividends paid                                        (14,265)         (13,945)
   Purchase of treasury stock                               (553)         (19,912)
   Issuance of treasury stock                              2,530
   Issuance of common stock                               63,338            8,630
                                                        --------         --------
    Net cash provided by financing activities             21,365          (60,898)
                                                        --------         --------
Net increase in cash and cash equivalents                 76,822           (6,525)

Cash and cash equivalents at beginning of period          53,641           59,722
                                                        --------         --------
Cash and cash equivalents at end of period              $130,463         $ 53,197
                                                        ========         ========

                              HANNAFORD BROS. CO.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.   CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the are adequate to make the information presented not misleading. In the opinion of management, the amounts reflect all adjustments necessary to present fairly and financial position and results of operations for the periods presented. All such adjustments are of a normal recurring nature. The year-end consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

It is suggested that the financial statements be read in conjunction with the financial statements and notes thereto included in the Company's latest annual report.

The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimated and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the period end of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

2.   SALE OF HOMERUNS.COM

In February 2000, the Company sold a majority interest in HomeRuns.com, Inc. (HomeRuns), its internet-based grocery delivery service through a $1000,000,000 investment and recapitalization on the part of The Cypress Group L.L.C., a New York based private equity firm. The Company retained a minority interest and, subsequent to the sale date, accounted for the results of this investment using the cost method. The excess of the fair value of the Company's investment in the recapitalized entity over its carrying value has been recorded as an increase to paid-in capital due to the start-up nature of HomeRuns business. As a result of this transaction, the Company has an investment position in HomeRuns of $16 million, which is recorded in other assets on the July 1, 2000 balance sheet.

                             HANNAFORD BROS. CO.

3.   EARNINGS PER COMMON SHARE

Basic earnings per share of common stock have been determined by dividing net earnings by the weight average number of shares of common stock outstanding during the periods presented. Diluted earnings per share reflect the potential dilution that would occur if existing stock options were exercised.

4.   INVENTORIES

Inventories consist primarily of groceries, meat, produce, general merchandise and pharmaceuticals. The majority of grocery, pharmaceutical and general merchandise inventories are valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market. Net income reflects the application of the LIFO method based upon estimated annual inflation. LIFO expense was $.5 million in the second quarter 2000 and $.4 million in the second quarter of 1999.

5.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                 (In thousands)
                                       (Unaudited)
                                         July 1,             January 1,
                                          2000                 2000
                                       ----------            ----------
    land and improvements              $  164,777            $  164,068
    Buildings                             330,787               325,070
    Furniture, fixtures & equipment       495,926               505,769
    leasehold interest & improvements     310,166               328,250
    Construction in process                18,478                12,726
                                       ----------            ----------
                                        1,320,134             1,335,883
    Less accumulated depreciation and
      amortization                        516,148               495,548
                                       ----------            ----------
                                       $  803,986            $  841,335
                                       ==========            ==========

6.   LEASED PROPERTY

Leased property under capital leases consists of the following:

                                                  (In thousands)
                                         (Unaudited)
                                           July 1,          January 1,
                                            2000               2000
                                          ----------         ---------

    Real property                         $ 70,368           $  82,810
    Less accumulated amortization           30,503              31,274
                                          --------           ---------
                                          $ 39,865           $  51,536
                                          ========           =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders of Hannaford Bros. Co.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Hannaford Bros. Co. and Subsidiaries at January 1, 2000 and January 2, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2000, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers, LLP

Portland, Maine January 19, 2000 (except for Notes 2 and 3, as to which the date is February 12, 2000)

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                    (In thousands)
                                                 January 1,  January 2,
                                                   2000        1999
                                                   ----        ----

ASSETS

Current assets:
    Cash and cash equivalents                  $   53,641  $   59,722
    Accounts receivable, net                       26,633      22,869
    Inventories (Note 1C)                         230,416     201,219
    Prepaid expenses                                5,817       6,116
    Deferred income taxes (Note 10)                10,325       5,952
                                               ----------  ----------
       Total current assets                       326,832     295,878
                                               ----------  ----------

Property, plant and equipment, net
       (Notes 1D, 4 and 6)                        841,335     818,106

Leased property under capital leases, net
       (Note 5)                                    51,536      54,911

Other assets:
    Goodwill, net (Notes 1F and 6)                 58,154      63,517
    Deferred charges, net (Note 1H)                24,055      25,074
    Computer software costs, net (Note 1I)         26,149      24,580
    Miscellaneous assets                            1,929       2,472
                                               ----------  ----------
       Total other assets                         110,287     115,643
                                               ----------  ----------
       Total Assets                            $1,329,990  $1,284,538
                                               ==========  ==========


          See accompanying notes to consolidated financial statements.

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS' EQUITY


                                         (In thousands except per share amounts)
                                                     January 1,      January 2,
                                                       2000            1999
                                                       ----            ----
Current liabilities:
   Current maturities of long-term debt (Note 4)    $   20,391     $   19,296
   Obligations under capital leases (Note 5)             2,462          2,108
   Accounts payable                                    187,344        186,626
   Accrued payroll                                      30,768         27,254
   Other accrued expenses                               31,033         23,873
   Income taxes                                          1,256            442
                                                    ----------     ----------
      Total current liabilities                        273,254        259,599
                                                    ----------     ----------

Deferred income tax liabilities (Note 10)               32,676         28,859

Other liabilities                                       40,282         38,734

Long-term debt (Note 4)                                185,126        220,130

Obligations under capital leases (Note 5)               71,464         73,866
                                                    ----------     ----------
      Total liabilities                                602,802        621,188
                                                    ==========     ==========

Shareholders' equity (Notes 7 and 9):


     Class A Serial Preferred stock, no par,
        authorized 2,000 shares                              -              -
     Class B Serial Preferred stock, par value
        $.01 per share, authorized 28,000 shares             -              -
      Common stock, par value $.75 per share:
        Authorized 110,000 shares;
        42,338 and 42,338 shares
        issued.                                         31,754         31,754
      Additional paid-in capital                       103,085        109,664
      Preferred stock purchase rights                      423            423
      Retained earnings                                595,478        525,344
                                                    ----------     ----------
                                                       730,740        667,185
      Less common stock in treasury
        68 and 85 shares                                 3,552          3,835
                                                    ----------     ----------
           Total shareholders' equity                  727,188        663,350
                                                    ----------     ----------
           Total liabilities and shareholders'
             equity                                 $1,329,990     $1,284,538
                                                    ==========     ==========


          See accompanying notes to consolidated financial statements.

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS


                                        (In thousands except per share amounts)
                                                      FISCAL YEAR
                                             1999        1998        1997
                                             ----        ----        ----

Sales and other revenues                  $3,462,942  $3,323,588  $3,226,433
Cost of sales                              2,544,623   2,480,346   2,427,287
                                          ----------  ----------  ----------

Gross margin                                 918,319     843,242     799,146
Selling, general and administrative
  expenses                                   725,900     664,357     635,355
Merger related costs (Note 2)                  9,453           -           -
Impairment loss (Note 6)                           -           -      39,950
                                          ----------  ----------  ----------

Operating profit                             182,966     178,885     123,841

Interest expense, net (Notes 1J and 4)        23,468      26,577      26,425
                                          ----------  ----------  ----------

Earnings before income taxes                 159,498     152,308      97,416

Income taxes (Note 10)                        61,480      57,661      37,769
                                          ----------  ----------  ----------

 Net earnings                             $   98,018  $   94,647  $   59,647
                                          ==========  ==========  ==========

Earnings per share (Note 1K):

 Basic                                    $     2.32  $     2.24  $     1.41
 Diluted                                  $     2.28  $     2.21  $     1.40

Cash dividends per share                  $      .66  $      .60  $      .54

Weighted average number of common shares
outstanding                   Basic           42,224      42,277      42,287
                              Diluted         43,061      42,884      42,732


         See accompanying notes to consolidated financial statements.

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                              (In thousands)

                                                  Common Stock     Additional                              Treasury Stock
                                                  ------------      Paid-in   Preferred Stock   Retained   --------------
                                                Shares    Amount    Capital   Purchase Rights   Earnings    Shares  Amount
                                                ------    ------    -------   ---------------   --------    ------  ------
Balance, December 28, 1996                      42,338    31,754    119,399         423          419,459    ( 58)   (1,879)
                                                --------------------------------------------------------------------------
     Net earnings                                                                                 59,647
     Cash dividends on common stock                                                              (23,043)
     Shares issued under employee
       benefit plans, net of tax benefits                            (4,269)                                 399    13,917
     Treasury stock purchases                                                                               (400)  (14,379)
                                                --------------------------------------------------------------------------
Balance, January 3, 1998                        42,338    31,754    115,130         423          456,063     (59)   (2,341)
                                                --------------------------------------------------------------------------

     Net earnings                                                                                 94,647
     Cash dividends on common stock                                                              (25,366)
     Shares issued under employee
       benefit plans, net of tax benefits                            (5,466)                                 392    16,514
     Treasury stock purchases                                                                               (418)  (18,008)
                                                --------------------------------------------------------------------------
Balance, January 2, 1999                        42,338    31,754    109,664         423          525,344     (85)   (3,835)
                                                --------------------------------------------------------------------------

     Net earnings                                                                                 98,018
     Cash dividends on common stock                                                              (27,884)
     Shares issued under employee
       benefit plans, net of tax benefits                            (6,579)                                 423    20,689
     Treasury stock purchases                                                                               (406)  (20,406)

Balance, January 1, 2000                        42,338   $31,754   $103,085       $ 423         $595,478     (68)  $(3,552)
                                                ==========================================================================


         See accompanying notes to consolidated financial statements.

                              HANNAFORD BROS. CO.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         (In thousands)
                                                   1999       1998       1997
                                                   ----       ----       ----
Cash flows from operating activities:
  Net income                                     $ 98,018   $ 94,647   $ 59,647
                                                 --------   --------   --------
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
     Impairment loss                                    -          -     39,950
     Depreciation and amortization                103,278     96,739     93,953
     (Increase) decrease in inventories           (29,197)   (12,452)     2,891
     (Increase) decrease in receivables and
      prepayments                                  (3,618)    (6,202)       599
     Increase in accounts payable and
      accrued expenses                             14,099      2,986        440
     Increase (decrease) in income
      taxes payable                                   814     (2 387)       297
     Increase (decrease) in deferred taxes           (556)    11,554     (7,815)
     Other operating activities                    (1,494)    (1,081)      (446)
                                                 --------   --------   --------
        Net cash provided by
         operating activities                     181,344    183,804    189,516
                                                 --------   --------   --------

Cash flows from investing activities:
  Acquisition of property, plant
   and equipment                                 (114,917)  (135,904)  (152,862)
  Sale of property, plant and equipment, net       12,762      9,156      6,143
  Increase in computer software costs              (8,562)    (7,262)    (6,205)
  (Increase) decrease in deferred charges          (1,627)       911     (4,054)
                                                 --------   --------   --------
        Net cash used in investing
         activities                              (112,344)  (133,099)  (156,978)
                                                 --------   --------   --------

Cash flows from financing activities:
  Principal payments under capital
   lease obligations                               (2,099)    (1,740)    (1,788)
  Proceeds from issuance of long-term debt              -     20,000     26,600
  Payments of long-term debt                      (38,803)   (34,580)   (14,418)
  Issuance of common stock                         14,110     11,048      9,648
  Purchase of treasury stock                      (20,406)   (18,008)   (14,379)
  Dividends paid                                  (27,883)   (25,366)   (23,043)
                                                 --------   --------   --------
        Net cash used in
         financing activities                     (75,081)   (48,646)   (17,380)
                                                 --------   --------   --------

Net increase (decrease) in cash and cash
equivalents                                        (6,081)     2,059     15,158
Cash and cash equivalents at beginning
     of year                                       59,722     57,663     42,505
                                                 --------   --------   --------
Cash and cash equivalents at end of year         $ 53,641   $ 59,722   $ 57,663
                                                 ========   ========   ========


         See accompanying notes to consolidated financial statements.

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental disclosure of cash flow information

                                                        (In thousands)
                                                   1999      1998      1997
                                                   ----      ----      ----


Cash paid during the year for: Interest
(net of amount capitalized, $1,870 in 1999,
$1,935 in 1998 and $3,463 in 1997)               $24,807   $27,397   $26,396
Income taxes                                      59,022    47,658    41,202

Supplemental disclosure of non-cash investing and financing activities:

A non-cash debt obligation totaling $4,895,000 was assumed in 1999 when the Company acquired land and building at a previously leased location.

Capital lease obligations totaling $2,663,000, $1,166,000 and $4,550,000 were incurred during 1999, 1998 and 1997, respectively, when the Company entered into real estate leases.

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company and its subsidiaries are principally involved in the distribution retail sale of food, prescription drugs and related products through supermarkets and combination stores. The Company's stores are located in Maine, New Hampshire, Vermont, Massachusetts, upstate New York, Virginia, North Carolina and South Carolina.

The Company's fiscal year ends on the Saturday closest to December 31. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as of January 1, 2000, for fiscal year 1999 (52 weeks), January 2, 1999, for fiscal year 1998 (52 weeks) and January 3, 1998, for fiscal year 1997 (53 weeks). All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Inventories consist primarily of groceries, meat, produce, general merchandise and pharmaceuticals. The majority of grocery, pharmaceutical and general merchandise inventories are valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market. Approximately 87% of inventories were valued using the LIFO method in 1999 and 1998. Other inventories are stated at the lower of cost (first-in, first-out) or market. The current cost of groceries, general merchandise and pharmaceuticals exceeded the LIFO valuation by $21,108,000 at January 1, 2000, $19,583,000 at January 2, 1999 and
$18,037,000 at January 3, 1998. LIFO expense charged to cost of goods sold was $1,525,000 in 1999, $1,546,000 in 1998 and $961,000 in 1997

Property, plant and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold interests and improvements are amortized on the straight-line method over the shorter of estimated useful life or lease term. The costs of repairs and maintenance are expensed as incurred; renewals and betterments are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in the results of operations. Property, plant and equipment consists of the following:

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

  AVERAGE
DEPRECIATION                                            (In thousands)
   RATE                                                1999       1998
------------                                           ----       ----

    3%       Land and improvements                 $  164,068  $  141,706
    3%       Buildings                                325,070     300,708
   12%       Furniture, fixtures and equipment        505,769     500,364
    4%       Leasehold interests and improvements     328,250     324,106
             Construction in progress                  12,726       8,790
                                                   ----------  ----------
                                                    1,335,883   1,275,674
                                                   ----------  ----------
             Less accumulated depreciation
             and amortization                         494,548     457,568
                                                   ----------  ----------
                                                   $  841,335  $  818,106
                                                   ==========  ==========


The noncapital expenditures incurred in opening new stores or remodeling existing stores are expensed as they are incurred.

Goodwill, which represents the excess of costs of assets acquired over the fair value of their net assets at dates of acquisition, is being amortized on the straight-line method over various periods not exceeding 20 years. Goodwill amortization expense charged to operations was $4,164,000 in 1999, $4,035,000 in 1998 and $5,534,000 in 1997.

The Company reviews and evaluates long-lived assets for impairment when events or circumstances indicate costs may not be recoverable (Note 6). The net book value of long-lived assets is compared to expected undiscounted future cash flows. The Company performs this evaluation on each supermarket location. An impairment loss would be recorded for the excess of net book value over the fair value of the impaired asset. Based on management expectations of future cash flows at January 1, 2000, no impairment charge was recognized for the non-current asset base of the Company's supermarkets for the year ended January 1, 2000.

Deferred charges consist primarily of costs of obtaining new store sites, covenants-not-to-compete, tradenames and initial direct lease costs. Costs of obtaining new store sites, if ultimately developed, are capitalized and depreciated over the estimated useful lives of the related assets. Other intangible assets acquired in connection with acquisitions are amortized on the straight-line method over periods ranging from five to ten years. Lease costs are amortized on the straight-line method over the base lease term. Amortization expense related to these deferred charges was $3,515,000 in 1999, $3,715,000 in 1998 and $3,599,000 in 1997.

Capitalized computer software costs consist of costs to purchase and develop software. The Company capitalizes internally developed software costs based on a project-by-project analysis of each project's significance to the Company and its estimated useful life. The majority of capitalized software costs are amortized on a

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

straight-line method over a period of five years. Amortization expense charged to operations was $6,959,000 in 1999, $4,495,000 in 1998 and $3,312,000 in 1997.

In 1999, the Company implemented Statement of Position (SOP) 98-1, Accounting For the Costs of Computer Software Developed For or Obtained For Internal Use. SOP 98-1 requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal use. In 1999, the Company made certain changes in its capitalization policy to conform to SOP 98-1, the impact of which was not material to its results of operations or financial position.

The Company capitalizes interest as part of the cost of acquiring and constructing certain assets. Capitalized interest was $1,870,000 in 1999, $1,935,000 in 1998 and $3,463,000 in 1997.

Basic earnings per share of common stock have been determined by dividing net earnings by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share reflect the potential dilution that would occur if existing stock options were exercised and have been determined by dividing net earnings by the weighted average number of diluted shares of common stock outstanding during the year.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents, accounts receivable and notes receivable: The carrying amounts reported in the balance sheet for these items approximate their fair values.

Long-term debt: The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of the Company's long-term debt, including current maturities, was approximately $205,517,000 at January 1, 2000. The fair value of the long-term debt is estimated to be $204,455,000 at January 1, 2000.

Certain reclassifications have been made in the prior year's balance sheet to conform to classifications made in the current year.

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.     MERGER AGREEMENT

In August 1999, the Company entered into an Agreement and Plan of Merger among the Company, Food Lion, Inc. ("Food Lion") and FL Acquisition Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of Food Lion, pursuant to which Merger Sub would be merged with and into the Company and the Company would continue as the surviving corporation (the "Merger"). In September 1999, the shareholders of Food Lion approved a number of proposals, including (1) the conversion of Food Lion into a holding company, (2) an amendment to its Articles of Incorporation to change the company name to Delhaize America, Inc. (Delhaize), and (3) a one-for-three reverse stock split of Food Lion's outstanding shares of common stock (Classes A and B). Under the terms of the Merger Agreement and subject to certain conditions, Delhaize will pay up to $79 per share through a combination of cash and stock for all of the outstanding shares of the Company. In addition, approximately $200 million of the Company's debt will remain outstanding after the merger. Each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (excluding shares owned by Delhaize which will include the shares received by Delhaize from the Sobey Parties pursuant to a separate Stock Exchange Agreement referred to below) will be converted, subject to proration as described in the Merger Agreement, into a right to receive (A) $79.00 in cash, without interest, or (B) the number of shares of Class A common stock of Delhaize equal to $79.00 divided by the greater of (i) the average of the per share last sales prices of Delhaize Class A common stock for the ten consecutive trading days prior to the closing date of the merger or (ii) $27.00. This merger will be accounted for under the purchase method of accounting and will be a taxable transaction under the Internal Revenue Code.

In connection with the execution of the Merger Agreement, certain shareholders (the "Sobey Parties") entered into a Stock Exchange Agreement with Delhaize. Pursuant to the Stock Exchange Agreement, the Sobey Parties agreed to exchange their shares in the Company for a combination of Delhaize common stock and cash. The Sobey Parties also entered into a Voting Agreement with Delhaize pursuant to which, among other things, the Sobey Parties agreed to vote their shares of Company common stock (representing approximately 24.7% of the outstanding Company common stock) in favor of the Merger. In February 2000, the shareholders of the Company voted to approve the terms of the merger agreement as outlined above. Upon completion of the merger, which is pending FTC approval and is expected to close in the second quarter of 2000, the Company will operate as a wholly-owned subsidiary of Delhaize. Merger related costs of $9 million were incurred in 1999. The majority of these costs represent fees for professional services provided by outside parties.

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

In February 2000, the Company sold a majority interest in HomeRuns.com, Inc., its internet-based grocery delivery service through a $100,000,000 investment and recapitalization on the part of the Cypress Group L.L.C., a New York-based private equity firm. The Company will retain a minority interest and will account for the future results of this investment using the cost method. The Company has also entered into a wholesale supply agreement with HomeRuns.com, Inc.


At January 1, 2000, the Company had revolving credit lines with several banks totalling $92,000,000 with interest rates determined by different borrowing options including prime, quoted money market or LIBOR plus a premium. At January 1, 2000, there were $19,700,000 of outstanding borrowings under these credit lines with a weighted-average interest rate of 6.5%. The agreements provide for conversion of revolving credit loans to term loans with principal payments due in quarterly installments over a period of one to four years. The loan agreements contain certain restrictive covenants, which among other provisions, require maintenance of certain levels of working capital, debt and tangible net worth. The lines require a commitment fee of 0.21% on the unused portion of the line. There are no compensating balances required during the commitment period.

In addition, the Company had an unused, uncommitted short-term bank line of credit of $11,000,000 at January 1, 2000. Of this amount, approximately $10,204,000 is reserved to support outstanding standby letters of credit which guarantee payment of certain insurance claims and premiums.

In December 1999, the Company assumed a mortgage loan in the amount of $4,895,000 in connection with its acquisition of the Hannaford Plaza Shopping Center in Bennington, VT. This loan has a 16 year term and an interest rate of 8.25%.

At January 1, 2000, real estate and equipment with a net book value of approximately $82,043,000 served as collateral for debt of approximately $57,201,000.

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


Net interest expense was as follows:

                                               (In thousands)
                                         1999      1998      1997
                                         ----      ----      ----

Interest on debt                       $16,327   $19,012   $20,108
Capital lease interest                   9,639     9,630     9,902
Capitalized interest                    (1,870)   (1,935)   (3,463)
Interest income                           (628)     (130)     (122)
                                       -------   -------   -------
                                       $23,468   $26,577   $26,425
                                       =======   =======   =======


Long-term debt consists of the following:


                                                 (In thousands)
                                                1999       1998
                                                ----       ----
Uncollateralized senior notes due in
varying annual installments through 2016
with interest from 6.2% to 9.0%.              $125,350  $139,600

Collateralized by real estate, due in
varying installments through 2011 with
interest from 7.5% to 10.3%                     57,201    59,619

Uncollateralized revolving credit loans
With interest from 5.6% to 6.5%                 19,700    34,100

Other                                            3,266     6,107
                                              --------   -------

                                               205,517   239,426

Less current portion                            20,391    19,296
                                              --------  --------

                                              $185,126  $220,130
                                              ========  ========


The uncollateralized senior note agreements contain certain restrictive covenants, which among other provisions, limit total debt and require minimum levels of tangible net worth.

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Maturities of long-term debt at January 1, 2000, are as follows:

                                                         (In thousands)
                                  2000                      $ 20,391
                                  2001                        40,151
                                  2002                        16,874
                                  2003                        17,310
                                  2004                        16,491
                                  2005 and thereafter         94,300
                                                            --------
                                                            $205,517
                                                            ========


The Company's financial structure includes leases of certain stores, office facilities, and equipment. Initial lease terms range from 3 to 45 years with the majority of lease terms between 20 and 25 years. Substantially all leases contain renewal options. Certain leases contain a provision for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. Most of the real estate leases provide that the Company pay taxes, insurance and maintenance applicable to the leased premises.

The Company's investment in real property under capital leases was as follows:

                                                         (In thousands)
                                                      1999            1998
                                                      ----            ----

Real property                                      $ 82,810        $ 82,500
Less accumulated amortization                        31,274          27,589
                                                   --------        --------
Net real property under capital leases             $ 51,536        $ 54,911
                                                   ========        ========


Amortization of property under capital leases was $4,282,595 in 1999, $4,217,342 in 1998 and $4,381,463 in 1997.

Future minimum rental payments under capital lease obligations and operating leases at January 1, 2000, are as follows:

                                                          (In thousands)
                                                     Capital        Operating
                                                     Leases           Leases
                                                     ------           ------

                2000                               $ 11,756         $ 21,257
                2001                                 11,677           20,123
                2002                                 11,906           19,516
                2003                                 12,074           18,318
                2004                                 12,003           17,767
                2005 and thereafter                  97,698          187,308
                                                   --------         --------
                Total minimum lease payments       $157,114         $284,289
                                                   ========         ========
                Less:
                 Imputed interest (at rates
                  from 8.50% to 21.13%)                               83,188
                                                                    --------
                 Present value of net mini-
                  mum lease payments                                  73,926
                 Less current portion                                  2,462
                                                                    --------
                 Long-term portion of obligations                   $ 71,464
                                                                    ========

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Minimum payments for capital and operating leases have not been reduced by minimum sublease rentals of $2,370,000 and $8,336,000, respectively, due in the future under noncancellable subleases. They also do not include contingent rentals that may be payable under certain leases.

Total rent expense, net of executory costs, was as follows:


                                        (In thousands)
                                  1999         1998        1997
                                  ----         ----        ----
Capital leases:

 Contingent rentals            $   172      $   123     $   194
                               -------      -------     -------

Operating leases:

 Minimum rentals                22,526       21,439      20,584
 Contingent rentals                198            2         714
 Rentals from subleases         (2,045)      (1,843)     (1,492)
                               -------      -------     -------
    Total operating leases      20,679       19,598      19,806
                               -------      -------     -------
Total leases                   $20,851      $19,721     $20,000
                               =======      =======     =======



In December 1997, the Company determined that certain of its supermarket assets and identifiable intangibles, including goodwill, were impaired. Based on a review of Company locations and considering the expected operating cash flows along with the estimated market value of the assets as if they were to be sold or disposed of, an impairment loss of $39,950,000 was recognized. Approximately $24,000,000 of the asset impairment loss related to supermarket assets and associated costs for stores that were closed in January 1998 and being held for sale or disposal, and $15,950,000 related to supermarket assets which the Company continued to use in its operations. In 1997 the operating losses of these closed supermarkets were not material.

In May 1996, the Company amended and extended its existing standstill agreement with certain shareholders ("the Sobey Parties"). The amendment extended the term of the standstill agreement to December 31, 1998, subject to automatic renewal for successive one-year periods

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(but not beyond December 31, 2000) unless by July 31 of a given year either the Company or any of the Sobey Parties gave written notice of an intention not to further extend the term of the standstill agreement. Under the agreement, whenever the Company issued shares of voting stock to third parties, the Sobey Parties generally had the right to purchase sufficient shares from the Company to maintain a 25.6% level of ownership. Due to the Company's share repurchase program to fund stock-based benefit plans no new shares were issued by the Company, and so the Sobey Parties purchased no additional shares in 1997, 1998 or 1999. In May 1999, the Sobey Parties informed the Company of their intention to not extend the terms of the standstill agreement beyond December 31, 1999 and the agreement terminated in August 1999, upon the Board of Director's approval of the Merger Agreement with Delhaize America, Inc.

In May 1997, the shareholders of the Company approved an amendment to the Hannaford Bros. Co. Employee Stock Purchase Plan. This amendment increased the total authorized shares for this Plan by an additional 750,000 shares thereby permitting continued use of the Plan in future years. This plan was terminated, pursuant to the Merger Agreement, effective January 1, 2000.

The Company maintains a non-contributory, defined benefit pension plan covering approximately 50% of its employees. The plan provides for payment of retirement benefits on the basis of employees' length of service and earnings. The Company's policy is to fund the plan based upon legal requirements and tax regulations. Plan assets consist of common stocks, cash and cash equivalents and fixed income investments.

The Company also maintains an unfunded supplemental executive retirement plan that provides benefits in excess of those limited in the cash balance plan by maximum compensation and benefit limitations.

The Company also provides a defined contribution 401(k) plan to substantially all employees. Amounts charged to expense for this plan were $6,398,000 in 1999, $6,561,000 in 1998 and $2,916,000 in 1997. Effective for 1998, the Company
increased the percentage of its matching contribution to this 401(k) plan.

In addition, the Company provides certain health care and life insurance benefits for retired employees ("postretirement benefits"). Substantially all employees may become eligible for these benefits if they reach early or normal retirement age and accrue 10 years of service while working for the Company. The postretirement health care plan is contributory for most participants with retiree contributions adjusted annually. Life insurance benefits are not available for employees who retired after January 1, 1996.

                      HANNAFORD BROS. CO. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following tables set forth the change in plans' benefit obligations and assets as well as the plans' funded status reconciled with the amounts shown in the Company's financial statements at January 1, 2000 (1999 plan year) and January 2, 1999 (1998 plan year):


                                                                  (In thousands)
                                                   Pension Benefits     Postretirement Benefits
                                                   ----------------     -----------------------

                                                         1999       1998       1999      1998
                                                         ----       ----       ----      ----
Change in benefit obligation:
  Benefit obligation at beginning of year              $ 97,992    $84,201   $ 3,145   $ 3,118
  Service cost                                            5,224      4,690        35        36
  Interest expense                                        6,187      6,247       190       228
  Amendments                                                  -          -         -      (369)
  Actuarial loss (gain)                                  (7,832)     8,462       279       571
  Benefits paid                                          (9,333)    (5,608)     (421)     (439)
                                                       --------    -------   -------   -------
  Benefit obligation at end of year                    $ 92,238    $97,992   $ 3,228   $ 3,145
                                                       --------    -------   -------   -------

Change in plan assets:
  Fair value of plan assets at beginning
    of year                                            $ 90,718    $88,385   $     0   $     0
  Actual return on plan assets                           15,512      3,123         0         0
  Employer contribution                                   3,305      4,818       421       439
  Benefits paid                                          (9,333)    (5,608)     (421)     (439)
                                                       --------    -------   -------   -------
  Fair value of plan assets at end of year             $100,202    $90,718   $     0   $     0
                                                       --------    -------   -------   -------

  Funded status                                        $  7,964    $(7,274)  $(3,228)  $(3,145)
  Unrecognized transition obligation (ass                  (195)      (227)    6,848     7,381
  Unrecognized prior service cost                         2,228      2,549         0         0
  Unrecognized net actuarial loss (gain)                (10,926)     3,192    (4,387)   (5,149)
                                                       --------    -------   -------   -------
  Accrued benefit cost                                 $   (929)   $(1,760)  $  (767)  $  (913)
                                                       ========    =======   =======   =======


For measurement purposes, a 5.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease to 5.0% for 2000 and remain at that level thereafter.


                                                               (In thousands)
                                                Pension Benefits     Post-retirement Benefits
                                                ----------------     ------------------------

                                             1999      1998    1997       1999    1998   1997
                                             ----      ----    ----       ----    ----   ----
Components of net periodic benefit cost:
 Service cost                              $ 5,224  $  4,690  $3,128     $  35   $  36  $   35
 Interest expense                            6,187     6,247   5,793       190     228     248
 Expected return on plan assets             (9,236)  (10,162) (7,062)        0       0       0
 Amortization of transition
   obligation (asset)                          (31)      (31)    (31)      533     533     552
 Amortization of prior service cost            322       322     322         0       0       0
 Recognized net actuarial loss (gain)            8      (318)     28      (483)   (553)   (612)
                                           -------  --------  ------     -----   -----  ------
                                           $ 2,474  $    748 $ 2,178     $ 275   $ 244  $  223
                                           =======  ======== =======     =====   =====  ======

Weighted-average assumptions as of
 September 30 (the plans measurement
     date):
   Discount rate                              7.50%     6.50%   7.50%     7.50%   6.50%   7.50%
   Expected return on plan assets            10.50%    10.50%  10.50%        -       -       -
   Rate of compensation increase              4.50%     4.50%   4.50%        -       -       -

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Non-qualified stock option activity was as follows:


                                                  (Share Amounts in Thousands)
                                    1999                        1998                        1997
                                    ----                        ----                        ----
                                         Weighted                    Weighted                    Weighted
                                         Average                     Average                     Average
                                         Exercise                    Exercise                    Exercise
                           Shares          Price        Shares         Price        Shares         Price
                           ------         ------        ------         -----        ------         -----
Outstanding at
  beginning of year         534           $32.74          487          $30.07          378          $28.23
Granted                     120            49.86          102           44.81          122           35.52
Exercised                   (25)           33.15          (52)          30.82          (13)          27.89
Cancelled                   (15)           48.82           (3)          41.07            -               -
                         ---------------------------------------------------------------------------------
Outstanding at end
  of year                   614            36.01          534           32.74          487           30.07
                         ---------------------------------------------------------------------------------
Exercisable at end
  of year                   401            32.74          304           28.74          297           27.61
                         ---------------------------------------------------------------------------------
Available for future
  grants (all plans)      5,029                -        5,445               -           86               -


Exercise prices for options outstanding as of January 1, 2000 ranged from $18.81 to $72.81. The weighted-average remaining contractual life of these options is approximately 6.6 years.

The Employee Stock Purchase Plan enables participating employees to purchase common stock through payroll deduction of up to 5% of eligible compensation. The Company pays interest on the accumulated withholdings. These amounts may be used to purchase shares of company stock at the option price (lesser of: (a) 85% of the fair market value at the date of grant or (b) the greater of the market price at the close of business on the exercise date or $10.00 per share). During 1998, employees purchased 112,000 shares, for which $2,941,000 was paid to the Company. During 1999, employees purchased 99,000 shares, for which $3,109,000 was paid to the Company. As of January 1, 2000, grants had been exercised by employees for the purchase of 106,000 shares and 624,000 shares remained available for issuance under the Plan. As of January 28, 2000, $3,880,000 had been received by the Company upon issuance of these shares and the balance of shares available for future issuance was reduced to 519,000. This plan was terminated, pursuant to the Merger Agreement, effective January 1, 2000.

The Company applies the disclosure-only provisions of Statement of Accounting Standards (SFAS) No. 123. Accordingly, no compensation cost has been recognized for stock plans granting common shares at market value, as defined by SFAS No. 123, on the date of the grant. Had compensation cost for the Company's stock plans been determined based on the fair value requirements of SFAS No. 123, the Company's net income and basic earnings per share would have been reduced to the proforma amounts indicated below:

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


                                     (In thousands except earnings per share)
                                             1999        1998      1997
                                             ----        ----      ----

Net earnings              As reported      $98,018     $94,647    $59,647
                          Proforma          93,224      90,585     56,436

Basic earnings per share  As reported      $  2.32     $  2.24    $  1.41
                          Proforma            2.21        2.14       1.33

The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                         1999            1998         1997
                                         ----            ----         ----

    Risk-free interest rate              5.54%           5.65%        6.85%
    Dividend yield                       1.30%           1.40%        1.55%
    Expected volatility                 20.00%          20.17%       19.42%
    Expected life                         4.1 yrs.        4.4 yrs.     4.5 yrs.

The weighted-average grant date fair values of options granted during 1999, 1998 and 1997 were $11.72, $10.33 and $8.84, respectively.

The components of the provision for income taxes were as follows:

                                                  (In thousands)
                                    1999              1998            1997
                                    ----              ----            ----
Current
  Federal                         $51,904           $39,944         $37,028
  State                             6,934             6,135           4,790
                                   58,838            46,079          41,818
Deferred
  Federal                           2,392            10,514          (2,801)
  State                               250             1,068          (1,248)
                                    2,642            11,582          (4,049)
Total income tax expense          $61,480           $57,661         $37,769


The reconciliation of income tax computed at the United States Federal statutory tax rate to income tax expense was as follows:

                                         (In thousands)
                           1999               1998               1997
                           ----               ----               ----

Tax at U.S.
 statutory rate     $55,825   35.00%   $53,307   35.00%   $34,096   35.00%
State income taxes,
 net of federal tax
 benefit              4,673    2.93      4,630    3.04      3,487    3.58
Other - net             982     .62       (276)   (.18)       186     .19


                    $61,480   38.55%   $57,661   37.86%   $37,769   38.77%

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Deferred income taxes arise because of differences in the treatment of income and expense items for financial reporting and income tax purposes. Significant components of the Company's deferred tax assets and liabilities at the end of the last two fiscal years were as follows:


                                               (In thousands)
                                              1999       1998
                                              ----       ----

Deferred Tax Liabilities:

  Depreciation and amortization             $ 48,524   $ 43,824
  Other                                        3,999      2,880
                                            --------   --------
      Total Deferred Tax Liability            52,523     46,704

Deferred Tax Assets:

  Capital leases                              (8,473)    (8,027)
  Insurance reserves                         (10,855)   (10,314)
  Associate benefit plans                     (5,730)    (4,681)
  Other                                       (5,114)      (775)
                                            --------   --------
Total Deferred Tax Asset                     (30,172)   (23,797)
Net Deferred Tax Liability                    22,351     22,907
                                            --------   --------

Net current deferred tax assets               10,325      5,952
                                            --------   --------

Net non-current deferred tax liabilities    $ 32,676   $ 28,859
                                            ========   ========



The Company expects to realize the deferred tax assets in the ordinary course of business operations in subsequent years, and, accordingly, has not established a valuation reserve relative to these amounts.

The following is a presentation of selected financial data for each of the four quarters of fiscal years 1999, 1998 and 1997.

                                              (In thousands except per share amounts)
                                        First        Second         Third         Fourth
                                       Quarter       Quarter       Quarter        Quarter
                                       -------       -------       -------        -------
1999

Sales and other revenues........      $839,124      $854,325      $881,934       $887,559
Gross margin....................       217,725       226,216       235,644        238,734
Net earnings....................        19,990        25,414        24,325         28,289
Earnings per share:
     Basic......................      $    .47      $    .60      $    .58       $    .67
     Diluted....................      $    .47      $    .59      $    .56       $    .65

1998

Sales and other revenues........      $788,296      $830,371      $854,675       $850,246
Gross margin....................       198,317       207,614       217,649        219,662
Net earnings....................        17,815        23,019        25,832         27,981
Earnings per share:
     Basic......................      $    .42      $    .54      $    .61       $    .66
     Diluted....................      $    .42      $    .54      $    .60       $    .65

                     HANNAFORD BROS. CO. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1997

Sales and other revenues........   $759,923    $775,687    $820,115    $870,708
Gross margin....................    185,650     194,615     203,060     215,821
Net earnings....................     15,590      19,878      22,797       1,382
Earnings per share:
     Basic......................   $    .37    $    .47    $    .54    $    .03
     Diluted....................   $    .37    $    .47    $    .53    $    .03

                         [PROSPECTUS BACK COVER PAGE]









     Each broker-dealer that receives exchange securities for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for old securities where such old securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date, that we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS




Item 20.  Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

     Our bylaws provide for the indemnification of any director or officer of the company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the company.

     Our articles of incorporation provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by law. We maintain directors' and officers' liability insurance, under which any controlling persons, director or officer of the company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

Item 21.  Exhibits and Financial Statement Schedules.

Exhibits to be filed by amendment to this registration statement.

     Delhaize America agrees to furnish supplementally a copy of any omitted schedules or exhibits to the SEC upon request.

Item 22.  Undertakings.

The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

     (g) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salisbury, North Carolina, on October 26, 2001.



                              DELHAIZE AMERICA, INC.


                              By: /s/ R. William McCanless
                                 -----------------------------------------
                                  R. William McCanless
                                  President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




               Name                                 Title                                Date
               ----                                 -----                                ----
/s/ R. William McCanless                   President, Chief Executive
------------------------------     Officer (principal executive officer) and
R. William McCanless                              Director                          October 26, 2001


/s/ Pierre-Olivier Beckers*             Chairman of the Board, Director             October 26, 2001
------------------------------
Pierre-Olivier Beckers

/s/ Hugh G. Farrington*                           Director                          October 26, 2001
------------------------------
Hugh G. Farrington

/s/ Laura C. Kendall*                 Chief Financial Officer and Vice              October 26, 2001
------------------------------         President of Finance (principal
Laura C. Kendall                      financial and accounting officer)



     The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.


*By: /s/ Michael R. Waller
     -------------------------
    Michael R. Waller
    Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salisbury, North Carolina, on October 26, 2001.



                              FOOD LION, LLC


                              By: /s/ R. William McCanless
                                 -----------------------------------
                                  R. William McCanless
                                  Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               Name                                  Title                                Date
               ----                                  -----                                ----
/s/ R. William McCanless                         Chief Executive
------------------------------      Officer (principal executive officer) and
R. William McCanless                                 Manager                             October 26, 2001


/s/ Pierre-Olivier Beckers*                          Manager                             October 26, 2001
------------------------------
Pierre-Olivier Beckers

/s/ Hugh G. Farrington*                              Manager                             October 26, 2001
------------------------------
Hugh G. Farrington

/s/ Laura C. Kendall*                      Executive Vice President and Chief            October 26, 2001
------------------------------           Financial Officer (principal financial
Laura C. Kendall                                and accounting officer)



     The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.


*By: /s/ Michael R. Waller
     -------------------------
    Michael R. Waller
    Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salisbury, North Carolina, on October 26, 2001.



                                     HANNAFORD BROS. CO.


                                     By: /s/ Ronald C. Hodge
                                        -------------------------------
                                         Ronald C. Hodge
                                         President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               Name                                  Title                               Date
               ----                                  -----                               ----
/s/ Ronald C. Hodge                        President, Chief Executive
----------------------------        Officer (principal executive officer) and      October 26, 2001
Ronald C. Hodge                                     Director

/s/ Hugh G. Farrington*                             Director                       October 26, 2001
----------------------------
Hugh G. Farrington

/s/ R. William McCanless*                           Director                       October 26, 2001
----------------------------
R. William McCanless

/s/ Paul A. Fritzson*                  Executive Vice President and Chief          October 26, 2001
----------------------------         Financial Officer (principal financial
Paul A. Fritzson                             and accounting officer)



     The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.



*By: /s/ Michael R. Waller
     -----------------------
     Michael R. Waller
     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salisbury, North Carolina, on October 26, 2001.



                                  KASH N' KARRY FOOD STORES, INC.


                                  By: /s/ Michael D. Byars
                                     ---------------------------
                                      Michael D. Byars
                                      Chief Operating Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



               Name                                 Title                          Date
               ----                                 -----                          ----
/s/ Michael D. Byars                 Chief Operating Officer (principal     October 26, 2001
-------------------------------              executive officer)
Michael D. Byars

/s/ Hugh G. Farrington*                           Director                  October 26, 2001
-------------------------------
Hugh G. Farrington

/s/ R. William McCanless*                         Director                  October 26, 2001
-------------------------------
R. William McCanless

/s/ Michael R. Waller                             Director                  October 26, 2001
------------------------------
Michael R. Waller
                                     Executive Vice President and Chief
/s/ Laura C. Kendall*                  Financial Officer of Food Lion       October 26, 2001
------------------------------ (principal financial and accounting officer)
Laura C. Kendall


     The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.



*By: /s/ Michael R. Waller
     -------------------------
    Michael R. Waller
    Attorney-in-Fact

                               INDEX TO EXHIBITS
                               -----------------

Exhibit Number                    Description

    2 Agreement and Plan of Share Exchange dated as of November 16, 2000 between Etablissements Delhaize Freres et Cie "Le Lion" S.A. and the Company, as amended (incorporated by reference to Exhibit
               2.1 of the Registration Statement on Form F-4 of Etablissements Delhaize Freres et Cie "Le Lion" S.A. dated March 23, 2001)

    3(a) Articles of Incorporation, together with all amendments thereto (through May 5, 1988)(incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K dated March 24, 1992) (SEC File No. 0-6080)

    3(b) Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K dated September 7, 1999) (SEC File No. 1-15275)

    3(c) Bylaws of the Company effective December 31, 2000 (incorporated by reference to Exhibit 3(c) of the Company's Annual Report on Form 10-K dated March 30, 2001)

    4(a) Indenture dated as of August 15, 1991, between the Company and The Bank of New York, as Trustee, providing for the issuance of an unlimited amount of debt securities in one or more series (incorporated by reference to Exhibit 4(a) of the Company's Annual Report on Form 10-K dated March 24, 1992) (SEC File No. 0-6080)

    4(b) Form of Food Lion, Inc. Medium Term Note (Global Fixed Rate) (incorporated by reference to Exhibit 4(b) of the Company's Annual Report on Form 10-K dated March 24, 1992) (SEC File No. 0-6080)

    4(c) Indenture, dated as of April 15, 2001, by and among the Company, Food Lion and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K dated April 26, 2001).

    4(d) First Supplemental Indenture, dated as of April 19, 2001, by and among the Company, Food Lion and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K dated April 26, 2001)

    4(e) Second Supplemental Indenture, dated as of September 6, 2001, by and among the Company, Food Lion, Hannaford Bros., Kash n' Karry and The Bank of New York, as Trustee+

    4(f) Registration Rights Agreement, dated as of April 19, 2001, by and among the Company, Food Lion and Salomon Smith Barney, Inc., Chase Securities Inc. and Deutsche Banc Alex. Brown, in their respective capacities as initial purchasers and as representatives of the other initial purchasers (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K dated April 26, 2001)

    5 Form of opinion of Akin, Gump, Strauss, Hauer & Feld, LLP regarding the validity of the securities offered hereby*


    10(a) 2000 Stock Incentive Plan of Delhaize America, Inc. dated as of March 27, 2000 (incorporated by reference to Exhibit 10(b) of the Company's Quarterly Report on Form 10-Q dated August 1, 2000)

10(b)     Form of Deferred Compensation Agreement (incorporated by reference to
          Exhibit 19(b) of the Company's Report on Form 8-K dated October 27,
          1986) (SEC File No. 0-6080)

10(c)     Form of Salary Continuation Agreement (incorporated by reference to
          Exhibit 19(c) of the Company's report on Form 8-K dated October 27,
          1986) (SEC File No. 0-6080)

10(d) 1994 Shareholders' Agreement dated as of September 15, 1994 among Etablissements Delhaize Freres et Cie "Le Lion" S.A., Delhaize The Lion America, Inc., and the Company (incorporated by reference to Exhibit 10 of the Company's Report on Form 8-K dated October 7, 1994) (SEC File No. 0-6080)

10(e) Proxy Agreement dated January 4, 1991, between Etablissements Delhaize Freres et Cie "Le Lion" S.A. and Delhaize The Lion, America, Inc. (incorporated by reference to Exhibit 10(e) of the Company's Annual Report on Form 10-K dated March 25, 1991) (SEC File No. 0-6080)

10(f) Retirement Agreement dated as of August 31, 2000, between the Company and Joseph C. Hall, Jr. (incorporated by reference to Exhibit 10(f) of the Company's Annual Report on Form 10-K dated March 30, 2001)

10(g) Hannaford Bros. Co. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.25 of Hannaford's Annual Report on Form 10-K dated March 10, 1998)

10(h) Employment Agreement dated as of July 31, 2000 between Hugh G. Farrington and the Company (incorporated by reference to Exhibit 10(h) of the Company's Annual Report on Form 10-K dated March 30, 2001)

10(i) U.S. Distribution Agreement dated August 20, 1991, between the Company and Goldman, Sachs & Co. and Merrill Lynch & Co. relating to the sale of up to $300,000,000 in principal amount of the Company's Medium-Term Notes (incorporated by reference to Exhibit 10(p) of the Company's Annual Report on Form 10-K dated March 24, 1992)

10(j) License Agreement between the Company and Etablissements Delhaize Freres Et Cie "Le Lion" S.A. dated January 1, 1983 (incorporated by reference to Exhibit 10(t) of the Company's Annual Report on Form 10-K dated March 31, 1994)

10(k) 1996 Employee Stock Incentive Plan of Food Lion, Inc. (incorporated by reference to Exhibit 10(a) of the Company's Quarterly Report on Form 10-Q dated July 30, 1996)

10(l) Key Executive Annual Incentive Bonus Plan (incorporated by reference to Exhibit 10(b) of the Company's Quarterly Report on Form 10-Q dated July 30, 1996)

10(m) Profit Sharing Restoration Plan effective as of May 4, 1995 (incorporated by reference to Exhibit 10(c) of the Company's 10-Q/A dated August 13, 1996)

10(n) Supplemental Executive Retirement Plan effective as of May 4, 1995 (incorporated by reference to Exhibit 10(d) of the Company's 10-Q A dated August 13, 1996)

10(o) Hannaford Bros. Co. Supplemental Executive Retirement Plan, effective January 1, 1998 (incorporated by reference to Exhibit 10.8 of Hannaford's Annual Report on Form 10-K dated March 10, 2000).

10(p) Employment Agreement dated as of May 1, 2001, between R. William McCanless and the Company+

10(q) Agreement and Plan of Merger dated as of October 31, 1996, among the Company, KK Acquisition Corp. and Kash n' Karry Food Stores, Inc. (incorporated by reference to Exhibit 2 of the Company's Report on Form 8-K dated October 31, 1996)

10(r) Stockholders' Agreement, dated as of October 31, 1996, among the Company, KK Acquisition Corp., Kash n' Karry Food Stores, Inc. and the stockholders of Kash n' Karry Food Stores, Inc. signatory thereto (incorporated by reference to Exhibit 10 of the Company's Report on Form 8-K dated October 31, 1996)

10(s) License Agreement, dated as of June 19, 1997, among the Company, Kash n' Karry Food Stores, Inc., and Etablissements Delhaize Freres Et Cie "Le Lion" S.A. (incorporated by reference to Exhibit 10(a) of the Company's Quarterly Report on Form 10-Q dated July 25, 1997)

10(t) First Supplement Indenture dated as of April 21, 1997, among Food Lion Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10(a) of the Company's Quarterly Report on Form 10-Q dated May 2, 1997)

10(u) Underwriting Agreement dated as of April 16, 1997, between Food Lion, Inc. and Salomon Brothers, Inc. for itself and as representative for NationsBanc Capital Markets Inc. (incorporated by reference to Exhibit 10(b) of the Company's Quarterly Report on Form 10-Q dated May 2,
          1997)

10(v) Agreement and Plan of Merger dated as of August 17, 1999, among the Company, Hannaford Bros. Co. and FL Acquisition Sub, Inc. (incorporated by reference to Exhibit 2 of the Company's Report on Form 8-K dated August 19, 1999) (SEC File No. 0-6080)

10(w) Agreement, dated as of January 4, 1998, between Etablissements Delhaize Freres et Cie "Le Lion" S.A. and the Company (incorporated by reference to 10(af) of the Company's Annual Report on Form 10-K dated April 8, 1998) (SEC File No. 0-6080)

10(x) Credit Agreement dated as of November 19, 1999, among the Company, the lenders party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (incorporated by reference to 10(x)of the Company's Annual Report on Form 10-K dated March 30, 2000) (SEC File No. 1-15275)

10(y) Credit Agreement dated as of January 26, 2000, among the Company, the lenders party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent, relating to $2,500,000,000 364-Day Term Loan Facility (incorporated by reference to Exhibit 10(y) of the Company's Annual Report on Form 10-K dated March 30, 2000) (SEC File No. 1-15275)

10(z) Credit Agreement dated as of January 26, 2000, among the Company, the lenders party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent, relating to $500,000,000 5-Year Revolving Credit Facility (incorporated by reference to 10 (z) of the Company's Annual Report on Form 10-K dated March 30, 2000) (SEC File No. 1-15275)

10(aa) Stock Exchange Agreement dated as of August 17, 1999, among the Company, Empire Company Limited and E.C.L. Investments Limited (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K dated August 19, 1999) (SEC File No. 0-6080)

10(ab) Voting Agreement dated as of August 17, 1999, among the Company, Empire Company Limited and E.C.L. Investments Limited (incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K dated August 19, 1999) (SEC File No. 0-6080)

10(ac) Registration Rights Agreement dated as of August 17, 1999, among the Company, Empire Company Limited, E.C.L. Investments Limited, Pension Plan for Employees of Sobeys, Inc. and Sobeys Inc. Master Trust Investment Fund (incorporated by reference to Exhibit 99.4 of the Company's Current Report on Form 8-K dated August 19, 1999) (SEC File No. 0-6080)

10(ad) Employment Agreement dated as of January 20, 2000 between the Company and Robert J. Brunory (incorporated by reference to Exhibit 10(ad) of the Company's Annual Report on Form 10-K dated March 30, 2001)

10(ae) Employment Agreement dated as of January 10, 2000 between the Company and Keith M. Gehl (incorporated by reference to Exhibit 10(ae) of the Company's Annual Report on Form 10-K dated March 30, 2001)

10(af) Employment Agreement dated as of March 13, 2000, between Joseph C. Hall, Jr. and Food Lion, a division of Delhaize America, Inc. (incorporated by reference to Exhibit 10 (af) of the Company's Annual Report on Form 10-K dated March 30, 2000) (SEC File No. 1-15275)

10(ag) Employment Agreement dated as of March 14, 2000, between Laura C. Kendall and Delhaize America, Inc. (incorporated by reference to
          Exhibit 10 (ag) of the Company's Annual Report on Form 10-K dated March 30, 2000) (SEC File No. 1-15275)

10(ah) 2000 Shareholders' Agreement dated as of March 27, 2000 among Etablissements Delhaize Freres et Cie "Le Lion" S.A., Delhaize the Lion America, Inc., and the Company (incorporated by reference to Exhibit 10(a) of the Company's Quarterly Report on Form 10-Q dated August 1, 2000) (SEC File No. 1-15275)

10(ai) Amendment No. 1 to the 2000 Shareholders Agreement dated as of September 14, 2000 among Etablissements Delhaize Freres et Cie "Le Lion" S.A., Delhaize America and Delhaize The Lion America, Inc. (incorporated by reference to Exhibit 10(ai) of the Company's Annual Report on Form 10-K dated March 30, 2001)

10(aj) Amended and Restated Credit Agreement dated as of November 17, 2000, among the Company, the lenders party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (incorporated by reference to Exhibit 10(aj) of the Company's Annual Report on Form 10-K dated March 30, 2001)

10(ak) Amended and Restated Hannaford Bros. Co. Deferred Compensation Plan for Officers (incorporated by reference to Exhibit 10.1 of Hannaford's Quarterly Report on Form 10-Q dated November 7, 1997) (SEC File No. 1-
          7603).

10(al)    Hannaford Bros. Co. 1988 Stock Plan (incorporated by reference to
          Exhibit 4.5 of Hannaford's Registration Statement on Form S-8 dated June 27, 1995) (Registration No. 33-60655)

10(am) There are incorporated herein by reference (i) the Hannaford Cash Balance Plan, a copy of which was filed as Exhibit 10.3 to the Hannaford's Annual Report on Form 10-K for the fiscal year ended January 2, 1999 (SEC File No. 1-7603) and (ii) the First Amendment to the Hannaford Cash Balance Plan, a copy of which was filed as Exhibit
          10.1 to the Hannaford's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1998 (SEC File No. 1-7603), and the Proposed Amendment to the Hannaford Cash Balance Plan submitted to the Internal Revenue Service for approval (incorporated by reference to Exhibit
          10.4 of Hannaford's Annual Report on Form 10-K dated March 10, 2000), the Second Amendment to The Hannaford Cash Balance Plan (incorporated by reference to Exhibit 10.5 of Hannaford's Annual Report on Form 10-K dated March 10, 2000), and the Third Amendment to the Hannaford Cash Balance Plan (incorporated by reference to Exhibit 10.6 of Hannaford's Annual Report on Form 10-K dated March 10, 2000).

10(an) Guaranty, dated as of April 19, 2001, by Food Lion, LLC in favor of Morgan Guaranty Trust Company Of New York, as Administrative Agent, relating to the $500,000,000 5-Year Credit Agreement dated as of January 26, 2000.*

10(ao) Guaranty, dated as of April 19, 2001, by Food Lion, LLC in favor of Morgan Guaranty Trust Company Of New York, as Administrative Agent, relating to the Amended and Restated $500,000,000 364-Day Credit Agreement dated as of November 17, 2000.*

10(ap) Amendment No. 1, dated as of April 19, 2001, to the $500,000,000 5-Year Credit Agreement dated as of January 26, 2000, among the Company, the lenders party thereto and Morgan Guaranty Trust Company Of New York, as Administrative Agent.*

10(aq) Amendment No. 1, dated as of April 19, 2001, to the Amended and Restated $500,000,000 364-Day Credit Agreement dated as of November 17, 2000, among the Company, the lenders party thereto and Morgan Guaranty Trust Company Of New York, as Administrative Agent.*

10(ar) Guaranty, dated as of September 6, 2001, by Hannaford Bros. Co. in favor of Morgan Guaranty Trust Company Of New York, as Administrative Agent, relating to the Amended and Restated $500,000,000 364-Day Credit Agreement dated as of November 17, 2000.*

10(as) Guaranty, dated as of September 6, 2001, by Hannaford Bros. Co. in favor of Morgan Guaranty Trust Company Of New York, as Administrative Agent, relating to the $500,000,000 5-Year Credit Agreement dated as of January 26, 2000.*

10(at) Guaranty, dated as of September 6, 2001, by Kash N' Karry Food Stores, Inc. in favor of Morgan Guaranty Trust Company Of New York, as Administrative Agent, relating to the Amended and Restated $500,000,000 364-Day Credit Agreement dated as of November 17, 2000.*

10(au) Guaranty, dated as of September 6, 2001, by Kash N' Karry Food Stores, Inc. in favor of Morgan Guaranty Trust Company Of New York, as Administrative Agent, relating to the $500,000,000 5-Year Credit Agreement dated as of January 26, 2000.*

10(av) Amendment No. 2, dated as of September 6, 2001, to the Amended and Restated $500,000,000 364-Day Credit Agreement dated as of November 17, 2000, among the Company, the Lenders party thereto and Morgan Guaranty Trust Company Of New York, as Administrative Agent.*

10(aw) Amendment No. 2, dated as of September 6, 2001, to the $500,000,000 5-Year Credit Agreement dated as of January 26, 2000, among the Company, the lenders party thereto and Morgan Guaranty Trust Company Of New York, as Administrative Agent.*

12        Computation of ratio of earnings to fixed charges*


21        Subsidiaries of the Registrants+


23        Consent of Independent Accountants*


25 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York+


99(a)     Form of Letter of Transmittal+


99(b)     Form of Notice of Guaranteed Delivery+


99(c)     Form of Exchange Agent Agreement+


99(d)     Undertaking of the Company+

______________

*    Filed herewith
+    Previously filed